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                                                                  EXECUTION COPY


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                                CREDIT AGREEMENT


                                      AMONG


                              NELLCOR INCORPORATED


                                       AND


                             THE BANKS NAMED HEREIN


                                       AND



                              ABN AMRO BANK N.V.,
                       SAN FRANCISCO INTERNATIONAL BRANCH
                             AS AGENT FOR THE BANKS





                             As of November 16, 1994



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                                CREDIT AGREEMENT

                                TABLE OF CONTENTS

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SECTION I.     INTERPRETATION
     1.01.     Definitions  . . . . . . . . . . . . . . . . . . . . . . . .    1
     1.02.     GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     1.03.     Headings . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     1.04.     Plural Terms . . . . . . . . . . . . . . . . . . . . . . . .    2
     1.05.     Time . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     1.06.     Governing Law  . . . . . . . . . . . . . . . . . . . . . . .    2
     1.07.     Construction . . . . . . . . . . . . . . . . . . . . . . . .    2
     1.08.     Entire Agreement . . . . . . . . . . . . . . . . . . . . . .    2
     1.09.     Calculation of Interest and Fees . . . . . . . . . . . . . .    2
     1.10.     Other Interpretive Provisions  . . . . . . . . . . . . . . .    3

SECTION II.    CREDIT FACILITIES
     2.01.     Revolving Loan Facility  . . . . . . . . . . . . . . . . . .    3
     2.02.     Term Loan Facility . . . . . . . . . . . . . . . . . . . . .    8
     2.03.     Total Commitment, Commitment Reductions, Etc.  . . . . . . .   11
     2.04.     Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     2.05.     Prepayments  . . . . . . . . . . . . . . . . . . . . . . . .   13
     2.06.     Other Payment Terms  . . . . . . . . . . . . . . . . . . . .   13
     2.07.     Notes and Interest Account . . . . . . . . . . . . . . . . .   15
     2.08.     Loan Funding . . . . . . . . . . . . . . . . . . . . . . . .   16
     2.09.     Pro Rata Treatment . . . . . . . . . . . . . . . . . . . . .   17
     2.10.     Change of Circumstances  . . . . . . . . . . . . . . . . . .   18
     2.11.     Taxes on Payments  . . . . . . . . . . . . . . . . . . . . .   21
     2.12.     Replacement of Banks . . . . . . . . . . . . . . . . . . . .   22
     2.13.     Funding Loss Indemnification . . . . . . . . . . . . . . . .   23
     2.14.     Guaranties and Pledges . . . . . . . . . . . . . . . . . . .   24

SECTION III.   CONDITIONS PRECEDENT
     3.01.     Initial Conditions Precedent . . . . . . . . . . . . . . . .   25
     3.02.     Conditions Precedent to Term Loan Borrowing  . . . . . . . .   25
     3.03.     Conditions Precedent to Each Credit Event  . . . . . . . . .   25
     3.04.     Covenant to Deliver  . . . . . . . . . . . . . . . . . . . .   25

SECTION IV.    REPRESENTATIONS AND WARRANTIES
     4.01.     Borrower's Representations and Warranties  . . . . . . . . .   26
     4.02.     Reaffirmation  . . . . . . . . . . . . . . . . . . . . . . .   31

SECTION V.     COVENANTS
     5.01.     Affirmative Covenants  . . . . . . . . . . . . . . . . . . .   31
     5.02.     Negative Covenants . . . . . . . . . . . . . . . . . . . . .   36

SECTION VI.    DEFAULT
     6.01.     Events of Default  . . . . . . . . . . . . . . . . . . . . .   43
     6.02.     Remedies . . . . . . . . . . . . . . . . . . . . . . . . . .   45
     6.03.     Defaults . . . . . . . . . . . . . . . . . . . . . . . . . .   46

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SECTION VII.   AGENT AND RELATIONS AMONG BANKS
     7.01.     Appointment, Powers and Immunities . . . . . . . . . . . . .   46
     7.02.     Reliance by Agent  . . . . . . . . . . . . . . . . . . . . .   47
     7.03.     Defaults . . . . . . . . . . . . . . . . . . . . . . . . . .   47
     7.04.     Indemnification  . . . . . . . . . . . . . . . . . . . . . .   47
     7.05.     Non-Reliance . . . . . . . . . . . . . . . . . . . . . . . .   48
     7.06.     Resignation or Removal of Agent  . . . . . . . . . . . . . .   48
     7.07.     Authorization  . . . . . . . . . . . . . . . . . . . . . . .   49
     7.08.     Agent in Its Individual Capacity . . . . . . . . . . . . . .   49

SECTION VIII.  MISCELLANEOUS
     8.01.     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . .   49
     8.02.     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .   50
     8.03.     Indemnification  . . . . . . . . . . . . . . . . . . . . . .   51
     8.04.     Waivers; Amendments  . . . . . . . . . . . . . . . . . . . .   51
     8.05.     Successors and Assigns . . . . . . . . . . . . . . . . . . .   52
     8.06.     Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
     8.07.     No Third Party Rights  . . . . . . . . . . . . . . . . . . .   56
     8.08.     Partial Invalidity . . . . . . . . . . . . . . . . . . . . .   56
     8.09.     Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . .   56
     8.10.     Counterparts . . . . . . . . . . . . . . . . . . . . . . . .   56
     8.11.     Confidentiality  . . . . . . . . . . . . . . . . . . . . . .   56





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SCHEDULES

     I         Banks (Preamble)
     1.01      Definitions
     2.01(c)   Pricing Grid
     3.01      Initial Conditions Precedent
     3.02      Term Loan Conditions Precedent
     4.01(g)   Litigation
     4.01(j)   Outstanding Options
     4.01(q)   Subsidiaries
     5.02(b)   Liens Existing on the Closing Date



EXHIBITS

     A    Notice of Revolving Loan Borrowing (2.01(b))
     B    Notice of Revolving Loan Conversion (2.01(d))
     C    Notice of Revolving Loan Interest Period
            Selection (2.01(e))
     D    Revolver Extension Request (2.01(h))
     E    Notice of Term Loan Borrowing (2.02(b))
     F    Notice of Term Loan Conversion (2.02(d))
     G    Notice of Term Loan Interest Period Selection (2.02(e))
     H    Revolving Loan Note (2.07(a))
     I    Term Loan Note (2.07(b))
     J    Guaranty (2.14(a))
     K    Borrower Pledge Agreement (2.14(a))
     L    Assignment Agreement (8.05(c))


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                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of November 16, 1994, is entered into by and among:

          (1)  NELLCOR INCORPORATED, a Delaware corporation ("BORROWER");

          (2)  Each of the financial institutions from time to time listed in
     SCHEDULE I hereto, as amended from time to time (such financial institutions to be referred to herein collectively as the "BANKS"); and

          (3) ABN AMRO BANK N.V., SAN FRANCISCO INTERNATIONAL BRANCH, as agent for the Banks (in such capacity, "AGENT").


                                    RECITALS

     A. Borrower has requested the Banks to provide certain credit facilities to Borrower.

     B. The Banks are willing to provide such credit facilities upon the terms and subject to the conditions set forth herein.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:


SECTION I.     INTERPRETATION.

     1.01. DEFINITIONS. Unless otherwise indicated in this Agreement or any other Credit Document, each term set forth in SCHEDULE 1.01, when used in this Agreement or any other Credit Document, shall have the respective meaning given to that term in SCHEDULE 1.01 or in the provision of this Agreement or other Credit Document referenced in SCHEDULE 1.01.

     1.02. GAAP. Unless otherwise indicated in this Agreement or any other Credit Document, all accounting terms used in this Agreement or any other Credit Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP. If GAAP changes during the term of this Agreement such that any covenants contained herein would then be calculated in a different manner or with different components, Borrower, the Banks and Agent agree to negotiate in good faith to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial


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condition to substantially the same criteria as were effective prior to such change in GAAP; PROVIDED, HOWEVER, that, until Borrower, the Banks and Agent so amend this Agreement, all such covenants shall be calculated in accordance with GAAP as in effect immediately prior to such change.

     1.03. HEADINGS. Headings in this Agreement and each of the other Credit Documents are for convenience of reference only and are not part of the substance hereof or thereof.

     1.04. PLURAL TERMS. All terms defined in this Agreement or any other Credit Document in the singular form shall have comparable meanings when used in the plural form and VICE VERSA.

     1.05. TIME. All references in this Agreement and each of the other Credit Documents to a time of day shall mean San Francisco, California time, unless otherwise indicated.

     1.06. GOVERNING LAW. This Agreement and each of the other Credit Documents shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

     1.07. CONSTRUCTION. This Agreement is the result of negotiations among, and has been reviewed by, Borrower, each Bank, Agent and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Borrower, any Bank or Agent.

     1.08.     ENTIRE AGREEMENT.  This Agreement, the fee letter dated
September 8, 1994 between Borrower and Agent (the "AGENT'S FEE LETTER") and each of the other Credit Documents dated on or after the date hereof, taken together, constitute and contain the entire agreement of Borrower, the Banks and Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof (including the commitment letter dated September 8, 1994 between Borrower and Agent as amended by a letter dated November 4, 1994).

     1.09. CALCULATION OF INTEREST AND FEES. All calculations of interest and fees under this Agreement and the other Credit Documents for any period (a) shall include the first day of such period and exclude the last day of such period and (b) shall be calculated on the basis of a year of 360 days for actual days elapsed, except that during any period any Loan bears interest based upon the Base Rate, such interest shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for actual days elapsed.

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     1.10.     OTHER INTERPRETIVE PROVISIONS.  References in this Agreement to
"Recitals," "Sections," "Paragraphs," "Subparagraphs," "Exhibits" and "Schedules" are to recitals, sections, paragraphs, subparagraphs, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement and each of the other Credit Documents to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Credit Document shall refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document, as the case may be. The words "include" and "including" and words of similar import when used in this Agreement or any other Credit Document shall not be construed to be limiting or exclusive.


SECTION II.    CREDIT FACILITIES.

     2.01.     REVOLVING LOAN FACILITY.

          (a) REVOLVING LOAN AVAILABILITY. Subject to the terms and conditions of this Agreement (including the amount limitations set forth in PARAGRAPH 2.03), each Bank severally agrees to advance to Borrower from time to time during the period beginning on the Closing Date and ending on the Revolving Loan Maturity Date such revolving loans as Borrower may request under this PARAGRAPH 2.01 (individually, a "REVOLVING LOAN"); PROVIDED, HOWEVER, that
     (i) the aggregate principal amount of all Revolving Loans made by such Bank at any time outstanding shall not exceed such Bank's Commitment at such time and (ii) the aggregate principal amount of all Revolving Loans made by all Banks at any time outstanding shall not exceed the Total Commitment. All Revolving Loans shall be made on a pro rata basis by the Banks in accordance with their respective Proportionate Shares, with each Revolving Loan Borrowing to be comprised of a Revolving Loan by each Bank equal to such Bank's Proportionate Share of such Revolving Loan Borrowing. Except as otherwise provided herein, Borrower may borrow, repay and reborrow Revolving Loans until the Revolving Loan Maturity Date.

          (b) NOTICE OF REVOLVING LOAN BORROWING. Borrower shall request each Revolving Loan Borrowing by delivering to Agent an irrevocable written notice in the form of EXHIBIT A, appropriately completed (a "NOTICE OF REVOLVING LOAN BORROWING"), which specifies, among other things:

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               (i)  The principal amount of the requested Revolving Loan
          Borrowing, which shall be in the amount of $1,000,000 or an integral multiple of $500,000 in excess thereof for Revolving Base Rate Loans and which shall be in the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof for Revolving LIBOR Loans;

              (ii) Whether the requested Revolving Loan Borrowing is to consist of (A) Revolving Loans which bear interest as provided in CLAUSE (I) OF SUBPARAGRAPH 2.01(c) (individually, a "REVOLVING BASE RATE LOAN") or (b) Revolving Loans which bear interest as provided in CLAUSE (II) OF SUBPARAGRAPH 2.01(c) (individually, a "REVOLVING LIBOR LOAN");

             (iii) If the requested Revolving Loan Borrowing is to consist of Revolving LIBOR Loans, the initial Interest Periods selected by Borrower for such Revolving Loans in accordance with SUBPARAGRAPH 2.01(e); and

              (iv) The date of the requested Revolving Loan Borrowing, which shall be a Business Day.

     Borrower shall give each Notice of Revolving Loan Borrowing to Agent (i) at least three (3) Business Days before the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of Revolving LIBOR Loans and (ii) on the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of Revolving Base Rate Loans. Each Notice of Revolving Loan Borrowing shall be delivered by first-class mail or facsimile to Agent at the office or facsimile number and during the hours specified in PARAGRAPH 8.01; PROVIDED, HOWEVER, that Borrower shall promptly deliver to Agent the original of any Notice of Revolving Loan Borrowing initially delivered by facsimile. Borrower may request that one or more Revolving Loan Borrowings be made on the same day. Agent shall promptly notify each Bank of the contents of each Notice of Revolving Loan Borrowing and of the amount and Type of each Revolving Loan to be made by such Bank as part of the requested Revolving Loan Borrowing.

          (c) REVOLVING LOAN INTEREST RATES. Borrower shall pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until the maturity thereof, at one of the following rates per annum:

               (i) During such periods as such Revolving Loan is a Revolving Base Rate Loan, at a rate per annum equal to the Base Rate, such rate to change from time to time as the Base Rate shall change; and

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              (ii)  During such periods as such Revolving Loan is a Revolving
          LIBOR Loan, at a rate per annum equal, at all times during each Interest Period for such Revolving LIBOR Loan, to the LIBO Rate for such Interest Period PLUS the Applicable Margin therefor, such rate to change from time to time during such Interest Period as the Applicable Margin shall change;

     PROVIDED, HOWEVER, that each of the rates set forth in CLAUSES (I) and (II) of this SUBPARAGRAPH 2.01(c) shall be increased by two percent (2.00%) per annum on the date any payment Default or any Event of Default occurs and shall continue at such increased rate unless and until such payment Default or Event of Default is waived in accordance with this Agreement. The Applicable Margin for Revolving LIBOR Loans shall be determined as provided in SCHEDULE 2.01(c) (the "PRICING GRID") and may change for each calendar quarter. All Revolving Loans in each Revolving Loan Borrowing shall, at any given time prior to maturity, bear interest at one, and only one, of the above rates.

          (d) CONVERSION OF REVOLVING LOANS. Borrower may convert any Revolving Loan Borrowing from one Type of Revolving Loan Borrowing to the other Type. Borrower shall request such a conversion by an irrevocable written notice to Agent in the form of EXHIBIT B, appropriately completed (a "NOTICE OF REVOLVING LOAN CONVERSION"), which specifies, among other things:

               (i)  The Revolving Loan Borrowing which is to be converted;

              (ii) The Type(s) of Loans into which such Revolving Loans are to be converted;

             (iii) If such Revolving Loans are to be converted into Revolving LIBOR Loans, the initial Interest Period selected by Borrower for such Revolving Loans in accordance with SUBPARAGRAPH 2.01(e); and

              (iv) The date of the requested conversion, which shall be a Business Day; PROVIDED, HOWEVER, that any conversion of a Revolving LIBOR Loan into a Revolving Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such Revolving LIBOR Loan.

     Borrower shall give each Notice of Revolving Loan Conversion to Agent (i) at least three (3) Business Days before the date of the requested conversion in the case of a conversion into Revolving LIBOR Loans and (ii) on the Business Day of the requested conversion in the case of a conversion into Revolving Base Rate Loans. Each Notice of Revolving Loan Conversion shall be delivered by first-class mail or

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     facsimile to Agent at the office or to the facsimile number and during the hours specified in PARAGRAPH 8.01; PROVIDED, HOWEVER, that Borrower shall promptly deliver to Agent the original of any Notice of Revolving Loan Conversion initially delivered by facsimile. Agent shall promptly notify each Bank of the contents of each Notice of Revolving Loan Conversion.

          (e)  REVOLVING LIBOR LOAN INTEREST PERIODS.

               (i) The initial and each subsequent Interest Period selected by Borrower for a Revolving LIBOR Loan shall be one (1), two (2), three
          (3) or six (6) months; PROVIDED, HOWEVER, that (A) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
          (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and
          (C) no such Interest Period shall end after the Revolving Loan Maturity Date.

              (ii) Borrower shall notify Agent by an irrevocable written notice in the form of EXHIBIT C, appropriately completed (a "NOTICE OF REVOLVING LOAN INTEREST PERIOD SELECTION"), at least three (3) Business Days prior to the last day of each Interest Period for Revolving LIBOR Loans of the Interest Period selected by Borrower for the next succeeding Interest Period for such Revolving LIBOR Loans. Each Notice of Revolving Loan Interest Period Selection shall be given by first-class mail or facsimile to the office or the facsimile number and during the hours specified in PARAGRAPH 8.01; PROVIDED, HOWEVER, that Borrower shall promptly deliver to Agent the original of any Notice of Revolving Loan Interest Period Selection initially delivered by facsimile. If Borrower fails to notify Agent of the next Interest Period for Revolving LIBOR Loans in accordance with this SUBPARAGRAPH 2.01(e), such Revolving LIBOR Loans shall automatically convert to Revolving Base Rate Loans on the last day of the current Interest Period therefor.

          (f) SCHEDULED REVOLVING LOAN PAYMENTS. Borrower shall repay the unpaid principal amount of all Revolving Loans on the Revolving Loan Maturity Date. Borrower shall pay accrued interest on the unpaid principal amount of the Revolving Loans (i) in the case of Revolving Base Rate Loans, on the last Business Day in each calendar quarter,

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     (ii) in the case of Revolving LIBOR Loans, on the last day of each Interest
     Period therefor (and, if any such Interest Period is longer than three (3) months, every three (3) months after the first day of such Interest
     Period); and (iii) in the case of all Revolving Loans, upon prepayment (to the extent thereof) and at maturity.

          (g) PURPOSE. Borrower shall use the proceeds of the Revolving Loans for Borrower's general corporate purposes, including the financing of Permitted Acquisitions.

          (h) REVOLVING LOAN MATURITY DATE EXTENSIONS. On or before the last Business Day which is seventy-five (75) days prior to each anniversary of the Closing Date, Borrower may request the Banks to extend the Revolving Loan Maturity Date then in effect for an additional one-year period. Borrower shall request each such extension by appropriately completing, executing and delivering to Agent a written request in the form of EXHIBIT D (a "REVOLVER EXTENSION REQUEST"). Borrower understands that this SUBPARAGRAPH 2.01(h) is included in this Agreement for Borrower's convenience in requesting extensions and acknowledges that neither Agent nor any Bank has promised (either expressly or by implication), and neither Agent nor any Bank has any obligation or commitment, to extend the Revolving Loan Maturity Date at any time. Agent shall promptly deliver to each Bank three (3) copies of each Revolver Extension Request received by Agent. If a Bank, in its sole and absolute discretion, consents to any Revolver Extension Request, such Bank shall evidence such consent by executing and returning two (2) copies of the Revolver Extension Request to Agent not later than the last Business Day which is fifty (50) days prior to the next anniversary of the Closing Date. Any failure by any Bank so to execute and return a Revolver Extension Request shall be deemed a denial thereof. If Borrower shall deliver a Revolver Extension Request to Agent pursuant to the first sentence of this SUBPARAGRAPH 2.01(h), then not later than the last Business Day which is forty-five (45) days prior to the next anniversary of the Closing Date, Agent shall notify Borrower in writing whether (i) Agent has received a copy of the Revolver Extension Request executed by each Bank, in which case the definition of "Revolving Loan Maturity Date" set forth in SCHEDULE 1.01 shall be deemed amended as provided in the Revolver Extension Request as of the date of such written notice from Agent to Borrower, or (ii) Agent has not received a copy of the Revolver Extension Request executed by each Bank, in which case such Revolver Extension Request shall be deemed denied. Agent shall deliver to Borrower, with each written notice under CLAUSE (I) of the preceding sentence which notifies Borrower that Agent has received a Revolver Extension Request executed by each Bank, a copy of the Revolver Extension Request so executed by each Bank.

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

     2.02.     TERM LOAN FACILITY.

          (a) TERM LOAN AVAILABILITY. Subject to the terms and conditions of this Agreement (including the amount limitations set forth in PARAGRAPH 2.03), each Bank severally agrees to advance to Borrower on the Revolving Loan Maturity Date a term loan under this PARAGRAPH 2.02 (individually, a "TERM LOAN") in the principal amount of such Bank's Commitment; PROVIDED, HOWEVER, that the aggregate principal amount of all Term Loans made by all Banks shall not exceed the lesser of (i) the aggregate principal amount of the Revolving Loans outstanding on the Revolving Loan Maturity Date, and
     (ii) the Total Commitment on the Revolving Loan Maturity Date. The Term Loans shall be made on a pro rata basis by the Banks in accordance with their respective Proportionate Shares, with the Term Loan Borrowing to be comprised of a Term Loan by each Bank equal to such Bank's Proportionate Share of the Term Loan Borrowing. Each Bank shall advance its Term Loan in a single advance. Borrower may not reborrow the principal amount of a Term Loan after repayment or prepayment thereof.

          (b) NOTICE OF TERM LOAN BORROWING. Borrower shall request the Term Loan Borrowing by delivering to Agent an irrevocable written notice in the form of EXHIBIT E, appropriately completed (a "NOTICE OF TERM LOAN BORROWING"), which specifies, among other things:

               (i) The principal amount of the Term Loan Borrowing, which shall be in a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

              (ii) (A) The principal portion of the Term Loan Borrowing which is to bear interest as provided in CLAUSE (I) OF SUBPARAGRAPH 2.02(c) (individually, a "TERM BASE RATE BORROWING PORTION") and (B) the principal portion of the Term Loan Borrowing which is to bear interest as provided in CLAUSE (II) OF SUBPARAGRAPH 2.02(c) (individually, a "TERM LIBOR BORROWING PORTION"); and

             (iii) If any Portion of the Term Loan Borrowing is initially to be a Term LIBOR Borrowing Portion, the initial Interest Period selected by Borrower for each such Portion in accordance with SUBPARAGRAPH 2.04(e).

     Borrower shall give the Notice of Term Loan Borrowing to Agent at least three (3) Business Days before the Revolving Loan Maturity Date. The Notice of Term Loan Borrowing shall be delivered by first-class mail or facsimile to Agent at the office or facsimile number and during the hours specified in PARAGRAPH 8.01; PROVIDED, HOWEVER, that Borrower shall promptly deliver to Agent the original of the

     Notice of Term Loan Borrowing if initially delivered by facsimile. Agent shall promptly notify each Bank of the contents of the Notice of Term Loan Borrowing. Each Portion of the Term Loan Borrowing shall be in a minimum amount of $1,000,000 or an integral multiple of $500,000 in excess thereof in the case of a Term Base Rate Borrowing Portion and $5,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of a Term LIBOR Borrowing Portion.

          (c) TERM LOAN INTEREST RATES. Borrower shall pay interest on the unpaid principal amount of each Term Loan from the date of such Term Loan until the maturity thereof, at the following rates per annum:

               (i) During such periods as any Portion of such Term Loan is a Term Base Rate Loan Portion, at a rate per annum on such Portion equal to the Base Rate, such rate to change from time to time as the Base Rate shall change; and

              (ii) During such periods as any Portion of such Term Loan is a Term LIBOR Loan Portion, at a rate per annum on such Portion equal, at all times during each Interest Period for such Portion, to the LIBO Rate for such Interest Period PLUS the Applicable Margin therefor, such rate to change from time to time as the Applicable Margin shall change.

     PROVIDED, HOWEVER, that each of the rates set forth in CLAUSES (I) and (II) of this SUBPARAGRAPH 2.02(c) shall be increased by two percent (2.00%) per annum on the date a payment Default or any Event of Default occurs and shall continue at such increased rate unless and until such payment Default or Event of Default is waived in accordance with this Agreement. The Applicable Margin for Term LIBOR Loan Portions shall be determined as provided in the Pricing Grid and may change for each calendar quarter.

          (d) CONVERSION OF TERM LOANS. Borrower may convert any Portion of the Term Loan Borrowing from one Type of Portion to another Type. Borrower shall request such a conversion by an irrevocable written notice to Agent in the form of EXHIBIT F, appropriately completed (a "NOTICE OF TERM LOAN CONVERSION"), which specifies, among other things:

               (i) The Portion of the Term Loan Borrowing which is to be converted;

              (ii) The amount and Type of each Portion of the Term Loan Borrowing into which it is to be converted;

             (iii) If any Portion of the Term Loan Borrowing is to be converted into a Term LIBOR Borrowing Portion, the initial Interest Period selected by Borrower for such Portion in accordance with SUBPARAGRAPH 2.02(e); and

              (iv) The date of the requested conversion, which shall be a Business Day; PROVIDED, HOWEVER, that any conversion of a Term LIBOR Borrowing Portion into a Term Base Rate Borrowing Portion shall be made on, and only on, the last day of an Interest Period for such Term LIBOR Borrowing Portion.

     Borrower shall give each Notice of Term Loan Conversion to Agent at least three (3) Business Days before the date of the requested conversion in the case of any conversion into Term LIBOR Loan Portions and on the date of the requested conversion in the case of any conversion into Term Base Rate Loan Portions. Each Notice of Term Loan Conversion shall be delivered by first-class mail or facsimile to Agent at the office or to the facsimile number and during the hours specified in PARAGRAPH 8.01; PROVIDED, HOWEVER, that Borrower shall promptly deliver to Agent the original of any Notice of Term Loan Conversion initially delivered by facsimile. Agent shall promptly notify each Bank of the contents of each Notice of Term Loan Conversion.

          (e)  TERM LIBOR LOAN PORTION INTEREST PERIODS.

               (i) The initial and each subsequent Interest Period selected by Borrower for all Term LIBOR Loan Portions in a Term LIBOR Borrowing Portion shall be one (1), two (2), three (3) or six (6) months; PROVIDED, HOWEVER, that (A) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; (C) no Interest Period shall end after a Term Loan Installment Date unless, after giving effect to such Interest Period, the aggregate principal amount of all Portions having Interest Periods ending on or prior to such Term Loan Installment Date and all Term Base Rate Portions equals or exceeds the principal payment due on such Term Loan Installment Date; and (D) no Interest Period shall end after the Term Loan Maturity Date.

              (ii) Borrower shall notify Agent by an irrevocable written notice in the form of EXHIBIT G, appropriately completed (a "NOTICE OF TERM LOAN INTEREST PERIOD SELECTION"), at least three (3) Business Days prior to the last day of each Interest Period for the Term LIBOR Loan Portions in a Term LIBOR Borrowing Portion of the Interest Period selected by Borrower for the next succeeding Interest Period for such Portions. Each Notice of Term Loan Interest Period Selection shall be given by first-class mail or facsimile to the office or the facsimile number and during the hours specified in PARAGRAPH 8.01; PROVIDED, HOWEVER, that Borrower shall promptly deliver to Agent the original of any Notice of Term Loan Interest Period Selection initially delivered by facsimile. If Borrower fails to notify Agent of the next Interest Period for the Term LIBOR Loan Portions in a Term LIBOR Borrowing Portion in accordance with this SUBPARAGRAPH 2.04(e), such Portions shall automatically convert to Term Base Rate Loan Portions on the last day of the current Interest Period therefor.

          (f) SCHEDULED TERM LOAN PAYMENTS. Borrower shall repay the principal amount of the Term Loans in sixteen (16) equal amortizing installments payable on the last Business Day in each calendar quarter, commencing with the last Business Day of the first calendar quarter immediately following the Revolving Loan Maturity Date and ending on the Term Loan Maturity Date (each such date to be referred to herein as a "TERM LOAN INSTALLMENT DATE") PROVIDED, HOWEVER, that the principal payment due on the Term Loan Maturity Date shall be in the amount necessary to pay all remaining unpaid principal on all Term Loans. Borrower shall pay accrued interest on the unpaid principal amount of the Term Loans (A) in the case of Term Base Rate Loan Portions, on the last Business Day in each calendar quarter, (B) in the case of Term LIBOR Loan Portions, on the last day of each Interest Period therefor (and, if any such Interest Period is longer than three (3) months, every three (3) months after the first day of such Interest Period); and
     (C) in the case of all Term Loans, upon prepayment (to the extent thereof) and at maturity.

          (g) PURPOSE. Borrower shall use the proceeds of the Term Loans solely to repay the outstanding Revolving Loans on the Revolving Loan Maturity Date.

     2.03.     TOTAL COMMITMENT, COMMITMENT REDUCTIONS, ETC.

          (a) TOTAL COMMITMENT. Neither the aggregate principal amount of all Revolving Loans outstanding at any time nor the aggregate amount of the Term Loan Borrowing shall exceed Fifty Million Dollars ($50,000,000) or, if reduced pursuant to SUBPARAGRAPH 2.03(b) or otherwise, the lesser amount to which so reduced (such amount, as so reduced from time to time, to be referred to herein as the "TOTAL COMMITMENT").

          (b) OPTIONAL REDUCTION OR CANCELLATION OF COMMITMENTS. Prior to the Revolving Loan Maturity Date, Borrower may, upon ten (10) Business Days written notice to Agent permanently reduce the Total Commitment by the amount of Five Million Dollars ($5,000,000) or an integral multiple thereof or cancel the Total Commitment; PROVIDED, HOWEVER, that:

               (i) Borrower may not reduce the Total Commitment if, after giving effect to such reduction, the aggregate principal amount of all Revolving Loans outstanding would exceed the Total Commitment as so reduced; and

              (ii) Borrower may not cancel the Total Commitment if, after giving effect to such cancellation, any Revolving Loan would remain outstanding.

          (c) EFFECT OF COMMITMENT REDUCTIONS. From the effective date of any reduction of the Total Commitment, the Commitment Fees payable pursuant to SUBPARAGRAPH 2.09(b) shall be computed on the basis of the Total Commitment as so reduced. Once reduced or cancelled, the Total Commitment may not be increased or reinstated without the prior written consent of all Banks.
     Any reduction of the Total Commitment pursuant to this PARAGRAPH 2.03 shall be applied ratably to reduce each Bank's Revolving Loan Commitment in accordance with CLAUSE (I) OF SUBPARAGRAPH 2.09(a).

     2.04.     FEES.

          (a) AGENT'S FEES. Borrower shall pay to Agent, for its own account, the fees in the amounts and at the times set forth in the Agent's Fee Letter.

          (b) COMMITMENT FEES. Borrower shall pay to Agent, for the benefit of the Banks as provided in CLAUSE (IV) OF SUBPARAGRAPH 2.09(a), commitment fees (the "COMMITMENT FEES") equal to one-quarter percent (0.25%) per annum on the daily average Unused Commitment for the period beginning on the date this Agreement is executed by Borrower, the Banks and Agent and ending on the Revolving Loan Maturity Date (or if the Total Commitment is cancelled on a date prior to the Revolving Loan Maturity Date, on such prior date). Borrower shall pay the Commitment Fees quarterly in arrears on the last Business Day in each calendar quarter (commencing December 31, 1994) and on the Revolving Loan Maturity Date (or if the Total Commitment is cancelled on a date prior to the Revolving Loan Maturity Date, on such prior date).

     2.05.     PREPAYMENTS.

          (a) TERMS OF ALL PREPAYMENTS. Upon the prepayment of any Loan (whether such prepayment is an optional prepayment under SUBPARAGRAPH 2.05(b), a mandatory prepayment required by SUBPARAGRAPH 2.05(c) or a mandatory prepayment required by any other provision of this Agreement or the other Credit Documents, including, without limitation, a prepayment upon acceleration), Borrower shall pay to the Bank which made such Loan
     (i) all accrued interest to the date of such prepayment on the amount prepaid, and (ii) if such prepayment is the prepayment of a Revolving LIBOR Loan or a Term LIBOR Loan Portion on a day other than the last day of an Interest Period for such Loan or Portion, all amounts payable to such Bank pursuant to PARAGRAPH 2.13.

          (b) OPTIONAL PREPAYMENTS. At its option, Borrower may, (i) upon three (3) Business Days notice to Agent in the case of prepayment of any Revolving LIBOR Loan or any Term LIBOR Loan Portion, prepay any Borrowing in part, in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, or in whole, and (ii) upon one
     (1) Business Days notice to Agent in the case of prepayments of any Revolving Base Rate Loan or any Term Base Rate Loan Portion, prepay any Borrowing in part, in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof.

          (c) MANDATORY PREPAYMENTS. If, at any time, the aggregate principal amount of all Revolving Loans exceeds the Total Commitment at such time, Borrower shall immediately prepay Revolving Loans in an aggregate principal amount equal to such excess.

          (d) APPLICATION OF LOAN PREPAYMENTS. All prepayments made by Borrower pursuant to SUBPARAGRAPH 2.05(b) which are applied to the Term Loans shall reduce the aggregate principal amount payable by Borrower on the then remaining Term Loan Installment Dates in inverse order commencing with the Term Loan Maturity Date. Without modifying the order of application of prepayments set forth above, (i) all prepayments of the Revolving Loans shall, to the extent possible, be first applied to prepay Revolving Base Rate Loans and then, if any funds remain, to prepay Revolving LIBOR Loans, and (ii) all prepayments of the Term Loan shall, to the extent possible, be first applied to prepay Term Base Rate Loan Portions and then, if any funds remain, to prepay Term LIBOR Loan Portions.

     2.06.     OTHER PAYMENT TERMS.

          (a) PLACE AND MANNER. Except as otherwise expressly provided herein, Borrower shall make all payments due to each Bank hereunder by payments to Agent, for the account of such Bank and such Bank's Applicable Lending Office, at Agent's office, located at the address specified in SUBPARAGRAPH 8.01(a), in lawful money of the United States and in same day or immediately available funds not later than 10:00 a.m. on the date due. Agent shall promptly disburse to each Bank each such payment received by Agent for such Bank.

          (b) DATE. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

          (c) LATE PAYMENTS. If any amounts required to be paid by Borrower under this Agreement or the other Credit Documents (including, without limitation, principal or interest payable on any Loan, any fees or other amounts) remain unpaid after such amounts are due, Borrower shall pay interest on the aggregate, outstanding balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to the Base Rate PLUS two percent (2.00%), such rate to change from time to time as the Base Rate shall change.

          (d) APPLICATION OF PAYMENTS. All payments hereunder shall be applied first to unpaid fees, costs and expenses then due and payable under this Agreement or the other Credit Documents, second to accrued interest then due and payable under this Agreement or the other Credit Documents, and finally to reduce the principal amount of outstanding Loans.

          (e) FAILURE TO PAY AGENT. Unless Agent shall have received notice from Borrower at least one (1) Business Day prior to the date on which any payment is due to the Banks hereunder that Borrower will not make such payment in full, Agent may assume that Borrower has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent Borrower shall not have so made such payment in full to Agent, such Bank shall repay to Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to Agent, at (i) the Federal Funds Rate for the first three (3) days and (ii) the per annum rate applicable to Base Rate Loans thereafter. A certificate of Agent submitted to any Bank with respect to any amounts owing by such Bank under this SUBPARAGRAPH 2.06(e) shall be conclusive absent manifest error.

     2.07.     NOTES AND INTEREST ACCOUNT.

          (a) REVOLVING LOAN NOTES. The obligation of Borrower to repay the Revolving Loans made by each Bank and to pay interest thereon at the rates provided herein shall be evidenced by a promissory note in the form of EXHIBIT H (individually, a "REVOLVING LOAN NOTE") which note shall be
     (i) payable to the order of such Bank, (ii) in the amount of such Bank's Commitment, (iii) dated the Closing Date and (iv) otherwise appropriately completed. Borrower authorizes each Bank to record on the schedule annexed to such Bank's Revolving Loan Note the date and amount of each Revolving Loan made by such Bank and of each payment or prepayment of principal thereon made by Borrower, and agrees that all such notations shall constitute prima facie evidence of the matters noted; PROVIDED, HOWEVER, that the failure by any Bank to make such notation shall not affect Borrower's obligation hereunder or thereunder (including with respect to any Revolving Loans made). Borrower further authorizes each Bank to attach to and make a part of such Bank's Revolving Loan Note continuations of the schedule attached thereto as necessary; PROVIDED, HOWEVER, that the failure by any Bank to make such notation shall not affect Borrower's obligation hereunder or thereunder (including with respect to any Revolving Loans made). If, because any Bank designates separate Applicable Lending Offices for Revolving Base Rate Loans or Revolving LIBOR Loans, such Bank requests that separate promissory notes be executed to evidence separately such Loans, then each such note shall be in the form of EXHIBIT H, MUTATIS MUTANDIS to reflect such division, and shall be (w) payable to the order of such Bank, (x) in the amount of such Bank's Commitment, (y) dated the Closing Date and (z) otherwise appropriately completed. Such notes shall, collectively, constitute a Revolving Loan Note.

          (b) TERM LOAN NOTES. The obligation of Borrower to repay the Term Loan made by each Bank and to pay interest thereon at the rates provided herein shall be evidenced by a promissory note in the form of EXHIBIT I (individually, a "TERM LOAN NOTE") which note shall be (i) payable to the order of such Bank, (ii) in the amount of such Bank's Term Loan,
     (iii) dated the Revolving Loan Maturity Date and (iv) otherwise appropriately completed. If, because any Bank designates separate Applicable Lending Offices for Term Base Rate Loan Portions or Term LIBOR Loan Portions, such Bank requests that separate promissory notes be executed to evidence separately such Portions, then each such note shall be in the form of EXHIBIT I, MUTATIS MUTANDIS to reflect such division, and shall be (w) payable to the order of such Bank, (x) in the amount of such Bank's Term Loan, (y) dated the Revolving Loan Maturity Date and
     (z) otherwise appropriately completed. Such notes shall, collectively, constitute a Term Loan Note.

          (c) INTEREST ACCOUNT. Borrower authorizes Agent to record in an account or accounts maintained by Agent on its books (the "INTEREST ACCOUNT") (i) the interest rates applicable to all Loans and Portions and the effective dates of all changes thereto, (ii) the Interest Period for each Revolving LIBOR Loan and Term LIBOR Portion, (iii) the date and amount of each principal and interest payment on each Loan and Portion and
     (iv) such other information as Agent may determine is necessary for the computation of interest payable by Borrower hereunder.

     2.08.     LOAN FUNDING.

          (a) BANK FUNDING AND DISBURSEMENT TO BORROWER. Each Bank shall, before 10:00 a.m. on the date of each Revolving Loan Borrowing and the Term Loan Borrowing, make available to Agent at its office specified in PARAGRAPH 8.01, in same day or immediately available funds, such Bank's Proportionate Share of such Borrowing. After Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in SECTION III, Agent will promptly disburse such funds in same day or immediately available funds to Borrower. Unless otherwise directed by Borrower, Agent shall disburse the proceeds of each Revolving Loan Borrowing and the Term Loan Borrowing to Borrower by disbursement to the account or accounts specified in the applicable Notice of Borrowing. The proceeds of the Term Loan Borrowing shall be applied to repay the Revolving Loans and shall be disbursed directly to the Banks.

          (b) BANK FAILURE TO FUND. Unless Agent shall have received notice from a Bank prior to the date of any Revolving Loan Borrowing or the Term Loan Borrowing that such Bank will not make available to Agent such Bank's Proportionate Share of such Borrowing, Agent may assume that such Bank has made such portion available to Agent on the date of such Borrowing in accordance with SUBPARAGRAPH 2.08(a), and Agent may, in reliance upon such assumption, make available to Borrower (or otherwise disburse) on such date a corresponding amount. If any Bank does not make the amount of its Proportionate Share of any Revolving Loan Borrowing or the Term Loan Borrowing available to Agent on or prior to the date of such Borrowing, such Bank shall pay to Agent, on demand, interest which shall accrue on such amount until made available to Agent at rates equal to (i) the daily Federal Funds Rate during the period from the date of such Borrowing through the third Business Day thereafter and (ii) the Base Rate thereafter. A certificate of Agent submitted to any Bank with respect to any amounts owing under this SUBPARAGRAPH 2.08(b) shall be conclusive absent manifest error. If any Bank's Proportionate Share of any Revolving Loan Borrowing or the Term Loan Borrowing is not in fact made available to Agent by such Bank within three (3) Business Days after the date of such Borrowing, Borrower shall pay to Agent, on demand, an amount equal to such Proportionate Share together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is repaid to Agent, at the interest rate applicable at the time to the Loans comprising such Borrowing.

          (c) BANKS' OBLIGATIONS SEVERAL. The failure of any Bank to make the Loan to be made by it as part of any Revolving Loan Borrowing or the Term Loan Borrowing shall not relieve any other Bank of its obligation hereunder to make its Loan on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Borrowing.

     2.09.     PRO RATA TREATMENT.

          (a) BORROWINGS, COMMITMENT REDUCTIONS, ETC. Except as otherwise provided herein:

               (i) Each Revolving Loan Borrowing, each reduction of the Total Commitment and the Term Loan Borrowing shall be made or shared among the Banks pro rata according to their respective Proportionate Shares;

              (ii) Each payment of principal of Loans in any Borrowing shall be made or shared among the Banks which made or funded the Loans in such Borrowing pro rata according to the respective unpaid principal amounts of such Loans so made or funded by such Banks;

             (iii) Each payment of interest on Loans in any Borrowing shall be made or shared among the Banks which made or funded the Loans in such Borrowing pro rata according to (A) the respective unpaid principal amounts of such Loans so made or funded by such Banks and (B) the dates on which such Banks so made or funded such Loans;

              (iv) Each payment of Commitment Fees shall be shared among the Banks pro rata according to (A) their respective Proportionate Shares and (B) in the case of each Bank which becomes a Bank hereunder after the date hereof, the date upon which such Bank so became a Bank;

               (v) Each payment of interest (other than interest on Loans) shall be shared among the Banks and Agent owed the amount upon which such interest accrues pro rata according to (A) the respective amounts so owed Agent and such Banks and (B) the dates on which such amounts become owing to Agent and such Banks; and

              (vi) All other payments under this Agreement and the other Credit Documents shall be for the benefit of the Person or Persons specified.

          (b) SHARING OF PAYMENTS, ETC. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Loans owed to it in excess of its ratable share of payments on account of such Loans obtained by all Banks entitled to such payments, such Bank shall forthwith purchase from the other Banks such participations in the Loans as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase shall be rescinded and each other Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (i) the amount of such other Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this SUBPARAGRAPH 2.09(b) may, to the fullest extent permitted by law, exercise its right of setoff, but only as provided in PARAGRAPH 8.06, with respect to such participation as fully as if such Bank were the direct creditor of Borrower in the amount of such participation.

     2.10.     CHANGE OF CIRCUMSTANCES.

          (a) INABILITY TO DETERMINE RATES. If, on or before the first day of any Interest Period for any Revolving LIBOR Loan or Term LIBOR Borrowing Portion, Agent shall determine that (i) the LIBO Rate for such Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market or (ii) the rates of interest for such Revolving LIBOR Loans or Term LIBOR Borrowing Portions, as the case may be, do not adequately and fairly reflect the cost to the Banks of making or maintaining such Revolving LIBOR Loans or Term LIBOR Borrowing Portions, Agent shall immediately give notice of such condition to Borrower and the Banks. After the giving of any such notice and until Agent shall otherwise notify Borrower that the circumstances giving rise to such condition no longer exist, Borrower's right to request the making of or conversion to, and the Banks' obligations to make or convert to Revolving LIBOR Loans or Term LIBOR Borrowing Portions shall be suspended. Any Revolving LIBOR Loans or Term LIBOR Borrowing Portions outstanding at the commencement of any such suspension shall be converted at the end of the then current Interest Period for such Revolving LIBOR Loans or Term LIBOR Borrowing Portions into Revolving Base Rate Loans or Term Base Rate Borrowing Portions, as the case may be, unless such suspension has then ended.

          (b) ILLEGALITY. If, after the date of this Agreement the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Bank with any request or directive (whether or not having the force of law) of any Governmental Authority (a "CHANGE OF LAW") shall make it unlawful or impossible for any Bank to make or maintain any Revolving LIBOR Loan or Term LIBOR Borrowing Portion, such Bank shall immediately notify Agent and Borrower of such Change of Law. Upon receipt of such notice, (i) Borrower's right to request the making of or conversion to, and such Bank's obligation to make or convert to, Revolving LIBOR Loans or Term LIBOR Borrowing Portions shall be terminated, and (ii) Borrower shall, at the request of such Bank, either (A) pursuant to SUBPARAGRAPH 2.01(d) or SUBPARAGRAPH 2.02(d) convert any such then outstanding Revolving LIBOR Loans or Term LIBOR Borrowing Portions of such Bank into Revolving Base Rate Loans or Term Base Rate Borrowing Portions, as the case may be, at the end of the current Interest Period for such Revolving LIBOR Loans or Term LIBOR Borrowing Portions, or (B) immediately repay or convert any such Revolving LIBOR Loans or Term LIBOR Borrowing Portions if such Bank shall notify Borrower that such Bank may not lawfully continue to fund and maintain such Revolving LIBOR Loans or Term LIBOR Borrowing Portions. Any conversion or prepayment of Revolving LIBOR Loans or Term LIBOR Borrowing Portions made pursuant to the preceding sentence prior to the last day of an Interest Period for such Revolving LIBOR Loans or Term LIBOR Borrowing Portions shall be deemed a prepayment thereof for purposes of PARAGRAPH
     2.13. After any Bank notifies Agent and Borrower of such a Change of Law and until such Bank notifies Agent and Bank that it is no longer unlawful or impossible for such Bank to make or maintain any Revolving LIBOR Loan or Term LIBOR Borrowing Portion, all Revolving Loans and all Portions of the Term Loan of such Bank shall be Revolving Base Rate Loans and Term Base Rate Borrowing Portions, respectively. Notwithstanding the foregoing, before giving any notice to Agent and Borrower pursuant to this SUBPARAGRAPH 2.10(b), the affected Bank shall designate a different Applicable Lending Office with respect to its Revolving LIBOR Loans or Term LIBOR Borrowing Portions if such designation will avoid the need for giving such notice, or making such demand, and will not, in the sole judgment of such Bank, be illegal or otherwise disadvantageous to such Bank.

          (c) INCREASED COSTS. If, after the date of this Agreement, any Change of Law:

               (i) Shall subject any Bank to any tax, duty or other charge with respect to any Revolving LIBOR Loan or Term LIBOR Borrowing Portion, or shall change the basis of taxation of payments by Borrower to any Bank on such a Revolving LIBOR Loan or Term LIBOR Borrowing Portion or in respect to such a Revolving LIBOR Loan or Term LIBOR Borrowing Portion under this Agreement (except for changes in the rate of taxation on the overall net income of any Bank imposed by any jurisdiction, other than a jurisdiction that asserts a change in the rate of taxation solely as a result of such Bank having executed, delivered, performed or enforced this Agreement and the other Loan Documents or having received any payments hereunder or thereunder); or

              (ii) Without duplication of any Reserve Requirement already reflected in the LIBO Rate pursuant to the definition thereof, shall impose, modify or hold applicable any reserve, special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Bank for any Revolving LIBOR Loan or Term LIBOR Borrowing Portion; or

             (iii) Shall impose on any Bank any other condition related to any Revolving LIBOR Loan or Term LIBOR Borrowing Portion or such Bank's Commitments;

     And the effect of any of the foregoing is to increase the cost to such Bank of making, renewing, or maintaining any such Revolving LIBOR Loan or Term LIBOR Borrowing Portion or such Bank's Commitments or to reduce any amount receivable by such Bank hereunder; then Borrower shall from time to time, upon demand by such Bank, pay to such Bank additional amounts sufficient to reimburse such Bank for such increased costs or to compensate such Bank for such reduced amounts. A certificate in reasonable detail as to the amount of such increased costs or reduced amounts, submitted by such Bank to Borrower shall, in the absence of manifest error, be conclusive and binding on Borrower for all purposes. The obligations of Borrower under this SUBPARAGRAPH 2.10(c) shall survive the payment and performance of the Obligations and the termination of this Agreement. Notwithstanding the foregoing, any Bank making a demand under this SUBPARAGRAPH 2.10(c) for additional amounts to reimburse such Bank for such increased costs or to compensate such Bank for such reduced amounts shall make such demand within ninety (90) days from the date such Bank becomes subject to such increased costs and/or reduced amounts; PROVIDED, HOWEVER, that with respect to any Change of Law which is retroactive in application, Borrower shall not be liable to any Bank for any increased costs or reduced amounts incurred more than one (1) year prior to the date such Change in Law occurred or was enacted.

          (d) CAPITAL REQUIREMENTS. If, after the date of this Agreement, any Bank determines that (i) any Change of Law affects the amount of capital required or expected to be maintained by such Bank or any Person controlling such Bank (a "CAPITAL ADEQUACY REQUIREMENT") and (ii) the amount of capital maintained by such Bank or such Person which is attributable to or based upon the Loans, the Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Bank's or such Person's policies with respect to capital adequacy), Borrower shall pay to such Bank or such Person, upon demand of such Bank, such amounts as such Bank or such Person shall determine are necessary to compensate such Bank or such Person for the increased costs to such Bank or such Person of such increased capital. A certificate of any Bank setting forth in reasonable detail the computation of any such increased costs, delivered by such Bank to Borrower shall, in the absence of manifest error, be conclusive and binding on Borrower for all purposes. The obligations of Borrower under this SUBPARAGRAPH 2.10(d) shall survive the payment and performance of the Obligations and the termination of this Agreement.

     2.11.     TAXES ON PAYMENTS.

     (a) PAYMENTS FREE OF TAXES. All payments made by Borrower under this Agreement and the other Credit Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (except net income taxes and franchise taxes in lieu of net income taxes imposed on Agent or any Bank by its jurisdiction of incorporation) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "TAXES"). If any Taxes are required to be withheld from any amounts payable to Agent or any Bank hereunder or under the other Credit Documents, the amounts so payable to Agent or such Bank shall be increased to the extent necessary to yield to Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Credit Documents. Whenever any Taxes are payable by Borrower, as promptly as possible thereafter, Borrower shall send to Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any

Taxes when due to the appropriate taxing authority or fails to remit to Agent the required receipts or other required documentary evidence, Borrower shall indemnify Agent and the Banks for any incremental taxes, interest or penalties that may become payable by Agent or any Bank as a result of any such failure. The obligations of Borrower under this SUBPARAGRAPH 2.11(a) shall survive the payment and performance of the Obligations and the termination of this Agreement.

     (b) WITHHOLDING EXEMPTION CERTIFICATES. At least three (3) Business Days prior to the Closing Date, each Bank which is not incorporated under the laws of the United States of America or a state thereof will deliver to Borrower and Agent two duly completed copies of either United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.
Each Bank which delivers to Borrower and Agent a Form 1001 or 4224 pursuant to the immediately preceding sentence further undertakes to deliver to Borrower and Agent two further copies of the said letter and Form 1001 or 4224, or successor applicable forms, or other manner of certification or procedure, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to Borrower and Agent, and such extensions or renewals thereof as may reasonably be requested by Borrower or Agent, certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent a Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises Borrower and Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     (c) TAX RETURNS. Nothing contained in this PARAGRAPH 2.11 shall require Agent or any Bank to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).

     2.12. REPLACEMENT OF BANKS. If any Bank (a "NOTICE BANK") either directly or through Agent makes demand under SUBPARAGRAPH 2.10(c), SUBPARAGRAPH 2.10(d) or PARAGRAPH 2.11 or gives notice under SUBPARAGRAPH 2.10(b) that it can no longer make or maintain Revolving LIBOR Loans or Term LIBOR Borrowing Portions, then in each such event Borrower shall have the right, with the prior written consent of Agent (which consent shall not be unreasonably withheld), if no Default or Event of Default exists, and subject to the terms and conditions of SUBPARAGRAPH

8.05(c), to designate an Assignee Bank (a "REPLACEMENT BANK") to purchase the Notice Bank's share of Revolving Loans, Term Loans and Commitments and to assume the Notice Bank's Commitment and all other rights, duties and obligations of such Notice Bank to Borrower under this Agreement and the other Loan Documents. Subject to the foregoing, the Notice Bank agrees to assign without recourse to the Replacement Bank its share of outstanding Revolving Loans, Term Loans and Commitments and to delegate to the Replacement Bank its rights, duties and obligations to Borrower under this Agreement and the other Loan Documents and its future obligations to Agent under this Agreement. Upon such sale and delegation by the Notice Bank and the purchase and assumption by the Replacement Bank in compliance with the provisions of SUBPARAGRAPH 8.05(c), the Notice Bank shall cease to be a "Bank" hereunder and the Replacement Bank shall become a "Bank" under this Agreement; PROVIDED, HOWEVER, that, notwithstanding such sale and delegation the Notice Bank shall at all times remain entitled to the benefits and remain subject to the obligations arising out of this Agreement and the other Loan Documents in respect of any and all matters occurring or alleged to have occurred prior to the effective date of such sale and delegation.

     2.13. FUNDING LOSS INDEMNIFICATION. If Borrower shall (a) repay or prepay any Revolving LIBOR Loan or Term LIBOR Borrowing Portion on any day other than the last day of an Interest Period therefor (whether an optional prepayment, a mandatory prepayment, a payment upon acceleration or otherwise),
(b) fail to borrow any Revolving LIBOR Loan or Term LIBOR Borrowing Portion for which a Notice of Borrowing has been delivered to Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise) or (c) fail to convert any Revolving Loans into Revolving LIBOR Loans or any Portion of any Term Loan Borrowing into a Term LIBOR Borrowing Portion in accordance with a Notice of Conversion delivered to Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), Borrower shall, upon demand by any Bank, reimburse such Bank and hold such Bank harmless for all costs and losses incurred by such Bank as a result of such repayment, prepayment or failure which reimbursement shall be equal to the amount (if any) by which (i) the additional interest which would have been payable had such amount not been repaid or prepaid or if such amount had been borrowed or converted exceeds (ii) the interest which would have been recoverable by such Bank on the amount of such payment, prepayment, borrowing or conversion by placing the amount of such payment, prepayment, borrowing or conversion in a comparable market for a period approximately equal to the period starting on the date on which it was paid, or prepaid, or not borrowed or converted and ending on the last day of the applicable Interest Period therefor. Each Bank demanding payment under this PARAGRAPH 2.13 shall deliver to Borrower, with a copy to Agent, a certificate setting forth the amount of costs and losses for which demand is made. Such a certificate so delivered to Borrower shall, in the absence of manifest error, be conclusive and binding on Borrower as to the amount of such loss for all purposes. The obligations of Borrower under this PARAGRAPH 2.13 shall survive the payment and performance of the Obligations and the termination of this Agreement.

     2.14.     GUARANTIES AND PLEDGES.

          (a) GUARANTIES AND PLEDGES IN SUPPORT OF THE OBLIGATIONS. The Obligations shall be secured by the following:

               (i) Guaranties, each in the form of EXHIBIT J, duly executed by each domestic Subsidiary of Borrower (each, a "GUARANTY" and, collectively, the "GUARANTIES");

              (ii) Pledge Agreement, in the form of EXHIBIT K, duly executed by Borrower, by which Borrower pledges the stock of each Material Foreign Subsidiary owned by Borrower to Agent for the benefit of Agent and the Banks (the "BORROWER PLEDGE AGREEMENT"); PROVIDED, HOWEVER, that Borrower shall not be required to pledge the stock of any Material Foreign Subsidiary in excess of the amounts specified in the Borrower Pledge Agreement;

             (iii) Pledge Agreements, substantially in the form of the Borrower Pledge Agreement and otherwise in form and substance satisfactory to Agent and the Banks (including, without limitation, the addition of guarantor waiver provisions), duly executed by each Subsidiary of Borrower which owns stock in a Material Foreign Subsidiary (the "SUBSIDIARY PLEDGE AGREEMENTS"); and

              (iv) Such other documents, instruments and agreements as Agent may reasonably request to evidence the Guaranties and to grant to Agent, for the benefit of Agent and the Banks, the security interests and Liens described in the Pledge Agreements.

          (b) FURTHER ASSURANCES. Borrower shall deliver (or shall cause each Subsidiary to deliver) to Agent the Guaranties, the Pledge Agreements and such other instruments, agreements, certificates, opinions and documents as Agent may request to evidence and maintain the Guaranties and Pledge Agreements and the rights of Agent and the Banks therein and to grant, perfect, maintain, protect and evidence the security interest in favor of Agent for the benefit of the Banks in all present or future Collateral under the Pledge Agreements prior to the Liens or other interests of any Person. Borrower shall fully cooperate with Agent and the Banks and perform all additional acts reasonably requested by Agent or either Bank to effect the purposes of this PARAGRAPH 2.14.


SECTION III.   CONDITIONS PRECEDENT.

     3.01. INITIAL CONDITIONS PRECEDENT. The obligations of the Banks to make the Loans comprising the initial Borrowing are subject to receipt by Agent, on or prior to the Closing Date, of each item listed in SCHEDULE 3.01, each in form and substance satisfactory to the Banks, and with sufficient copies for, Agent and each Bank.

     3.02. CONDITIONS PRECEDENT TO TERM LOAN BORROWING. The obligations of the Banks to make the Term Loans comprising the Term Loan Borrowing are subject to receipt by Agent, on or prior to the Revolving Loan Maturity Date, of each item listed in SCHEDULE 3.02, each in form and substance satisfactory to the Banks, and with sufficient copies for, Agent and each Bank.

     3.03. CONDITIONS PRECEDENT TO EACH CREDIT EVENT. The occurrence of each Credit Event (including the initial Borrowing) is subject to the further conditions that:

          (a) Borrower shall have delivered to Agent the Notice of Borrowing, Notice of Conversion, Notice of Interest Period Selection or Revolver Extension Request, as the case may be, for such Credit Event in accordance with this Agreement; and

          (b) On the date such Credit Event is to occur and after giving effect to such Credit Event, the following shall be true and correct:

               (i)  The representations and warranties set forth in PARAGRAPH
          4.01 are true and correct in all material respects as if made on such date;

              (ii) No Default or Event of Default has occurred and is continuing or will result from such Credit Event; and

             (iii) Each of the Credit Documents remains in full force and effect.

The submission by Borrower to Agent of each Notice of Borrowing, each Notice of Conversion, each Notice of Interest Period Selection and each Revolver Extension Request shall be deemed to be a representation and warranty by Borrower as of the date thereon as to the above.

     3.04. COVENANT TO DELIVER. Borrower agrees (not as a condition but as a covenant) to deliver to Agent each item required to be delivered to Agent as a condition to the occurrence of any Credit Event if such Credit Event occurs. Borrower expressly agrees that the occurrence of any such Credit Event prior to the receipt by Agent of any such item shall not constitute a waiver by Agent or any Bank of Borrower's obligation to deliver such item.


SECTION IV.    REPRESENTATIONS AND WARRANTIES.

     4.01. BORROWER'S REPRESENTATIONS AND WARRANTIES. In order to induce Agent and the Banks to enter into this Agreement, Borrower hereby represents and warranties to Agent and the Banks as follows:

          (a) DUE INCORPORATION, QUALIFICATION, ETC. Each of Borrower and Borrower's Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation;
     (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.

          (b) AUTHORITY. The execution, delivery and performance by Borrower and the Subsidiaries of each Credit Document to be executed by such Person and the consummation of the transactions contemplated thereby (i) are within the power of such Person and (ii) have been duly authorized by all necessary actions on the part of such Person.

          (c) ENFORCEABILITY. Each Credit Document executed, or to be executed, by Borrower and the Subsidiaries has been, or will be, duly executed and delivered by such Person and constitutes, or will constitute, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

          (d) NON-CONTRAVENTION. The execution and delivery by Borrower and the Subsidiaries of the Credit Documents executed by such Person and the performance and consummation of the transactions contemplated thereby do not (i) violate any Requirement of Law applicable to such Person;
     (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Person; or (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of such Person.

          (e) APPROVALS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Credit Documents executed by Borrower and the Subsidiaries and the performance and consummation of the transactions contemplated thereby.

          (f) NO VIOLATION OR DEFAULT. Neither Borrower nor any of Borrower's Subsidiaries is in violation of or in default with respect to (i) any Requirement of Law applicable to such Person; or (ii) any Contractual Obligation of such Person (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, neither Borrower nor any of Borrower's Subsidiaries (A) has violated any Environmental Laws, (B) has any liability under any Environmental Laws or
     (C) has received notice or other communication of an investigation or is under investigation by any Governmental Authority having authority to enforce Environmental Laws, where such violation, liability or investigation could reasonably be expected to have a Material Adverse Effect. No Event of Default or Default has occurred and is continuing.

          (g) LITIGATION. Except as set forth (with estimates, to the extent available, of the dollar amounts involved) in SCHEDULE 4.01(G), no actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of Borrower, threatened against Borrower or any of Borrower's Subsidiaries at law or in equity in any court or before any other Governmental Authority which (i) could (alone or in the aggregate) reasonably be expected to have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance of the Credit Documents or the transactions contemplated thereby.

          (h) TITLE; POSSESSION UNDER LEASES. Borrower and Borrower's Subsidiaries own and have good and marketable title, or valid leasehold interests in, all their respective properties and assets as reflected in the most recent Financial Statements delivered to Agent (except those assets and properties disposed of in the ordinary course of business or otherwise in compliance with this Agreement since the date of such Financial Statements) and all respective assets and properties acquired by Borrower and Borrower's Subsidiaries since such date (except those disposed of in the ordinary course of business or otherwise in compliance with this Agreement). Such assets and properties are subject to no Lien, except for Permitted

     Liens. Each of Borrower and Borrower's Subsidiaries has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of Borrower and Borrower's Subsidiaries enjoys peaceful and undisturbed possession under such leases.

          (i) FINANCIAL STATEMENTS. The Financial Statements of Borrower which have been delivered to Agent, (i) are in accordance with the books and records of Borrower, which have been maintained in accordance with good business practice; (ii) have been prepared in conformity with GAAP; and
     (iii) fairly present the financial condition and results of operations of Borrower as of the date thereof and for the period covered thereby.
     Neither Borrower nor any of Borrower's Subsidiaries has any contingent obligations, liability for taxes or other outstanding obligations which are material in the aggregate, except as disclosed in the audited Financial Statements dated July 3, 1994, furnished by Borrower to Agent prior to the date hereof, or in the Financial Statements delivered to Agent pursuant to SUBPARAGRAPH 5.01(a)(i) OR (ii).

          (j) EQUITY SECURITIES. All outstanding Equity Securities of Borrower are duly authorized, validly issued, fully paid and non-assessable. Except as set forth on SCHEDULE 4.01(J), as of the Closing Date there are no outstanding subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (firm or conditional) obligating Borrower to issue, deliver or sell, or cause to be issued, delivered or sold, any additional Equity Securities of Borrower, or obligating Borrower to grant, extend or enter into any such agreement or commitment. All Equity Securities of Borrower have been offered and issued in compliance with all federal and state securities laws and all other Requirements of Law.

          (k) NO AGREEMENTS TO SELL ASSETS; ETC. Neither Borrower nor any of Borrower's Subsidiaries has any legal obligation, absolute or contingent, to any Person to sell the assets of Borrower or any of Borrower's Subsidiaries (other than sales in the ordinary course of business), or to effect any merger, consolidation or other reorganization of Borrower or any of Borrower's Subsidiaries or to enter into any agreement with respect thereto, other than in connection with any Permitted Acquisition and solely as permitted by the definition thereof.

          (l)  EMPLOYEE BENEFIT PLANS.

               (i) Based on the latest valuation of each "employee pension benefit plan" (within the meaning of section 3(2) of ERISA) that either Borrower or any ERISA Affiliate maintains or contributes to, or has any obligation under (which occurred within twelve months of the date of this representation), the aggregate benefit liabilities of such plan within the meaning of SECTION 4001 of ERISA did not exceed the aggregate value of the assets of such plan. Neither Borrower nor any ERISA Affiliate has any liability with respect to any post-retirement benefit under any Employee Benefit Plan which is a welfare plan (as defined in section 3(1) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, which liability for health plan contribution coverage will not have a Material Adverse Effect.

              (ii) Each Employee Benefit Plan complies, in both form and operation, in all material respects, with its terms, ERISA and the Code, and no condition exists or event has occurred with respect to any such plan which would result in the incurrence by either Borrower or any ERISA Affiliate of any material liability, fine or penalty. Each Employee Benefit Plan, related trust agreement, arrangement and commitment of Borrower or any ERISA Affiliate is legally valid and binding and in full force and effect. No Employee Benefit Plan is being audited or investigated by any government agency or is subject to any pending or threatened claim or suit. Neither Borrower nor any ERISA Affiliate nor any fiduciary of any Employee Benefit Plan has engaged in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

             (iii) Neither Borrower nor any ERISA Affiliate contributes to any Multiemployer Plan. Neither Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA.
          Neither Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under
          Section 4041A of ERISA.

          (m) OTHER REGULATIONS. Neither Borrower nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any other federal or state statute or regulation limiting its ability to incur Indebtedness.

          (n) PATENT AND OTHER RIGHTS. Except as set forth (with estimates, to the extent available, of the dollar amounts involved) in SCHEDULE 4.01(g), Borrower and Borrower's Subsidiaries own, and have the full right to license without the consent of any other Person, all patents, licenses, trademarks, trade names, trade secrets, service marks, copyrights and all rights with respect thereto, which are required to conduct their businesses as now conducted.

          (o) GOVERNMENTAL CHARGES AND OTHER INDEBTEDNESS. Borrower and Borrower's Subsidiaries have filed or caused to be filed all tax returns which are required to be filed by them. Borrower and Borrower's Subsidiaries have paid, or made provision for the payment of, all taxes and other Governmental Charges which have or may have become due pursuant to said returns or otherwise and all other Indebtedness, except such tax and other Governmental Charges or Indebtedness, if any, which are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided or which could not reasonably be expected to have a Material Adverse Effect if unpaid.

          (p) MARGIN STOCK. Borrower owns no Margin Stock which, in the aggregate, would constitute a substantial part of the assets of Borrower, and no proceeds of any Loan will be used to purchase or carry, directly or indirectly, any Margin Stock or to extend credit, directly or indirectly, to any Person for the purpose of purchasing or carrying any Margin Stock.

          (q) SUBSIDIARIES, ETC. Set forth in SCHEDULE 4.01(q) (as supplemented by written notice to Agent from time to time in accordance with SUBPARAGRAPH 5.01(c)(vi)) is a complete list of all of Borrower's Subsidiaries, the jurisdiction of incorporation of each, the classes of Equity Securities of each and the number of shares and percentages of shares of each such class owned directly or indirectly by Borrower, and for each foreign Subsidiary whether or not such Subsidiary is a Material Foreign Subsidiary. Except as set forth on SCHEDULE 4.01(q) (as supplemented by written notice to Agent from time to time in accordance with SUBPARAGRAPH 5.01(a)(vi)), Borrower has no Subsidiaries, is not a partner in any partnership or a joint venturer in any joint venture.

          (r) SOLVENCY, ETC. Borrower is Solvent and, after the execution and delivery of the Credit Documents and the consummation of the transactions contemplated thereby, will be Solvent.

          (s) CATASTROPHIC EVENTS. Neither Borrower nor any of Borrower's Subsidiaries and none of their properties is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that could reasonably be expected to have a Material Adverse Effect. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which Borrower or any of Borrower's Subsidiaries is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the best knowledge of Borrower, jurisdictional disputes or organizing activity occurring or threatened which could reasonably be expected to have a Material Adverse Effect.

          (t) PLEDGE AGREEMENTS, ETC. Agent has a first priority perfected Lien on the Collateral described in the Pledge Agreements, subject to no other Liens.

          (u) NO MATERIAL ADVERSE EFFECT. No event has occurred and no condition exists which could reasonably be expected to have a Material Adverse Effect.

          (v) ACCURACY OF INFORMATION FURNISHED. None of the Credit Documents and none of the other certificates, statements or information furnished to Agent or any Bank by or on behalf of Borrower or any of Borrower's Subsidiaries in connection with the Credit Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that any forecasted financial information furnished to Agent or any Bank by or on behalf of Borrower or any of Borrower's Subsidiaries has been prepared by representatives of Borrower and is based on their subjective estimates and assumptions about circumstances and events that have not taken place and, accordingly, there can be no assurance that such forecasted results will be achieved.

     4.02. REAFFIRMATION. Borrower shall be deemed to have reaffirmed, for the benefit of the Banks and Agent, each representation and warranty contained in PARAGRAPH 4.01 on and as of the date of each Credit Event.


SECTION V.     COVENANTS.

     5.01. AFFIRMATIVE COVENANTS. Until the termination of this Agreement and the satisfaction in full by Borrower of all Obligations, Borrower will comply, and will cause compliance, with the following affirmative covenants, unless Required Banks shall otherwise consent in writing:

          (a) FINANCIAL STATEMENTS, REPORTS, ETC. Borrower shall furnish to Agent for each Bank the following, each in such form and such detail as Agent shall reasonably request:

               (i) Within sixty (60) days after the last day of each fiscal quarter of Borrower, a copy of the Financial Statements of Borrower and Borrower's Subsidiaries for such quarter and for the fiscal year to date (prepared on a consolidated and consolidating basis), certified by the chief financial officer of Borrower to present fairly the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments);

              (ii) Within one hundred (100) days after the close of each fiscal year of Borrower, (A) copies of the audited Financial Statements of Borrower and Borrower's Subsidiaries for such year (prepared on a consolidated and consolidating basis), audited by independent certified public accountants of recognized national standing acceptable to Agent, (B) copies of the unqualified opinions (or qualified opinions reasonably acceptable to Agent) and management letters delivered by such accountants in connection with all such Financial Statements and (C) certificates of all such accountants to Agent stating that in making the examination necessary for their opinion they have reviewed this Agreement and have obtained no knowledge of any Default or Event of Default which has occurred and is continuing, or if, in the opinion of such accountants, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof;

             (iii) Contemporaneously with the quarterly and year-end Financial Statements required by the foregoing CLAUSES (I) AND (II), a compliance certificate of the chief financial officer of Borrower which (A) states that no Default or Event of Default has occurred and is continuing, or, if any such Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and what action Borrower proposes to take with respect thereto, and
          (B) sets forth, for the quarter or year covered by such Financial Statements or as of the last day of such quarter or year (as the case may be), the calculation of the financial ratios and tests provided in SUBPARAGRAPH 5.02(k);

              (iv) As soon as possible and in no event later than five (5) Business Days after any executive officer of Borrower knows of the occurrence or existence of (A) any Reportable Event under any Employee Benefit Plan or Multiemployer Plan; (B) any actual or threatened litigation, suits, claims or disputes against Borrower or its Subsidiaries involving potential monetary damages payable by Borrower or any of its Subsidiaries of $10,000,000 or more (alone or in the aggregate); (C) any other event or condition which could reasonably be expected to have a Material Adverse Effect; or (D) any Default or Event of Default; the statement of the president or chief financial officer of Borrower setting forth details of such event, condition, Default or Event of Default and the action which Borrower proposes to take with respect thereto;

               (v) As soon as possible and in no event later than five (5) Business Days after they are sent, made available or filed, copies of
          (A) all registration statements and reports filed by Borrower or any of its Subsidiaries with any securities exchange or the Securities and Exchange Commission (including all 10-Q, 10-K and 8-Q reports and S-1 registration statements); (B) all reports, proxy statements and financial statements sent or made available by Borrower or any of its Subsidiaries to its security holders; and (C) all press releases and other statements concerning any material developments in the business of Borrower or any of its Subsidiaries made available by Borrower or any of its Subsidiaries to the public generally;

              (vi) As soon as possible and in no event later than five (5) Business Days after the acquisition or formation of a new Subsidiary by Borrower or any Subsidiary, a statement of the chief financial officer of Borrower setting forth the details as to such acquisition or formation including, without limitation, the information described in SUBPARAGRAPH 4.01(q);

             (vii) As soon as possible and in no event later than (A) five (5) Business Days before the completion of a Permitted Acquisition for which the proceeds of any Loans are used hereunder or (B) fifteen (15) Business Days after the completion of any other Permitted Acquisition, a statement of the chief financial officer of Borrower setting forth the details of such Permitted Acquisition; and

            (viii) Such other certificates, opinions, statements, documents and information relating to the operations or condition (financial or otherwise) of Borrower or any of its Subsidiaries, and compliance by Borrower and its Subsidiary with the terms of this

          Agreement and the other Credit Documents as Agent may from time to time reasonably request.

          (b) BOOKS AND RECORDS. Borrower and its Subsidiaries shall at all times keep proper books of record and account in which full, true and correct entries will be made of their transactions in accordance with GAAP.

          (c) INSPECTIONS. Borrower and its Subsidiaries shall permit any Person designated by Agent or any Bank, upon reasonable notice and during normal business hours, to visit and inspect any of the properties and offices of Borrower and its Subsidiaries, to examine the books and records of Borrower and its Subsidiaries and make copies thereof and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with, and to be advised as to the same by, their officers, auditors and accountants, all at such times and intervals as Agent or any Bank may reasonably request. Prior to any Default or Event of Default, Borrower and its Subsidiaries shall only be obligated to pay the costs and expenses of two
     (2) inspections per year.

     Notwithstanding the foregoing, neither Agent nor any Bank shall have access to, nor may they request copies of, any information constituting trade secrets relating to technology unless Agent or such Bank shall have executed and delivered a confidentiality agreement relating to such trade secrets reasonably satisfactory to Borrower.

          (d) INSURANCE. Borrower and its Subsidiaries shall (i) maintain insurance of the types and in the amounts customarily maintained from time to time during the term of this Agreement by others engaged in substantially the same business as such Person and operating in the same geographic area as such Person, including, but not limited to, fire, public liability, property damage and worker's compensation, such insurance (A) to be maintained with companies and in amounts reasonably satisfactory to Agent or (B) with respect to worker's compensation, to be maintained pursuant to a self-insurance program by Borrower in form and substance reasonably satisfactory to Agent, and (ii) deliver to Agent from time to time, as Agent may request, schedules setting forth all insurance then in effect.

          (e) GOVERNMENTAL CHARGES AND OTHER INDEBTEDNESS. Borrower and its Subsidiaries shall promptly pay and discharge when due (i) all taxes and other Governmental Charges prior to the date upon which penalties accrue thereon, (ii) all Indebtedness which, if unpaid, could become a Lien upon the property of Borrower or its Subsidiaries and (iii) all other Indebtedness which, if unpaid, could reasonably be expected to have a Material Adverse Effect; except with respect to the foregoing clauses (i),
     (ii) and (iii) such taxes, Governmental Charges and

     Indebtedness as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made, provided that in each such case appropriate reserves are maintained to the reasonable satisfaction of Agent.

          (f) USE OF PROCEEDS. Borrower shall use the proceeds of the Loans only for the respective purposes set forth in SUBPARAGRAPHS 2.01(g) and 2.02(g). Borrower shall not use any part of the proceeds of any Loan, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve Borrower, any Bank or Agent in a violation of Regulations G, T, U or X issued by the Federal Reserve Board.

          (g) GENERAL BUSINESS OPERATIONS. Each of Borrower and its Subsidiaries shall (i) preserve and maintain its corporate existence and all of its rights, privileges and franchises reasonably necessary to the conduct of its business PROVIDED, HOWEVER, that any foreign Subsidiary may be permitted to dissolve or liquidate if both immediately before and after giving effect to such dissolution or liquidation no Default or Event of Default shall have occurred or be continuing and such dissolution or liquidation could not reasonably be expected to have a Material Adverse Effect, (ii) conduct its business activities in compliance with all Requirements of Law and Contractual Obligations applicable to such Person, the violation of which could reasonably be expected to have a Material Adverse Effect, (iii) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, (iv) pay all Contractual Obligations as and when due (except to the extent disputed in good faith by Borrower or the appropriate Subsidiary and where non-payment could not reasonably be expected to have a Material Adverse Effect), and (v) shall at all times maintain its chief executive office and principal place of business in the United States of America and shall not change the location of its chief executive office and principal place of business (as of the Closing Date, 4280 Hacienda Drive, Pleasanton, CA 94588) without 60 days' prior written notice to Agent.

          (h) NEW DOMESTIC SUBSIDIARIES AND MATERIAL FOREIGN SUBSIDIARIES. Borrower shall cause:

               (i) each Subsidiary which, after the Closing Date, becomes a domestic Subsidiary, to, promptly as possible, and in any event within fifteen (15) days after becoming a domestic Subsidiary, (1) provide to Agent a guaranty substantially in the form of the Guaranty, duly executed by such Subsidiary; and (2) execute and deliver to Agent such instruments, agreements, certificates, opinions and documents as Agent may reasonably request to evidence such Guaranty; and

              (ii) Borrower or any Subsidiary, which, after the Closing Date, acquires a Material Foreign Subsidiary or owns capital stock in a Subsidiary which becomes a Material Foreign Subsidiary, to, promptly as possible, and in any event within fifteen (15) days after becoming a Material Foreign Subsidiary, (1) provide to Agent a pledge agreement, substantially in the form of the Pledge Agreements, duly executed by Borrower or such Subsidiary which holds the capital stock in such Material Foreign Subsidiary; and (2) execute and deliver to Agent such instruments, agreements, certificates, opinions and documents as Agent may reasonably request to evidence such Pledge Agreement and the security interests and Liens granted thereunder.

     5.02. NEGATIVE COVENANTS. Until the termination of this Agreement and the satisfaction in full by Borrower of all Obligations, Borrower will comply, and will cause compliance, with the following negative covenants, unless Required Banks shall otherwise consent in writing:

          (a) INDEBTEDNESS. Neither Borrower nor any of its Subsidiaries shall create, incur, assume or permit to exist any Indebtedness except for the following ("PERMITTED INDEBTEDNESS"):

               (i) The Obligations of Borrower and its Subsidiaries under the Credit Documents;

              (ii) Indebtedness to trade creditors incurred in the ordinary course of business;

             (iii) Indebtedness arising from the endorsement of instruments for collection in the ordinary course of Borrower's or a Subsidiary's business;

              (iv) Indebtedness of any of Borrower's Subsidiaries to Borrower with respect to any Permitted Investment by Borrower in such Subsidiary pursuant to SUBPARAGRAPH 5.02(e) which Permitted Investment is made as an intercompany loan from Borrower to such Subsidiary;

               (v) Indebtedness of Borrower and its Subsidiaries under interest rate protection, currency swap and foreign exchange arrangements, provided that all such arrangements are entered into in connection with bona fide hedging operations and not for speculation;

              (vi) Indebtedness of Borrower and its Subsidiaries with respect to (A) standby letters of credit issued in connection with Borrower's self-insurance program for worker's compensation as permitted under SUBPARAGRAPH 5.01(d), and (B) standby letters of credit issued in connection with foreign sales, in an aggregate stated amount for all such letters of credit not to exceed Fifteen Million Dollars ($15,000,000) at any time;

             (vii) Indebtedness of Borrower with respect to low-income housing participations entered into for the purpose of obtaining certain tax credits, which Indebtedness constitutes a permitted investment under clause (ii) OF SUBPARAGRAPH 5.02(e);

            (viii) Indebtedness not covered by the preceding classes (i)-(vii) which Indebtedness constitutes a Permitted Investment under SUBPARAGRAPH 5.02(e); and

              (ix) Other Indebtedness in an aggregate amount not exceeding $15,000,000 at any time.

          (b) LIENS. Neither Borrower nor any of its Subsidiaries shall create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for the following ("PERMITTED LIENS") :

               (i)  Liens in favor of Agent with respect to the Pledge
          Agreements;

              (ii) Liens for taxes or other Governmental Charges not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided provision is made to the reasonable satisfaction of Agent for the eventual payment thereof if subsequently found payable;

             (iii) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made to the reasonable satisfaction of Agent for the eventual payment thereof if subsequently found payable;

              (iv) Deposits under workers' compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business;

               (v) Zoning restrictions, easements, rights-of-way and other similar encumbrances incurred in the ordinary course of business, which alone or in the aggregate are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

              (vi) Liens on property existing at the time such property is acquired by Borrower or any of its Subsidiaries provided that in each case such Lien was not created in contemplation of such acquisition by Borrower or such Subsidiary;

             (vii) Liens existing on the Closing Date and set forth on SCHEDULE 5.02(b);

            (viii) Judgment Liens, provided that such Liens are released, stayed or vacated within thirty (30) days after issue or levy and, if so stayed, such stay is not thereafter removed;

              (ix) Liens on property or assets of any corporation which becomes a Subsidiary after the date of this Agreement, provided that (A) such Liens exist at the time such corporation becomes a Subsidiary, and
          (B) such Liens were not created in contemplation of such creation or acquisition of such Subsidiary;

               (x) Liens securing Indebtedness with respect to purchase money loans and Capital Leases incurred by Borrower or any of its Subsidiaries to finance the acquisition by such Person of real property, fixtures or equipment provided that in each case, (A) such Indebtedness constitutes permitted Indebtedness under CLAUSE (IX) of SUBPARAGRAPH 5.02(a), (B) such Lien and Indebtedness are incurred by such Person, at the time of, or not later than twenty (20) days after the acquisition by such Person of the property so financed, and
          (C) such Lien (x) covers only those assets, the acquisition of which was financed by Permitted Indebtedness, (y) such Indebtedness does not exceed the purchase price of the property so financed, and (z) secures only such Permitted Indebtedness;

              (xi) Banker's Liens and similar Liens (including setoff rights) in respect of bank deposits, provided that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access in excess of those set forth by the regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended to provide collateral to the depository institution; and

             (xii) Liens securing Indebtedness permitted under CLAUSE (VII) of SUBPARAGRAPH 5.02(a), provided that such Lien (A) covers only those assets, the acquisition of which was financed by such Permitted Indebtedness, (B) does not exceed the purchase price of the property so financed, and (C) secures only such Permitted Indebtedness.

          (c) ASSET DISPOSITIONS. Neither Borrower nor any of its Subsidiaries shall sell, lease, transfer or otherwise dispose of any of its assets or property, whether now owned or hereafter acquired, except for the following:

               (i) Sales of inventory by Borrower and its Subsidiaries in the ordinary course of business;

              (ii) Sales of used, surplus, damaged, worn or obsolete equipment by Borrower and its Subsidiaries for not less than fair market value;

             (iii) Sales of equipment in connection with the replacement or substitution (within ninety (90) days of such disposition) of equipment being sold with newly acquired like-kind equipment having a fair market value equalling or exceeding the fair market value of the equipment being sold, for cash consideration for such sale at least equal to the fair market value of such equipment;

              (iv) Sales of assets or property acquired through a Permitted Acquisition for cash consideration for such sale at least equal to the fair market value of such assets or property being sold;

               (v) Sales of accounts receivable for cash in the ordinary course of business, provided such sales are on a non-recourse basis and at a discount rate not exceeding fifteen percent (15%) of the face amount of such accounts; provided, however, that the aggregate face amount of accounts receivable which can be sold in any fiscal year of Borrower and its Subsidiaries shall not exceed in the aggregate Five Million Dollars ($5,000,000);

              (vi) Charitable dispositions of equipment where the aggregate fair market value of such equipment being donated does not exceed $1,000,000 in any fiscal year of Borrower;

              (vii) Sales of assets or property not covered by the preceding CLAUSES (i)-(vi), provided that (A) such sales shall be for cash consideration at least equal to the fair market value of the assets or property being sold, (B) both immediately before and after giving effect to any such sale, no Default or Event of Default shall have occurred or be continuing, and (C) the aggregate amount of all such sales shall not exceed Five Million Dollars ($5,000,000) in any fiscal year of Borrower.

          (d) MERGERS, ACQUISITIONS, ETC. Neither Borrower nor any of its Subsidiaries shall consolidate with or merge into any other Person or permit any other Person to merge into it, or acquire all or substantially all of the assets of any other Person, except that

               (i) Any Subsidiary of Borrower may merge into any other wholly-owned Subsidiary of Borrower provided that such wholly-owned Subsidiary is the surviving corporation;

              (ii) Any Subsidiary may merge into Borrower provided that Borrower is the surviving corporation; and

             (iii)  Borrower and its Subsidiaries may make Permitted
          Acquisitions.

          (e) INVESTMENTS. Neither Borrower nor any of its Subsidiaries shall make any Investment in Margin Stock nor shall Borrower or any of its Subsidiaries make any other Investment except the following ("PERMITTED INVESTMENTS"):

               (i) Investments in Short-Term Cash Equivalents and Medium-Term Marketable Securities (as such terms are defined in Borrower's Investment Policy) in accordance with Borrower's Investment Policy;

              (ii) Investments in Other Investment Vehicles and Strategic Investments (as such terms are defined in Borrower's Investment Policy) in accordance with Borrower's Investment Policy so long as, both immediately before and after giving effect any such Investment,
          (A) Funded Debt of Borrower is less than cash on hand of Borrower, and
          (B) no Default or Event of Default shall have occurred or be continuing;

             (iii) Investments in domestic Subsidiaries of Borrower so long as, both immediately before and after giving effect to such Investment, no Default or Event of Default shall have occurred or be continuing; PROVIDED, HOWEVER, that in the event any domestic Subsidiary of Borrower is insolvent, Borrower may make Investments in such Subsidiary only if immediately before and after giving effect to any such Investment, Funded Debt of Borrower is less than cash on hand of Borrower;

              (iv) Investments in foreign Subsidiaries and joint ventures of Borrower so long as, both immediately before and after giving effect to such Investment, no Default or Event of Default shall have occurred or be continuing; PROVIDED, HOWEVER, that in the event the Funded Debt of Borrower exceeds cash on hand of Borrower, calculated both immediately before and after giving effect to any Investment, such Investments shall be limited to an aggregate of $5,000,000 per fiscal year of Borrower; PROVIDED, FURTHER, that in the event any Subsidiary or joint venture is insolvent, Borrower may make Investments in such Subsidiary or joint venture only if immediately before and after effect to any such Investment, Funded Debt of Borrower is less than cash on hand of Borrower;

               (v)  Investments which are Permitted Acquisitions; and

              (vi) Investments consisting of loans to employees of Borrower to enable such employees to purchase Equity Securities of Borrower in any aggregate amount not to exceed Five Million Dollars ($5,000,000) at any time.

          (f) DIVIDENDS, REDEMPTIONS, ETC. Borrower shall not pay any dividends or make any distributions on its Equity Securities; purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Securities; return any capital to any holder of its Equity Securities as such; make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or set apart any sum for any such purpose, if both immediately before and after giving effect to any of the foregoing, (i) a Default or Event of Default shall have occurred or be continuing, and (ii) such payments, disbursements or other such actions could reasonably be expected to have a Material Adverse Effect.

          (g) CHANGE IN BUSINESS. Neither Borrower nor any of its Subsidiaries shall engage, either directly or indirectly through Affiliates, in any business which is not a Similar Business Line.

          (h) ERISA. Neither Borrower nor any ERISA Affiliate shall (i) adopt or institute any Employee Benefit Plan that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA, (ii) take any action which will result in the partial or complete withdrawal, within the meanings of sections 4203 and 4205 of ERISA, from a Multiemployer Plan,
     (iii) engage or permit any Person to engage in any transaction prohibited by section 406 of ERISA or section 4975 of the Code involving any Employee Benefit Plan or Multiemployer Plan which would subject either Borrower or any ERISA Affiliate to any tax, penalty or other liability including a liability to indemnify, (iv) incur or allow to exist any accumulated funding deficiency (within the meaning of section 412 of the Code or section 302 of ERISA), (v) fail to make full payment when due of all amounts due as contributions to any Employee Benefit Plan or Multiemployer Plan, (vi) fail to comply with the requirements of section 4980B of the Code or Part 6 of Title I(B) of ERISA, or (vii) adopt any amendment to any Employee Benefit Plan which would require the posting of security pursuant to section 401(a)(29) of the Code, where singly or cumulatively, the above would have a Material Adverse Effect.

          (i) TRANSACTIONS WITH AFFILIATES. Neither Borrower nor any of its Subsidiaries shall enter into any Contractual Obligation with any Affiliate or engage in any other transaction with any Affiliate except upon terms at least as favorable to Borrower or such Subsidiary as an arms-length transaction with unaffiliated Persons.

          (j) ACCOUNTING CHANGES. Neither Borrower nor any of its Subsidiaries shall change (i) its fiscal year (as of the Closing Date, ending on the first Sunday in July in any calendar year) without first providing to Agent and the Banks a written letter of Borrower's certified public accountants certifying as to the good financial condition of Borrower and its Subsidiaries and subject to amendment of the covenants contained herein as may be necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in fiscal year or (ii) its accounting practices except as required by GAAP.

          (k)  FINANCIAL COVENANTS.

               (i) Borrower shall not permit its Interest Coverage Ratio to be less than 3.00 to 1.00 at any time.

              (ii)  Borrower shall not permit its Current Ratio to be less than
          2.50 to 1.00 at any time.

             (iii) Borrower shall not permit its Leverage Ratio to be greater than 0.75 to 1.00 at any time.

              (iv) Borrower shall not permit its Net Worth at any time to be less than the lesser of (A) the sum of (1) $185,000,000 PLUS (2) 50% of cumulative Net Income (if positive) for each fiscal quarter from and including the fiscal quarter ending October 2, 1994, plus (3) 100% of the Net Equity Proceeds from the sale or issuance of Equity Securities by Borrower after the date hereof as reduced by the cash consideration paid by Borrower after the date hereof to purchase in the secondary market outstanding Equity Securities of Borrower in order to mitigate the dilutive effects of Equity Securities issued to employees and directors under Borrower's benefit plans for employees and directors after the date hereof; or (B) the sum of (1) $170,000,000, PLUS (2) 100% of cumulative Net Income (if positive) for each fiscal quarter from and including the fiscal quarter ending October 2, 1994, PLUS (3) 100% of the Net Equity Proceeds from the sale or issuance of Equity Securities by Borrower after the date hereof as reduced by the cash consideration paid by Borrower after the date hereof to purchase in the secondary market outstanding Equity Securities of Borrower in order to mitigate the dilutive effects of Equity Securities issued to employees and directors under Borrower's benefit plans for employees and directors after the date hereof.

          (l) BORROWER'S INVESTMENT POLICY. Borrower shall not amend, modify, waive or terminate any provision of Borrower's Investment Policy if such amendment, modification, waiver or termination would materially change the credit quality of Borrower's Investments or the term thereof or otherwise could reasonably be expected to have a Material Adverse Effect.

          (m) CERTAIN INDEBTEDNESS AND MODIFICATIONS. Neither Borrower nor any of its Subsidiaries shall directly or indirectly (i) pay, prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled payment thereof any Indebtedness or (ii) amend, modify or otherwise change the terms of any document, instrument or agreement evidencing any Indebtedness so as to increase its obligations thereunder or accelerate the scheduled payment thereof, if, immediately prior to and after giving effect thereto, any Default or Event of Default shall have occurred or be continuing or such action could reasonably be expected to have a Material Adverse Effect.


SECTION VI.    DEFAULT.

     6.01. EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following shall constitute an "EVENT OF DEFAULT" hereunder:

          (a) Borrower shall fail to pay when due (i) any principal or interest payment or (ii) any other payment required under the terms of this Agreement or any of the other Credit Documents and with respect to this clause (ii) such failure to pay shall continue for five (5) days; or

          (b) Borrower shall fail to observe or perform any covenant, obligation, condition or agreement set forth in SUBPARAGRAPH 5.01(d), SUBPARAGRAPH 5.01(g)(i) or PARAGRAPH 5.02; or

          (c) Borrower or any Subsidiary shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or the other Credit Documents and such failure shall continue for thirty (30) days after the earlier of the date that Borrower has notice of or should have known of such failure; or

          (d) Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of Borrower or any Subsidiary to Agent or any Bank in or in connection with this Agreement or any of the other Credit Documents, or as an inducement to Agent or any Bank to enter into this Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

          (e) Borrower or any Subsidiary (i) shall fail to make a payment or payments in an aggregate amount of $10,000,000 or more when due under the terms of any bond, debenture, note or other evidence of Indebtedness to be paid by such Person (excluding this Agreement and the other Credit Documents but including any other evidence of Indebtedness of Borrower or any Subsidiary to any Bank) and such failure shall continue beyond any period of grace provided with respect thereto, or (ii) shall fail to make any other payment or payments when due under or otherwise default in the observance or performance of any other agreement, term or condition contained in any such bond, debenture, note or other evidence of Indebtedness, and the effect of such failure or default is to cause, or permit the holder or holders thereof to cause Indebtedness in an aggregate amount of $10,00,000 or more to become due prior to its stated date of maturity; or

          (f) Borrower or any Subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature,
     (iii) make a general assignment for the benefit of its or any of its creditors, (iv) other than as expressly permitted under SUBPARAGRAPH 5.01(g), be dissolved or liquidated in full or in part, (v) solely with respect to Borrower, become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of affecting any of the foregoing; or

          (g) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Borrower or any Subsidiary or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Borrower or any Subsidiary or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement; or

          (h) A final judgment or order for the payment of money in excess of $10,000,000 shall be rendered against Borrower or any of its Subsidiaries and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of Borrower or any of its Subsidiaries and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or

          (i) Any Credit Document or any material term thereof shall cease to be, or be asserted by Borrower or any Subsidiary not to be, a legal, valid and binding obligation of Borrower or such Subsidiary enforceable in accordance with its terms; or

          (j) Any Reportable Event occurs which constitutes grounds for the termination of any Employee Benefit Plan by the PBGC or for the appointment of a trustee to administer any Employee Benefit Plan, or any Employee Benefit Plan shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed to administer any Employee Benefit Plan; or

          (k)  Any Change of Control shall occur; or

          (l) One or more conditions exist or events have occurred which might reasonably indicate, or reasonably result in, a Material Adverse Effect.

     6.02. REMEDIES. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in SUBPARAGRAPH 6.01(f) or 6.01(g)) and at any time thereafter during the continuance of such Event of Default, Agent may, with the consent of the Required Banks, or shall, upon instructions from the Required Banks, by written notice to Borrower,

(a) terminate the Commitments and the obligations of the Banks to make Loans and
(b) declare all outstanding Obligations payable by Borrower to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in SUBPARAGRAPH 6.01(f) or 6.01(g), immediately and without notice, (1) the Commitments and the obligations of the Banks to make Loans shall automatically terminate and (2) all outstanding Obligations payable by Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Agent may exercise any right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both. Immediately after taking any action under this PARAGRAPH 6.02, Agent shall notify each Bank of such action.

     6.03. DEFAULTS. At the election of Required Banks upon the occurrence of any Default, the obligations of the Banks to make Loans or to convert any Loan shall be suspended until such event is either waived by the Required Banks or, to the extent allowed hereunder, cured by Borrower.

SECTION VII.   AGENT AND RELATIONS AMONG BANKS.

     7.01. APPOINTMENT, POWERS AND IMMUNITIES. Each Bank hereby appoints and authorizes Agent to act as its agent hereunder and under the other Credit Documents with such powers as are expressly delegated to Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Document, be a trustee for any Bank or have any fiduciary duty to any Bank. Notwithstanding anything to the contrary contained herein, Agent shall not be required to take any action which is contrary to this Agreement or any other Credit Document or applicable law. Neither Agent nor any Bank shall be responsible to any other Bank for any recitals, statements, representations or warranties made by Borrower or any Subsidiary contained in this Agreement or in any other Credit Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Credit Document or for any failure by Borrower or any Subsidiary to perform their respective obligations hereunder or thereunder. Agent may employ agents and attorneys-in-fact and shall not be responsible to any Bank for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Agent and its directors, officers, employees or agents shall not be responsible to any Bank for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith, except for its or their own gross negligence or wilful misconduct. Except as otherwise provided under this Agreement, Agent shall take such action with respect to the Credit Documents as shall be directed by the Required Banks.

     7.02. RELIANCE BY AGENT. Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, facsimile or telex) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent with reasonable care. As to any other matters not expressly provided for by this Agreement, Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Banks and shall in all cases be fully protected by the Banks in acting, or in refraining from acting, hereunder or under any other Credit Document in accordance with the instructions of the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

     7.03. DEFAULTS. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless Agent has received a notice from a Bank or Borrower, referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "Notice of Default". If Agent receives such a notice of the occurrence of a Default or Event of Default, Agent shall give prompt notice thereof to the Banks. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; PROVIDED, HOWEVER, that until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks.

     7.04. INDEMNIFICATION. Without limiting the Obligations of Borrower hereunder, each Bank agrees to indemnify Agent, ratably in accordance with their Proportionate Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; PROVIDED, HOWEVER, that no Bank shall be liable for any of the foregoing to the extent they arise from Agent's gross negligence or wilful misconduct. Agent shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The obligations of each Bank under this PARAGRAPH 7.04 shall survive the payment and performance of the Obligations, the termination of this Agreement and any Bank ceasing to be a party to this Agreement.

     7.05. NON-RELIANCE. Each Bank represents that it has, independently and without reliance on Agent, or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of Borrower and the Subsidiaries and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Neither Agent nor any Bank shall be required to keep any other Bank informed as to the performance or observance by Borrower or any Subsidiary of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of Borrower or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Bank by Agent hereunder, neither Agent nor any Bank shall have any duty or responsibility to provide any Bank with any credit or other information concerning Borrower or any Subsidiary, which may come into the possession of Agent, or such Bank or any of its or their Affiliates.

     7.06. RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to the Banks, and Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent, which Agent shall be reasonably acceptable to Borrower; PROVIDED, HOWEVER, that Borrower shall have no right to approve a successor Agent if an Event of Default has occurred or is continuing. If no successor Agent shall have been appointed by the Required Banks and shall have accepted such appointment within thirty
(30) days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank having a combined capital, surplus and retained earnings of not less than U.S. $500,000,000 and which shall be reasonably acceptable to Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this SECTION VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     7.07. AUTHORIZATION. Agent is hereby authorized by the Banks to execute, deliver and perform, each of the Credit Documents to which Agent is or is intended to be a party and each Bank agrees to be bound by all of the agreements of Agent contained in the Credit Documents.

     7.08. AGENT IN ITS INDIVIDUAL CAPACITY. Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrower and its Subsidiaries and affiliates as though such Agent were not an Agent hereunder. With respect to Loans, if any, made by ABN AMRO Bank N.V., as a Bank, ABN AMRO Bank N.V. shall have the same rights and powers under this Agreement and the other Credit Documents as any other Bank and may exercise the same as though it were not an Agent, and the terms "Bank" or "Banks" shall include ABN AMRO Bank N.V. in its individual capacity.

SECTION VIII.  MISCELLANEOUS.

     8.01. NOTICES. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Borrower, any Bank or Agent under this Agreement or the other Credit Documents shall be in writing and faxed, mailed or delivered, if to Borrower or Agent, at its respective facsimile number or addresses set forth below or, if to any Bank, at the address or facsimile number specified beneath the heading "Address for Notices" under the name of such Bank in SCHEDULE I (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other party). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service; (b) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt; PROVIDED, HOWEVER, that any notice delivered to Agent under SECTION II shall not be effective until received by Agent.

          Agent:    ABN AMRO Bank N.V.
                    101 California Street
                    Suite 4550
                    San Francisco, CA  94111-5812
                    Attn:  Gina Brusatori
                    Telephone:  (415) 984-3700
                    Facsimile:  (415) 362-3524

                    ABN AMRO Bank N.V.
                    335 Madison Avenue
                    New York, NY  10017
                    Attn:  Linda Boardman
                    Telephone:  (212) 370-8509
                    Facsimile:  (212) 682-0364

          Borrower: Nellcor Incorporated
                    4280 Hacienda Drive
                    Pleasanton, CA  94588
                    Attn:  Richard Powell
                    Telephone:  (510) 463-4196
                    Facsimile:  (510) 463-4220

Each Notice of Borrowing, Notice of Conversion and Notice of Interest Period Selection shall be given by Borrower to Agent's office located at the address referred to above during Agent's normal business hours; PROVIDED, HOWEVER, that any such notice received by Agent after 9:00 a.m. on any Business Day shall be deemed received by Agent on the next Business Day. In any case where this Agreement authorizes notices, requests, demands or other communications by Borrower to Agent to be made by telephone or facsimile, Agent may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by Agent is such a person.

     8.02. EXPENSES. Borrower shall pay on demand, whether or not any Loan is made, (a) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Agent in connection with the preparation, negotiation, execution and delivery of, and the exercise of its duties under, the commitment letter dated as of September 8, 1994 (as amended) between Borrower and Agent and the Agent's Fee Letter and their structuring of, due diligence relating to and syndication of the credit facilities set forth in this Agreement; (b) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Agent in connection with the preparation, negotiation, execution and delivery of, and the exercise of its duties under, this Agreement and the other Credit Documents, and the preparation, negotiation, execution and delivery of amendments and waivers hereunder and thereunder; and
(c) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Agent and the Banks in the enforcement or attempted enforcement of any of the Obligations or in preserving any of Agent's or the Banks' rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Credit Documents or the Obligations or any bankruptcy or similar proceeding involving Borrower or any of its Subsidiaries). As used herein, the term "reasonable attorneys' fees and expenses" shall include, without limitation, allocable costs and expenses of Agent's or any Bank's in-house legal counsel and staff. The obligations of Borrower under this

PARAGRAPH 8.02 shall survive the payment and performance of the Obligations and the termination of this Agreement.

     8.03. INDEMNIFICATION. To the fullest extent permitted by law, Borrower agrees to protect, indemnify, defend and hold harmless Agent, the Banks and their Affiliates and their respective directors, officers, employees, agents and advisors ("INDEMNITEES") from and against any and all liabilities, losses, damages or expenses of any kind or nature and from any suits, claims or demands (including in respect of or for reasonable attorney's fees and other expenses) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to the Credit Documents or any transaction contemplated thereby, including without limitation (a) any use by Borrower of any proceeds of the Loans, (b) any violation or alleged violation of any Requirement of Law by Borrower, any Subsidiary or any of their Affiliates, (c) any Default or Event of Default,
(d) any acquisition or proposed acquisition by Borrower or any of its Subsidiaries of the stock or assets (in whole or in part) of any other Person or
(e) the execution, delivery and performance of this Agreement and the other Credit Documents by any of the Indemnitees (unless arising out of any violation by Agent or any Bank or any of its Affiliates of any applicable law governing its banking powers); except to the extent such liability arises from the willful misconduct or gross negligence of the Indemnitees. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Agent or any Bank believes is covered by this indemnity, Agent or such Bank shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to Agent or such Bank, as the case may be. Agent or such Bank may also require Borrower to defend the matter. Any failure or delay of Agent or any Bank to notify Borrower of any such suit, claim or demand shall not relieve Borrower of its obligations under this PARAGRAPH 8.03 but shall reduce such obligations to the extent of any increase in those obligations caused solely by any such failure or delay which is unreasonable. The obligations of Borrower under this PARAGRAPH 8.03 shall survive the payment and performance of the Obligations and the termination of this Agreement.

     8.04. WAIVERS; AMENDMENTS. Any term, covenant, agreement or condition of this Agreement or any other Credit Document may be amended or waived if such amendment or waiver is in writing and is signed by Borrower and the Required Banks; PROVIDED, HOWEVER that:

          (a) Any amendment, waiver or consent which (i) increases the Total Commitment, (ii) extends the Revolving Loan Maturity Date or Term Loan Maturity Date, (iii) reduces the principal of or interest on any Loan or any fees or other amounts payable for the account of the Banks hereunder,
     (iv) postpones any date fixed for any
     payment of the principal of or interest on any Loans or any fees or other amounts payable for the account of the Banks hereunder or thereunder, (v) amends this PARAGRAPH 8.04, (vi) releases any Guaranty, Pledge Agreement or any of the Collateral or (vii) amends the definition of Required Banks, must be in writing and signed by all Banks;

          (b) Any amendment, waiver or consent which increases or decreases the Proportionate Share of any Bank must be in writing and signed by such Bank; and

          (c) Any amendment, waiver or consent which affects the rights of Agent must be in writing and signed by Agent.

No failure or delay by Agent or any Bank in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

     8.05.     SUCCESSORS AND ASSIGNS.

          (a) BINDING EFFECT. This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of Borrower, the Banks, Agent, all future holders of the Notes and their respective successors and permitted assigns, except that Borrower may not assign or transfer any of its rights or obligations under any Credit Document without the prior written consent of Agent and each Bank. All references in this Agreement to any Person shall be deemed to include all successors and assigns of such Person.

          (b) PARTICIPATIONS. Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("PARTICIPANTS") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank under this Agreement and the other Credit Documents; PROVIDED, HOWEVER, that no Bank may sell a participating interest in its Loans or Commitment in a principal amount of less than Five Million Dollars ($5,000,000), provided that, in the event the Term Loan is Ten Million Dollars ($10,000,000) or less, such amount shall be Two Million Dollars ($2,000,000). In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement and Borrower and Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; PROVIDED, HOWEVER, that any agreement pursuant to which any Bank sells a participating interest to a Participant may require the selling Bank to obtain the consent of such Participant in order for such Bank to agree in writing to any amendment of a type specified in CLAUSE (i), (ii), (iii) OR (iv) OF SUBPARAGRAPH 8.04(a). Borrower agrees that if amounts outstanding under this Agreement and the other Credit Documents are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the fullest extent permitted by law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any other Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any other Credit Documents; PROVIDED, HOWEVER, that such rights of setoff shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in SUBPARAGRAPH 2.09(b). Borrower also agrees that any Bank which has transferred all or part of its interests in the Commitments and the Loans to one or more Participants shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Bank under PARAGRAPH 2.10, PARAGRAPH 2.11, and PARAGRAPH 2.13, as if such Bank had not made such transfer.

          (c) ASSIGNMENTS. Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time, sell and assign to any Bank, any affiliate of a Bank or any other bank or financial institution (individually, an "ASSIGNEE BANK") all or a portion of its rights and obligations under this Agreement and the other Credit Documents (such a sale and assignment to be referred to herein as an "ASSIGNMENT") pursuant to an assignment agreement in the form of EXHIBIT L (an "ASSIGNMENT AGREEMENT"), executed by each Assignee Bank and such assignor Bank (an "ASSIGNOR BANK") and delivered to Agent for its acceptance and recording in the Register; PROVIDED, HOWEVER, that

               (i) Without the written consent of Borrower and Agent (which consents shall not be unreasonably withheld), no Bank may make any Assignment to any Assignee Bank which is not, immediately prior to such Assignment, a Bank hereunder or an affiliate thereof; or

              (ii) Without the written consent of Borrower and Agent (which consent shall not be unreasonably withheld), no Bank may make any Assignment to any Assignee Bank if, after giving effect to such

          Assignment, the Assignee Bank's Commitment or Term Loan would be less than Five Million Dollars ($5,000,000), provided that, in the event the Term Loan is Ten Million Dollars ($10,000,000) or less, such amount shall be Two Million Dollars ($2,000,000); or

             (iii) No Bank may make any Assignment which does not assign and delegate an equal pro rata interest in such Bank's Revolving Loans, Term Loan, Commitments and all other rights, duties and obligations of such Bank under this Agreement and the other Credit Documents.

     Upon such execution, delivery, acceptance and recording of each Assignment Agreement, from and after the Assignment Effective Date determined pursuant to such Assignment Agreement, (A) each Assignee Bank thereunder shall be a Bank hereunder with a Proportionate Share as set forth on ATTACHMENT 1 TO SUCH ASSIGNMENT AGREEMENT and shall have the rights, duties and obligations of such a Bank under this Agreement and the other Credit Documents, and
     (B) the Assignor Bank thereunder shall be a Bank with a Proportionate Share as set forth on ATTACHMENT 1 TO SUCH ASSIGNMENT AGREEMENT, or, if the Proportionate Share of the Assignor Bank has been reduced to 0%, the Assignor Bank shall cease to be a Bank; PROVIDED, HOWEVER, that any such Assignor Bank which ceases to be a Bank shall continue to be entitled to the benefits of any provision of this Agreement which by its terms survives the termination of this Agreement. Each Assignment Agreement shall be deemed to amend SCHEDULE I to the extent, and only to the extent, necessary to reflect the addition of each Assignee Bank, the deletion of each Assignor Bank which reduces its Proportionate Share to 0% and the resulting adjustment of Proportionate Shares arising from the purchase by each Assignee Bank of all or a portion of the rights and obligation of an Assignor Bank under this Agreement and the other Credit Documents. On or prior to the Assignment Effective Date determined pursuant to each Assignment Agreement, Borrower, at its own expense, shall execute and deliver to Agent, in exchange for the surrendered Revolving Loan Note or Term Loan Note of the Assignor Bank thereunder, a new Revolving Loan Note and Term Loan Note to the order of each Assignee Bank thereunder (with each new Revolving Loan Note to be in an amount equal to the Commitment assumed by such Assignee Bank and each new Term Loan Note to be in the original principal amount of the Term Loan then held by such Assignee Bank) and, if the Assignor Bank is continuing as a Bank hereunder, a new Revolving Loan Note and Term Loan Note to the order of the Assignor Bank (with the new Revolving Loan Note to be in an amount equal to the Commitment retained by it and the new Term Loan Note to be in the original principal amount of the Term Loan retained by it). Each such new Revolving Loan Note shall be dated the Closing Date and each new Term Loan Note shall be dated the

     Revolving Loan Maturity Date and each such new Note shall otherwise be in the form of the Note replaced thereby. The Notes surrendered by the Assignor Bank shall be returned by Agent to Borrower marked "replaced". Each Assignee Bank which was not previously a Bank hereunder shall, within three (3) Business Days of becoming such a Bank, deliver to Borrower and Agent a statement or letter and form as described in CLAUSE (i) OR (ii) OF SUBPARAGRAPH 2.11(b).

          (d) REGISTER. Agent shall maintain at its address referred to in PARAGRAPH 8.01 a copy of each Assignment Agreement delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Banks and the Proportionate Shares of each Bank from time to time. The entries in the Register shall be conclusive in the absence of manifest error, and Borrower, Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.


          (e) REGISTRATION. Upon its receipt of an Assignment Agreement executed by an Assignor Bank and an Assignee Bank (and, in the case of an Assignee Bank that is not then a Bank, by Borrower and Agent) together with payment to Agent by Assignor Bank of a registration and processing fee of $2,500, Agent shall (i) promptly accept such Assignment Agreement and
     (ii) on the Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and Borrower. Agent may, from time to time at its election, prepare and deliver to the Banks and Borrower a revised SCHEDULE I reflecting the names, addresses and respective Proportionate Shares of all Banks then parties hereto.

     8.06. SETOFF. In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, with the prior consent of Agent but without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, to set-off and apply against any indebtedness, whether matured or unmatured, of Borrower to such Bank, any amount owing from such Bank to Borrower, at or at any time after, the happening of any of the above mentioned events, and as security for such indebtedness, Borrower hereby grants to each Bank a continuing security interest in any and all deposits, accounts or moneys of Borrower then or thereafter maintained with such Bank, subject in each case to SUBPARAGRAPH 2.09(b). The aforesaid right of set-off may be exercised by such Bank against Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of

Borrower or against anyone else claiming through or against Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Bank prior to the occurrence of an Event of Default. Each Bank agrees promptly to notify Borrower after any such set-off and application made by such Bank, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

     8.07. NO THIRD PARTY RIGHTS. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

     8.08. PARTIAL INVALIDITY. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

     8.09. JURY TRIAL. EACH OF BORROWER, THE BANKS AND AGENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT.

     8.10. COUNTERPARTS. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

     8.11. CONFIDENTIALITY. Each Bank and Agent shall not disclose to any Person any information with respect to Borrower or any of its Subsidiaries which is furnished pursuant to this Agreement, except that any Bank or Agent may disclose any such information (a) to its own directors, officers, employees, auditors, counsel and other professional advisors and to its Affiliates if such Bank or Agent or such Bank's or such Agent's holding or parent company reasonably determines that any such party should have access to such information; (b) to another Bank or Agent; (c) if generally available to the public other than through any Bank or Agent; (d) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Bank or Agent; (e) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by counsel, provided that Borrower is first notified to the extent not prohibited by any

Requirement of Law and given an opportunity to obtain confidential treatment to the extent not prohibited by any Requirement of Law and the Banks and Agent, as applicable, shall work with Borrower to obtain such treatment; (f) to comply with any Requirement of Law applicable to such Bank or Agent; (g) to any Participant or Assignee Bank or any prospective Participant or Assignee Bank, provided such Participant or Assignee or prospective Participant or Assignee agrees to be bound by this PARAGRAPH 8.11, provided, further, that with respect to prospective Participants and Assignee Banks, neither Agent nor any Bank shall disclose any non-public information with respect to Borrower and its Subsidiaries without the prior consent of Borrower, which consent shall not be unreasonably withheld; or (h) otherwise with the prior consent of Borrower.

     IN WITNESS WHEREOF, Borrower, the Banks and Agent have caused this Agreement to be executed as of the day and year first above written.

                              BORROWER:

                              NELLCOR INCORPORATED


                              By:  /s/ Michael P. Downey
                                 -----------------------------------
                                 Michael P. Downey
                                 Vice President and
                                 Chief Financial Officer


                              AGENT:

                              ABN AMRO BANK N.V., SAN FRANCISCO INTERNATIONAL BRANCH, as Agent


                              By:  /s/ R. Clay Jackson
                                 -----------------------------------
                                 R. Clay Jackson
                                 Senior Vice President


                              By:  /s/ Dianne D. Waggoner
                                 -----------------------------------
                                 Dianne D. Waggoner
                                 Vice President


                              BANKS:

                              ABN AMRO BANK N.V., SAN FRANCISCO INTERNATIONAL BRANCH, as a Bank


                              By:  /s/ R. Clay Jackson
                                 -----------------------------------
                                 R. Clay Jackson
                                 Senior Vice President


                              By: /s/ Dianne D. Waggoner
                                 -----------------------------------
                                 Dianne D. Waggoner
                                 Vice President

                              THE BANK OF CALIFORNIA, N.A.,
                              As a Bank


                              By:  /s/ Wanda Headrick
                                 -----------------------------------
                                 Name: WANDA HEADRICK
                                       -----------------------------
                                 Title: VICE PRESIDENT
                                        ----------------------------


                              CREDIT LYONNAIS CAYMAN ISLAND BRANCH, As a Bank


                              By: /s/ Xavier Ratouis
                                 -----------------------------------
                                 Name: XAVIER RATOUIS
                                      ------------------------------
                                 Title: AUTHORIZED SIGNATURE
                                       -----------------------------


                              WACHOVIA BANK OF GEORGIA, N.A.,
                              As a Bank


                              By: /s/ Douglas Williams
                                 -----------------------------------
                                 Name: DOUGLAS WILLIAMS
                                      ------------------------------
                                 Title: SENIOR VICE PRESIDENT
                                       -----------------------------

                                   SCHEDULE I

                                      BANKS

          BANK                                   PROPORTIONATE SHARE

ABN AMRO BANK N.V.                                            30%

Applicable Lending Office:

          ABN AMRO Bank N.V.
          San Francisco International Branch
          101 California Street, Suite 4550
          San Francisco, CA  94111-5812
          Attn:  Gina Brusatori
          Telephone   (415) 984-3700
          Facsimile:  (415) 362-3524

Addresses for Notices:

          San Francisco:

          ABN AMRO Bank N.V.
          San Francisco International Branch
          101 California Street, Suite 4550
          San Francisco, CA  94111-5812
          Attn:  Gina Brusatori
          Telephone   (415) 984-3700
          Facsimile:  (415) 362-3524

          New York:

          ABN AMRO Bank N.V.
          335 Madison Avenue
          New York, NY  10017
          Attn:  Linda Boardman
          Telephone:  (212) 370-8509
          Facsimile:  (212) 682-0364

Wiring Instructions:

          (VIA CHIPS)
          ABN AMRO Bank N.V., New York Branch
          335 Madison Avenue
          New York, NY  10017
          ABA #: 958

          For further credit to:
          ABN AMRO San Francisco
          Account #: 651-001-0545-41
          REFERENCE: Nellcor Incorporated

     (VIA FED)
     Federal Reserve Bank of New York, NY
     For Account:

     ABN AMRO Bank N.V., New York Branch
     Fed. Routing #: 026009580
     335 Madison Avenue
     New York, NY  10017

     For further credit to:
     ABN AMRO San Francisco
     Account #: 651-001-0545-41
     REFERENCE: Nellcor Incorporated


THE BANK OF CALIFORNIA, N.A.                              25%

Applicable Lending Office:

     The Bank of California, N.A.
     400 California Street
     San Francisco, CA  94104
     Attn:  Wanda R. Headrick
     Telephone:  (415) 765-3003
     Facsimile:  (415) 765-2634

Address for Notices:

     The Bank of California, N.A.
     400 California Street
     San Francisco, CA  94104
     Attn:  Wanda R. Headrick
     Telephone:  (415) 765-3003
     Facsimile:  (415) 765-2634

Wiring Instructions:

     ABA # 121000015
     For Credit to Bank Control
     Account # 001060235
     Ref:  Nellcor, Inc.

CREDIT LYONNAIS                                     25%

Applicable Lending Office:

     Credit Lyonnais Cayman Island Branch
     c/o Credit Lyonnais
     Health Care Group
     1301 Avenue of the Americas
     New York, NY  10019
     Primary Attn:  Francoise O. Giacalone
     Telephone:  (212) 261-7748
     Secondary Attn:  Farboud Tavangar
     Telephone:  (212) 261-7832
     Facsimile:  (212) 261-3440

     Address for Notices:

     Credit Lyonnais Cayman Island Branch
     c/o Credit Lyonnais
     Health Care Group
     Credit Lyonnais
     1301 Avenue of the Americas
     New York, NY  10019
     Attn:  Francoise O. Giacalone
     Telephone:  (212) 261-7748
     Secondary Attn:  Farboud Tavangar
     Telephone:  (212) 261-7832
     Facsimile:  (212) 261-3440

Wiring Instructions:

     Credit Lyonnais
     ABA # 0260-0807-3
     Attn:  Loan Servicing
     Account # 01-00882000100
     Ref:  Nellcor, Inc.

WACHOVIA BANK OF GEORGIA, N.A.                      20%

Applicable Lending Office:

     Wachovia Bank of Georgia, N.A.
     191 Peachtree Street, N.E.
     Atlanta, GA  30303
     Attn:  Todd J. Eagle
     Telephone:  (404) 332-4392
     Facsimile:  (404) 332-6898

Address for Notices:

     Wachovia Bank of Georgia, N.A.
     191 Peachtree Street, N.E.
     Atlanta, GA  30303
     Attn:  Todd J. Eagle
     Telephone:  (404) 332-4392
     Facsimile:  (404) 332-6898
               and
     Attn:  Hugette Jones
     Telephone:  (404) 332-4466
     Facsimile:  (404) 332-1118

Wiring Instructions:

     Wachovia Bank of Georgia
     ABA # 061000010
     Money Transfer Suspense Account # 18171498
     Attn:  Loan Specialist

                                  SCHEDULE 1.01

                                   DEFINITIONS


     "AFFILIATE" shall mean, with respect to any Person, (a) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (b) each of such Person's officers, directors, joint venturers and partners; PROVIDED, HOWEVER, that in no case shall Agent or any Bank be deemed to be an Affiliate of Borrower or any of its Subsidiaries for purposes of this Agreement. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

     "AGENT" shall have the meaning given to that term in CLAUSE (3) OF THE INTRODUCTORY PARAGRAPH hereof.

     "AGENT'S FEE LETTER" shall have the meaning given to that term in PARAGRAPH 1.08.

     "AGREEMENT" shall mean this Credit Agreement.

     "APPLICABLE LENDING OFFICE" shall mean, with respect to any Bank,
(a) initially, its office designated as such in SCHEDULE I and (b) subsequently, such other office or offices as such Bank may designate to Agent as the office at which such Bank's Loans will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Bank's Loans will thereafter be made.

     "APPLICABLE MARGIN" shall mean, with respect to any Revolving Loan or Term Loan at any time, the per annum margin which is determined pursuant to the Pricing Grid and added to the LIBO Rate for such Loan.

     "ASSIGNEE BANK" shall have the meaning given to that term in SUBPARAGRAPH 8.05(c).

     "ASSIGNMENT" shall have the meaning given to that term in SUBPARAGRAPH 8.05(c).

     "ASSIGNMENT AGREEMENT" shall have the meaning given to that term in SUBPARAGRAPH 8.05(c).

     "ASSIGNMENT EFFECTIVE DATE" shall have, with respect to each Assignment Agreement, the meaning set forth therein.

     "ASSIGNOR BANK" shall have the meaning given to that term in SUBPARAGRAPH 8.05(c).

                                     1.10-1

     "BANKS" shall have the meaning given to that term in CLAUSE (2) OF THE INTRODUCTORY PARAGRAPH HEREOF.

     "BASE RATE" shall mean, on any day, the greater of (a) the Prime Rate in effect on such date and (b) the Federal Funds Rate for such day PLUS one-half percent (0.50%).

     "BORROWER" shall have the meaning given to that term in CLAUSE (1) OF THE INTRODUCTORY PARAGRAPH hereof.

     "BORROWER PLEDGE AGREEMENT" shall have the meaning given to that term in SUBPARAGRAPH 2.13(a).

     "BORROWER'S INVESTMENT POLICY" shall mean the Nellcor Incorporated Treasury Operations Policy on Investments dated July 1, 1993.

     "BORROWING" shall mean a Revolving Loan Borrowing or the Term Loan
Borrowing.

     "BUSINESS DAY" shall mean any day on which (a) commercial banks are not authorized or required to close in San Francisco, California, Chicago, Illinois or New York, New York and (b) if such Business Day is related to a Loan or Portion which bears or is to bear interest based on a LIBO Rate, dealings in Dollar deposits are carried out in the London interbank market.

     "CAPITAL ADEQUACY REQUIREMENT" shall have the meaning given to that term in SUBPARAGRAPH 2.10(d).

     "CAPITAL ASSET" shall mean, with respect to any Person, tangible property owned or leased (in the case of a Capital Lease) by such Person, or any expense incurred by any Person that is required by GAAP to be reported as a non-current asset on such Person's balance sheet.

     "CAPITAL EXPENDITURES" shall mean, with respect to any Person and any period, all amounts expended and Indebtedness incurred or assumed by such Person during such period for the acquisition of real property and other Capital Assets (including amounts expended and Indebtedness incurred or assumed in connection with Capital Leases).

     "CAPITAL LEASES" shall mean any and all lease obligations that, in accordance with GAAP, are required to be capitalized on the books of a lessee.

     "CHANGE OF CONTROL" shall mean with respect to Borrower, the occurrence of any of the following events: (a) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall (i) acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of twenty-five

                                     1.01-2
percent (25%) or more of the outstanding Equity Securities of Borrower entitled to vote for members of the board of directors, or (ii) acquire all or substantially all of the assets of Borrower and its Subsidiaries taken as a whole, or (b) individuals who are directors of Borrower on the Closing Date ("INITIAL DIRECTORS") and any directors of Borrower who are previously-approved by two-thirds of the Initial Directors and previously-approved Approved Directors ("APPROVED DIRECTORS") shall cease to constitute a majority of the Board of Directors of Borrower.

     "CHANGE OF LAW" shall have the meaning given to that term in SUBPARAGRAPH 2.10(b).

     "CLOSING DATE" shall mean the date of this Agreement.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "COLLATERAL" shall have the meaning given to that term in the Pledge Agreements.

     "COMMITMENT" shall mean, with respect to any Bank at any time, such Bank's Proportionate Share of the Total Commitment at such time.

     "COMMITMENT FEES" shall have the meaning given to that term in SUBPARAGRAPH 2.04(b).

     "CONTINGENT OBLIGATION" shall mean, with respect to any Person, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person (i) in respect of any letter of credit or similar instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (ii) as a partner or joint venturer in any partnership or joint venture, (iii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (iv) incurred pursuant to any interest rate swap, currency swap, forward, cap, floor or other similar contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof in accordance with GAAP.

                                     1.01-3

     "CONTRACTUAL OBLIGATION" of any Person shall mean, any indenture, note, loan agreement, security, deed of trust, mortgage, security agreement, lease, guaranty, instrument, contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.

     "CREDIT DOCUMENTS" shall mean and include this Agreement, the Notices of Borrowing, the Notices of Interest Period Selection, the Notices of Conversion, the Revolver Extension Requests, the Notes, the Guaranties, the Pledge Agreements, the Agent's Fee Letter and all other documents, instruments and agreements delivered to Agent or any Bank on or after the date hereof in connection with this Agreement (including, without limitation, those documents set forth on SCHEDULE 3.01).

     "CREDIT EVENT" shall mean the making of any Loan, the conversion of any Revolving Base Rate Loan or Term Base Rate Borrowing Portion into a Revolving LIBOR Loan or Term LIBOR Borrowing Portion, the selection of a new Interest Period for any Revolving LIBOR Loan or Term LIBOR Borrowing Portion, the issuance of any Revolver Extension Request and the extension of the Revolving Loan Maturity Date under SUBPARAGRAPH 2.01(h).

     "CURRENT ASSETS" shall mean, with respect to any Person as of any date, the aggregate amount of all assets of such Person and its Subsidiaries that would, determined on a consolidated basis in accordance with GAAP, be classified as current assets on the consolidated balance sheet of such Person and its Subsidiaries as of such date.

     "CURRENT LIABILITIES" shall mean, with respect to any Person as of any date, the aggregate amount of all of the liabilities of such Person and its Subsidiaries that would, determined on a consolidated basis in accordance with GAAP, be classified as current liabilities on the consolidated balance sheet of such Person and its Subsidiaries as of such date, excluding current maturities of long-term Indebtedness of such Person and its Subsidiaries as determined in accordance with GAAP).

     "CURRENT RATIO" shall mean with respect to any Person at any time, the ratio of Current Assets to Current Liabilities.

     "DEFAULT" shall mean any event or circumstance not yet constituting an Event of Default which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.

     "DOLLARS" and "$" shall mean the lawful currency of the United States of America and, in relation to any payment under this Agreement or any of the other Credit Documents, same day or immediately available funds.

                                     1.01-4

     "EBIT" shall mean, with respect to any Person for any period, the sum, determined on a consolidated basis in accordance with GAAP, of the following:

          (a) The net income or net loss of such Person and its Subsidiaries for such period before provision for income taxes, excluding extraordinary and non-recurring income and expenses of such Person and its Subsidiaries for such period;

                         PLUS

          (b) (to the extent deducted in calculating net income or loss in CLAUSE (A) above) all Interest Expenses of such Person and its Subsidiaries accruing during such period.

     "EMPLOYEE BENEFIT PLAN" shall mean any employee benefit plan within the meaning of section 3(3) of ERISA maintained or contributed to by Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     "ENVIRONMENTAL LAWS" shall mean all Requirements of Law relating to the protection of human health or the environment, including, without limitation,
(a) all Requirements of Law, pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of hazardous materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature; and (b) all Requirements of Law pertaining to the protection of the health and safety of employees or the public.

     "EQUITY SECURITIES" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended or supplemented, including any rules or regulations issued in connection therewith.

     "ERISA AFFILIATE" shall mean any Person which is treated as a single employer with Borrower under Section 414 of the Code.

     "EVENT OF DEFAULT" shall have the meaning given to that term in PARAGRAPH 6.01.

                                     1.01-5

     "FEDERAL FUNDS RATE" shall mean, for any day, the Federal funds effective rate as set forth in the weekly statistical release designated as H.15(519) published by the Federal Reserve Bank of New York for such day, or in any successor publication (or, if such rate is not so published for any day, the average rate quoted to Agent on such day by three (3) Federal funds brokers of recognized standing selected by Agent).

     "FEDERAL RESERVE BOARD" shall mean the Board of Governors of the Federal Reserve System.

     "FINANCIAL STATEMENTS" shall mean, with respect to any accounting period for any Person, statements of income, shareholders' equity and cash flows of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audit, all prepared in reasonable detail and in accordance with GAAP.

     "FUNDED DEBT" of any Person shall mean, without duplication:

               (a) All obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money;

               (b) All obligations of such Person for the deferred purchase price of property or services (including obligations under letters of credit to the extent drawn and other credit facilities which secured or financed such purchase price), other than trade payables incurred by such Person in the ordinary course of its business on ordinary terms and not more than ninety (90) days overdue;

               (c) All obligations of such Person under conditional sale or other title retention agreements with respect to property acquired by such Person (but only if the rights and remedies of the seller or lender under such agreement in the event of default are NOT limited to repossession or sale of such property); and

               (d) All obligations of such Person as lessee under or with respect to Capital Leases (including, with respect to Borrower, all leases referred to in the last sentence of the definition of "Capital Expenditures" above to the extent Borrower's independent accountants determine that such leases must be treated as Capital Leases under
          GAAP).
                                     1.01-6

     "FUNDED DEBT RATIO" shall mean, with respect to any Person as of the last day of any calendar quarter, the ratio, determined on a consolidated basis in accordance with GAAP, of (a) the Net Funded Debt of such Person and its Subsidiaries at such date to (b) Net Operating Cash Flow of such Person for the consecutive four-quarter period ending on such day.

     "GAAP" shall mean generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied.

     "GOVERNMENTAL AUTHORITY" shall mean any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.

     "GOVERNMENTAL CHARGES" shall mean, with respect to any Person, all levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon or relating to such Person or any of its property or otherwise payable by such Person.

     "GOVERNMENTAL RULE" shall mean any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

     "GUARANT(Y)(IES)" shall have the meaning given to that term in SUBPARAGRAPH 2.14(a).

     "GUARANTY OBLIGATION" shall mean, with respect to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed

                                     1.01-7
equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

     "INDEBTEDNESS" of any Person shall mean, without duplication:

          (a)  All Funded Debt of such Person;

          (b) All obligations of such Person under conditional sale or other title retention agreements with respect to property acquired by such Person where the rights and remedies of the seller or lender under such agreements in the event of default are limited to repossession or sale of such property;

          (c) All obligations of such Person, contingent or otherwise, under or with respect to letters of credit, acceptances or other similar facilities;

          (d) All obligations of such Person, contingent or otherwise, under or with respect to interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts or other similar agreements;

          (e) All Contingent Obligations of such Person with respect to the obligations of such Person or other Persons of the types described in CLAUSES (A) - (D) above; and

          (f) All obligations of other Persons of the types described in CLAUSES (A) - (D) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien in any property (including accounts and contract rights) of such Person, even though such person has not assumed or become liable for the payment of such obligations.

     "INDEMNITEES" shall have the meaning given to that term in PARAGRAPH 8.03.

     "INTEREST ACCOUNT" shall have the meaning given to that term in SUBPARAGRAPH 2.07(c).

     "INTEREST COVERAGE RATIO" shall mean, with respect to any Person for any period, the ratio, determined on a consolidated basis in accordance with GAAP, of (a) EBIT of such Person and its Subsidiaries for such period to (b) the Interest Expenses of such Person and its Subsidiaries for such period.

                                     1.01-8

     "INTEREST EXPENSES" shall mean, with respect to any Person for any period, the sum, determined on a consolidated basis in accordance with GAAP, of (a) all interest accruing on the Indebtedness of such Person during such period (including interest attributable to Capital Leases) and (b) all letter of credit fees payable by such Person accruing during such period.

     "INTEREST PERIOD" shall mean, with respect to any Revolving LIBOR Loan or Term LIBOR Borrowing Portion, the time periods selected by Borrower pursuant to SUBPARAGRAPH 2.01(b), SUBPARAGRAPH 2.01(d), SUBPARAGRAPH 2.02(b) or SUBPARAGRAPH 2.02(d) which commences on the first day of such Loan or Portion or the effective date of any conversion and ends on the last day of such time period, and thereafter, each subsequent time period selected by Borrower pursuant to SUBPARAGRAPH 2.01(e) or SUBPARAGRAPH 2.02(e) which commences on the last day of the immediately preceding time period and ends on the last day of that time period.

     "INVESTMENT" of any Person shall mean any loan or advance of funds by such Person to any other Person (other than loans or advances to employees of such Person for moving and travel expense, drawing accounts, relocation expenses, mortgage loans and similar expenditures in the ordinary course of business), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person (including, without limitation, any Guaranty Obligations of such Person and any Indebtedness incurred by such Person of the type described in CLAUSE (f) of the definition of "Indebtedness" on behalf of any other Person); PROVIDED, HOWEVER, that Investments shall not include accounts receivable or other indebtedness owed by customers of such Person which are current assets and arose from sales in the ordinary course of such Person's business.

     "LEVERAGE RATIO" shall mean, with respect to any Person, at any time, the ratio, determined on a consolidated basis in accordance with GAAP, of:

          (a) the Net Funded Debt of such Person and its Subsidiaries at such time;

                    TO

          (b) the Tangible Net Worth of such Person and its Subsidiaries at such time.

     "LIBO RATE" shall mean, with respect to any Interest Period for the Revolving LIBOR Loans in any Revolving Loan Borrowing consisting of Revolving LIBOR Loans or the Term LIBOR Loan Portions in any Term LIBOR Borrowing Portion, a rate per annum equal to the quotient of (a) the arithmetic mean (rounded upwards if necessary to the nearest 1/16 of one percent) of the rates per

                                     1.01-9
annum appearing on Telerate Page 3750 (or any successor publication) on the second Business Day prior to the commencement of such Interest Period at or about 11:00 A.M. (London time) (for delivery on the first day of such Interest Period) for a term comparable to such Interest Period and in an amount approximately equal to the amount of the Loan or Portion to be made or funded by Agent as part of such Revolving Loan Borrowing or Term Loan Portion, DIVIDED BY
(b) one minus the Reserve Requirement for such Loans or Portion in effect from time to time. The LIBO Rate applicable to any Loan or Portion for any Interest Period shall be automatically adjusted during such Interest Period to reflect any change in the applicable Reserve Requirement. If for any reason rates are not available as provided in CLAUSE (a) of the preceding sentence, the rate to be used in clause (a) shall be the rate per annum at which Dollar deposits are offered to Agent in the London interbank eurodollar currency market on the second Business Day prior to the commencement of such Interest Period at or about 11:00 a.m. (London time) for delivery on the first day of such Interest Period and in an amount approximately equal to the amount of the Loan or Portion to be made or funded by Agent as part of such Revolving Loan Borrowing or Term Loan Portion.

    "LIEN" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, Capital Lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

     "LOAN" shall mean a Revolving Loan or Term Loan.

     "MARGIN STOCK" shall have the meaning given to that term in Regulation U issued by the Federal Reserve Board, as amended from time to time, and any successor regulation thereto.

     "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Borrower or any Subsidiary; (b) the ability of Borrower or any Subsidiary to pay or perform the Obligations in accordance with the terms of this Agreement and the other Credit Documents; (c) the rights and remedies of Agent or any Bank under this Agreement, the other Credit Documents or any related document, instrument or agreement; or (d) the value of the Guaranties or the Pledge Agreements, Agent or any Bank's security interests in the Collateral or the perfection or priority of such security interests.

     "MATERIAL FOREIGN SUBSIDIARY" shall mean each foreign Subsidiary of Borrower for which at any time Borrower's aggregate Investment therein (whether direct or indirect) exceeds Ten

                                     1.01-10

Million Dollars ($10,000,000), as determined in accordance with GAAP.

     "MATURITY" shall mean, with respect to any Loan, interest, fee or other amount payable by Borrower under this Agreement or the other Credit Documents, the date such Loan, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

     "MULTIEMPLOYER PLAN" shall mean any multiemployer plan within the meaning of section 3(37) of ERISA maintained or contributed to by Borrower or any ERISA Affiliate.

     "NET EQUITY PROCEEDS" shall mean, with respect to any sale or issuance of any Equity Securities by any Person, the aggregate consideration received by such Person from such sale or issuance LESS the reasonable amount of fees and commissions payable to persons other than such Person or any Affiliate of such Person.

     "NET FUNDED DEBT" shall mean, with respect to any Person at any date, determined on a consolidated basis in accordance with GAAP, the sum of all Funded Debt of such Person and its Subsidiaries at such date LESS cash on hand of such Person at such date.

     "NET INCOME" shall mean, with respect to any Person for any period, determined on a consolidated basis in accordance with GAAP, the net income or net loss of such Person and its Subsidiaries for such period after provision for income taxes.

     "NET OPERATING CASH FLOW" shall mean, with respect to any Person for any period, determined on a consolidated basis in accordance with GAAP, the sum of:

     (a) the Net Income of such Person for such period;

                                      PLUS

     (b) the sum, to the extent deducted in computing Net Income in clause (a) above, of all depreciation, amortization and other non-cash charges of such Person and its Subsidiaries occurring during such Period;

                                      MINUS

     (c) the sum of (i) all extraordinary and non-recurring income and expenses of such Person and its Subsidiaries occurring during such period to the extent added in calculating Net Income in CLAUSE (a) above and (ii) all Capital Expenditures of such Person and its Subsidiaries during such Period.

     "NET WORTH" shall mean, with respect to any Person at any time, the remainder at such time, determined on a consolidated

                                     1.01-11
basis in accordance with GAAP, of (a) the total assets of such Person and its Subsidiaries MINUS (b) the sum (without limitation and without duplication of deductions) of (i) the total liabilities of such Person and its Subsidiaries, and (ii) all reserves established by such Person and its Subsidiaries for anticipated losses and expenses (to the extent not deducted in calculating total assets in CLAUSE (a) above).

     "NOTE" shall mean a Revolving Loan Note or a Term Loan Note.

     "NOTICE OF BORROWING" shall mean a Notice of Revolving Loan Borrowing or the Notice of Term Loan Borrowing.

     "NOTICE OF CONVERSION" shall mean a Notice of Revolving Loan Conversion or Notice of Term Loan Conversion.

     "NOTICE OF INTEREST PERIOD SELECTION" shall mean a Notice of Revolving Loan Interest Period Selection or Notice of Term Loan Interest Period Selection.

     "NOTICE OF REVOLVING LOAN BORROWING" shall have the meaning given to that term in SUBPARAGRAPH 2.01(b).

     "NOTICE OF REVOLVING LOAN CONVERSION" shall have the meaning given to that term in SUBPARAGRAPH 2.01(d).

     "NOTICE OF REVOLVING LOAN INTEREST PERIOD SELECTION" shall have the meaning given to that term in SUBPARAGRAPH 2.01(e).

     "NOTICE OF TERM LOAN BORROWING" shall have the meaning given to that term in SUBPARAGRAPH 2.02(b).

     "NOTICE OF TERM LOAN CONVERSION" shall have the meaning given to that term in SUBPARAGRAPH 2.02(d).

     "NOTICE OF TERM LOAN INTEREST PERIOD SELECTION" shall have the meaning given to that term in SUBPARAGRAPH 2.02(e).

     "OBLIGATIONS" shall mean and include, with respect to Borrower, all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by Borrower to Agent or any Bank of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement or any of the other Credit Documents, including without limitation all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to Borrower or payable by Borrower hereunder or thereunder.

     "PARTICIPANT" shall have the meaning given to that term in SUBPARAGRAPH 8.05(b).

                                     1.01-12

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

     "PERMITTED ACQUISITION" shall mean any acquisition by Borrower or any Subsidiary of the stock or assets of another Person which (a) is a friendly acquisition, (b) the acquisition is a Similar Line of Business, (c) both immediately before and after giving effect to such acquisition, no Default or Event of Default shall have occurred or be continuing under the Credit Documents, (d) with respect to any Permitted Acquisition which takes the form of a merger, (i) Borrower or a wholly-owned Subsidiary of Borrower shall be the surviving entity of any such acquisition, and (ii) such merger shall not in any way affect the validity or enforceability of this Agreement or any of the other Loan Documents or Borrower or such Subsidiary's obligations hereunder or thereunder, and (e) such acquisition could not reasonably be expected to have a Material Adverse Effect.

     "PERMITTED INDEBTEDNESS" shall have the meaning given to that term in SUBPARAGRAPH 5.02(a).

     "PERMITTED INVESTMENTS" shall have the meaning given to that term in SUBPARAGRAPH 5.02(e).

     "PERMITTED LIENS" shall have the meaning given to that term in SUBPARAGRAPH 5.02(b).

     "PERSON" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, an unincorporated association, a joint venture, a trust or other entity or a Governmental Authority.

     "PLEDGE AGREEMENTS" shall mean the Borrower Pledge Agreement and the Subsidiary Pledge Agreements.

     "PORTION" shall mean (a) with respect to the Term Loan Borrowing, a Term Base Rate Borrowing Portion or Term LIBOR Borrowing Portion, and (b) with respect to any Term Loan, a Term Base Rate Loan Portion or Term LIBOR Loan Portion.

     "PRICING GRID" shall have the meaning given to that term in SUBPARAGRAPH 2.01(c).

     "PRIME RATE" shall mean the per annum prime commercial lending rate publicly announced by Agent from time to time at its Chicago office. The "Prime Rate" is determined by Agent from time to time as a means of pricing credit extensions to some customers and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by Agent at any given time for any particular class of customers or credit extensions. Any change in the Base Rate resulting from a change in such Prime Rate shall become effective on the Business Day on which each change in the Prime Rate is announced by Agent.

                                     1.01-13

     "PROPORTIONATE SHARE" shall mean, with respect to each Bank, the percentage set forth under the caption "Proportionate Share" opposite such Bank's name on
SCHEDULE I, or, if different, such percentage as may be set forth for such Bank in the Register.

     "REGISTER" shall have the meaning given to that term in SUBPARAGRAPH
8.05(d).

     "REPORTABLE EVENT" shall have the meaning given to that term in ERISA and applicable regulations thereunder.

     "REQUIRED BANKS" shall mean (a) at any time Revolving Loans or Term Loans are outstanding, Banks holding sixty-five percent (65%) or more of the aggregate principal amount of such Loans and (b) at any time no Revolving Loans or Term Loans are outstanding, Banks whose Proportionate Shares equal or exceed sixty-five percent (65%).

     "REQUIREMENT OF LAW" applicable to any Person shall mean (a) the Articles or Certificate of Incorporation and By-laws, Partnership Agreement or other organizational or governing documents of such Person, (b) any Governmental Rule applicable to such Person, (c) any license, permit, approval or other authorization granted by any Governmental Authority to or for the benefit of such Person and (d) any judgment, decision or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "RESERVE REQUIREMENT" shall mean, with respect to any day in an Interest Period for a Revolving LIBOR Loan or Term LIBOR Portion, the aggregate of the reserve requirement rates (expressed as a decimal) in effect on such day for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System. As used herein, the term "reserve requirement" shall include, without limitation, any basic, supplemental or emergency reserve requirements imposed on Bank by any Governmental Authority.

     "REVOLVING BASE RATE LOAN" shall have the meaning given to that term in SUBPARAGRAPH 2.01(b).

     "REVOLVER EXTENSION REQUEST" shall have the meaning given to that term in SUBPARAGRAPH 2.01(h).

     "REVOLVING LIBOR LOAN" shall have the meaning given to that term in SUBPARAGRAPH 2.01(b).

     "REVOLVING LOAN" shall have the meaning given to that term in SUBPARAGRAPH 2.01(a).

                                     1.01-14

     "REVOLVING LOAN BORROWING" shall mean a borrowing by Borrower consisting of a Revolving Loan made by each Bank on the same date and of the same Type pursuant to a single Notice of Revolving Loan Borrowing.

     "REVOLVING LOAN NOTE" shall have the meaning given to that term in SUBPARAGRAPH 2.07(a).

     "REVOLVING LOAN MATURITY DATE" shall mean November 16, 1996 or, if such date is extended from time to time pursuant to SUBPARAGRAPH 2.01(h), any later date to which so extended.

     "SIMILAR BUSINESS LINE" shall mean, with respect to Borrower or any Subsidiary, a line of business that: (a) provides products or services which complement or enhance Borrower's or such Subsidiary's existing products, services or markets; (b) assists in the introduction of Borrower's or such Subsidiary's existing products or services into new markets; or (c) provides for entry into Borrower's or such Subsidiary's existing and/or new markets of new products or services involving medical monitoring, medical diagnosis, medical therapeutics (other than pharmaceuticals) or the gathering, storage or management of clinical information.

     "SOLVENT" shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including, without limitation, contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

     "SUBSIDIARY" of any Person shall mean (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries, (b) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by


                                     1.01-15
one or more of such Person's other subsidiaries and (c) any other Person included in the Financial Statements of such Person on a consolidated basis. Unless otherwise indicated, the term "Subsidiary" shall mean a Subsidiary of Borrower.

     "SUBSIDIARY PLEDGE AGREEMENTS" shall have the meaning given to that term in SUBPARAGRAPH 2.14(a).

     "TANGIBLE NET WORTH" shall mean, with respect to any Person at any time, the remainder at such time, determined on a consolidated basis in accordance with GAAP, of (a) the total assets of such Person and its Subsidiaries MINUS (b) the sum (without limitation and without duplication of deductions) of (i) the total liabilities of such Person and its Subsidiaries, (ii) all reserves established by such Person and its Subsidiaries for anticipated losses and expenses (to the extent not deducted in calculating total assets in CLAUSE (A) above), and (iii) all intangible assets of such Person and its Subsidiaries (to the extent included in calculating total assets in CLAUSE (A) above), including, without limitation, goodwill (including any amounts, however designated on the balance sheet, representing the cost of acquisition of businesses and investments in excess of underlying tangible assets), trademarks, trademark rights, trade name rights, copyrights, patents, patent rights, licenses, unamortized debt discount, marketing expenses, organizational expenses, non-compete agreements and deferred research and development.

     "TAXES" shall have the meaning given to such term in SUBPARAGRAPH 2.11(a).

     "TERM BASE RATE BORROWING PORTION" shall have the meaning given to that term in SUBPARAGRAPH 2.02(b).

     "TERM BASE RATE LOAN PORTION" shall mean, at any time, any portion of a Term Loan which then bears interest at a rate specified in CLAUSE (I) OF SUBPARAGRAPH 2.02(c).

     "TERM LIBOR BORROWING PORTION" shall have the meaning given to that term in SUBPARAGRAPH 2.02(b).

     "TERM LIBOR LOAN PORTION" shall mean, at any time, any portion of a Term Loan which then bears interest at a rate specified in CLAUSE (II) OF SUBPARAGRAPH 2.02(c).

     "TERM LOAN" shall have the meaning given to that term in SUBPARAGRAPH 2.02(a).

     "TERM LOAN BORROWING" shall mean the borrowing by Borrower consisting of the Term Loan made by each Bank.

     "TERM LOAN INSTALLMENT DATE" shall have the meaning given to that term in SUBPARAGRAPH 2.02(f).

                                     1.01-16

     "TERM LOAN MATURITY DATE" shall mean the date which is four years after the Revolving Loan Maturity Date.

     "TERM LOAN NOTE" shall have the meaning given to that term in SUBPARAGRAPH 2.07(b).

     "TOTAL COMMITMENT" shall have the meaning given to that term in SUBPARAGRAPH 2.03(a).

     "TYPE" shall mean, with respect to any Loan, Borrowing or Portion at any time, the classification of such Loan, Borrowing or Portion by the type of interest rate it then bears, whether an interest rate based on the Base Rate or the LIBO Rate.

     "UNUSED COMMITMENT" shall mean, at any time, the remainder of (a) the Total Commitment at such time minus (b) the sum of the aggregate principal amount of all Revolving Loans then outstanding.


                                     1.01-17

                                SCHEDULE 2.01(c)

                                  PRICING GRID


                                          APPLICABLE MARGIN
                                          -----------------
                                                    TERM LOAN BORROWING
                                                    -------------------
          FUNDED DEBT RATIO      REVOLVING LOAN           PORTION
          -----------------      --------------           -------
        Funded Debt Ratio is          0.50%                 0.625%
        < 2.50 to 1.00

        Funded Debt Ratio is          0.75%                 1.00%
        >= 2.50 to 1.00


     1. The Applicable Margin for each Borrowing, Loans and Portion will be set for each quarter based on the Funded Debt Ratio for the calendar quarter which was the second quarter prior to such calendar quarter.

     2. If, for any quarter, the Funded Debt Ratio is less than 2.50 to 1.00, calculated as of the end of such quarter, the Applicable Margin for the second quarter thereafter for a Revolving Loan would be 0.50% and for a Term Loan Borrowing Portion would be 0.625%.

     3.   If, for any quarter, the Funded Debt Ratio is greater than or equal to
2.50 to 1.00, calculated as of the end of such quarter, the Applicable Margin for the second quarter thereafter for a Revolving Loan would be 0.75% and for a Term Loan Borrowing Portion would be 1.00%.

     4.   Examples:

          (a) For the fourth quarter of 1994, the Funded Debt Ratio is 2.20. The Applicable Margin for the second quarter of 1995 would be 0.50% for Revolving Loans.

          (b) For the first quarter of 1995, the Funded Debt Ratio is 2.60. The Applicable Margin for the third quarter of 1995 for Revolving Loans would be 0.75%.


                                    2.01(c)-1

                                  SCHEDULE 3.01

                          INITIAL CONDITIONS PRECEDENT

A.   PRINCIPAL CREDIT DOCUMENTS.

     (1)  The Credit Agreement, duly executed by Borrower, each Bank and Agent;

     (2) The Revolving Loan Note payable to each Bank, duly executed by Borrower; and

     (3)  The Guaranties duly executed by each domestic Subsidiary of Borrower.

B.   CORPORATE DOCUMENTS.

     (1) The Certificate of Incorporation of Borrower, certified as of a recent date prior to the Closing Date by the Secretary of State of Delaware;

     (2) A Certificate of Good Standing for Borrower, certified as of a recent date prior to the Closing Date by the Secretary of State of Delaware (to include tax good standing) and a Certificate of Good Standing for Borrower certified as of a recent date prior to the Closing Date by the Secretary of State of California and of each state in which Borrower is qualified to do business (each to include tax good standing, if applicable);

     (3) A certificate of the Secretary or Assistant Secretary of Borrower, dated the Closing Date, certifying (a) that the Certificate of Incorporation of Borrower, in the form certified by the Secretary of State of Delaware and delivered to Bank pursuant to ITEM B(1) hereof, is in full force and effect and has not been amended, supplemented, revoked or repealed since the date of such certification; (b) that attached thereto is a true and correct copy of the Bylaws of Borrower as in effect on the Closing Date; (c) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of Borrower and continuing in effect, which authorize the execution, delivery and performance by Borrower of this Agreement and the other Credit Documents executed or to be executed by Borrower and the consummation of the transactions contemplated hereby and thereby; and (d) that there are no proceedings for the dissolution or liquidation of Borrower (commenced or threatened);

     (4) A certificate of the Secretary or Assistant Secretary of Borrower, dated the Closing Date, certifying the incumbency, signatures and authority of the officers of Borrower authorized to execute, deliver and perform this Agreement and the other applicable Credit Documents on behalf of Borrower;

     (5) The Articles or Certificate of Incorporation of each domestic Subsidiary, as applicable, certified as of a recent date

                                     3.01-1
prior to the Closing Date by the Secretary of State of the jurisdiction of incorporation of such Subsidiary;

     (6) A Certificate of Good Standing (or comparable certificate) for each domestic Subsidiary, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable public official) of such domestic Subsidiary's jurisdiction of incorporation (each to include tax good standing, if applicable);

     (7) A certificate of the Secretary or Assistant Secretary of such domestic Subsidiary, dated the Closing Date, certifying (a) that the Articles or Certificate of Incorporation of such domestic Subsidiary, as applicable, in the form certified by the Secretary of State of the jurisdiction of incorporation of such Subsidiary and delivered to Bank pursuant to ITEM B(5) hereof, is in full force and effect and has not been amended, supplemented, revoked or repealed since the date of such certification; (b) that attached thereto is a true and correct copy of the Bylaws of such domestic Subsidiary as in effect on the Closing Date; (c) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of such domestic Subsidiary and continuing in effect, which authorize the execution, delivery and performance by such domestic Subsidiary of the Credit Documents executed or to be executed by such domestic Subsidiary and the consummation of the transactions contemplated thereby; and (d) that there are no proceedings for the dissolution or liquidation of such domestic Subsidiary (commenced or threatened); and

     (8) A certificate of the Secretary or Assistant Secretary of such domestic Subsidiary, dated the Closing Date, certifying the incumbency, signatures and authority of the officers of such Subsidiary authorized to execute, deliver and perform this Agreement and the other applicable Credit Documents on behalf of such domestic Subsidiary.

C.   FINANCIAL INFORMATION.

     (1) Borrower's annual financial statement for the fiscal year ended July 3, 1994, accompanied by a certificate, dated the Closing Date, of the President, Vice President or Treasurer of Borrower as being true, correct and complete.

D.   OPINIONS.

     (1) A written opinion of Morrison & Foerster, outside counsel for Borrower and the Subsidiaries, dated the Closing Date and addressed to Agent and each Bank, with respect to the matters set forth SUBPARAGRAPHS 4.01 (a)-(g), (k), (m) and (p) and otherwise in form and substance satisfactory to Agent and the Banks.

                                     3.01-2

E.   OTHER ITEMS.

     (1) A certificate of the President, a Vice President or the Treasurer of Borrower, addressed to Agent and the Banks and dated the Closing Date, certifying that:

          (a) The representations and warranties set forth in PARAGRAPH 4.01 are true and correct as of such date;

          (b) No Event of Default or Default has occurred and is continuing as of such date; and

          (c) Each of the Credit Documents is in full force and effect as of such date;

     (2) Payment to Agent of the fees and expenses of Agent and of Agent's counsel to the Closing Date; and

     (3) Such other evidence as Agent and the Banks may reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Agreement and the other Credit Documents.

     (4) A certificate of the President, Vice President or the Treasurer of Borrower, dated the Closing Date and attaching thereto a true, complete, correct and current copy of Borrower's Investment Policy, as in effect on the Closing Date.

     (5) The United States Internal Revenue Service Withholding Exemption Certificates of any Bank as required by SUBPARAGRAPH 2.11(b).

                                     3.01-3

                                  SCHEDULE 3.02

                         TERM LOAN CONDITIONS PRECEDENT


     (1)  The Term Loan Note payable to each Bank, duly executed by Borrower.

     (2)  A duly completed and timely delivered Notice of Term Loan Borrowing.

     (3) A certificate of the President, a Vice President or the Treasurer of Borrower, addressed to Agent and the Banks and dated the Revolving Loan Maturity Date, certifying that:

               (a) The representations and warranties set forth in PARAGRAPH 4.01 are true and correct as of such date;

               (b) No Event of Default or Default has occurred and is continuing as of such date; and

               (c) Each of the Credit Documents is in full force and effect as of such date.

     (4) Payment to Agent of the fees and expenses (including any accrued Commitment Fees) on the Revolving Loan Maturity Date.


                                     3.02-1

                                    EXHIBIT A

                       NOTICE OF REVOLVING LOAN BORROWING

                                     [Date]



ABN AMRO Bank N.V.
San Francisco International Branch
101 California Street
Suite 4550
San Francisco, CA  94111-5812
Attn:  Gina Brusatori

ABN AMRO Bank N.V.
335 Madison Avenue
New York, NY  10017
Attn:  Linda Boardman

          1. Reference is made to that certain Credit Agreement, dated as of November 16, 1994, (the "CREDIT AGREEMENT"), among Nellcor Incorporated, a Delaware corporation ("BORROWER"), the financial institutions listed in
SCHEDULE I to the Credit Agreement (the "BANKS") and ABN AMRO Bank N.V., San Francisco International Branch, as agent for the Banks (in such capacity, "AGENT") Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

          2. Pursuant to SUBPARAGRAPH 2.01(b) of the Credit Agreement, Borrower hereby requests a Revolving Loan Borrowing upon the following terms:

               (a) The principal amount of the requested Revolving Loan Borrowing is to be $__________;

               (b) The requested Revolving Loan Borrowing is to consist of Revolving ["Base Rate" or "LIBOR"] Loans;

               (c) If the requested Revolving Loan Borrowing is to consist of Revolving LIBOR Loans the initial Interest Period for such Loans will be __________ months; and

               (d) The date of the requested Revolving Loan Borrowing is to be __________, 19__.

          3. Borrower hereby certifies to Agent and the Banks that, on the date of this Notice of Revolving Loan Borrowing and after giving effect to the requested Borrowing:

               (a) The representations and warranties set forth in PARAGRAPH 4.01 of the Credit Agreement are true and correct as if made on such date;

               (b) No Event of Default or Default has occurred and is continuing; and

               (c) Each of the Credit Documents remains in full force and effect.

          4. Please disburse the proceeds of the requested Revolving Loan Borrowing to _________________________________________________________________

______________________________________________________________________________.

          IN WITNESS WHEREOF, Borrower has executed this Notice of Revolving Loan Borrowing on the date set forth above.

                                        NELLCOR INCORPORATED



                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________

                                    EXHIBIT B

                       NOTICE OF REVOLVING LOAN CONVERSION

                                     [Date]


ABN AMRO Bank N.V.
San Francisco International Branch
101 California Street
Suite 4550
San Francisco, CA  94111-5812
Attn:  Gina Brusatori

ABN AMRO Bank N.V.
335 Madison Avenue
New York, NY  10017
Attn:  Linda Boardman

          1. Reference is made to that certain Credit Agreement, dated as of November 16, 1994, (the "CREDIT AGREEMENT"), among Nellcor Incorporated, a Delaware corporation ("BORROWER"), the financial institutions listed in
SCHEDULE I to the Credit Agreement (the "BANKS") and ABN AMRO Bank N.V., San Francisco International Branch, as agent for the Banks (in such capacity, "AGENT"). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

          2. Pursuant to SUBPARAGRAPH 2.01(d) of the Credit Agreement, Borrower hereby requests to convert a Revolving Loan Borrowing as follows:

               (a) The Revolving Loan Borrowing to be converted consists of Revolving ["Base Rate", or "LIBOR"] Loans in the aggregate principal amount of $__________ which were initially advanced to Borrower on __________, 19__;

               (b) The Revolving Loans in the Revolving Loan Borrowing are to be converted to Revolving ["Base Rate" and/or "LIBOR"] Loans;

               (c) The date of the requested conversion is to be __________, 19__; and

               (d) If such Revolving Loans are to be converted into Revolving LIBOR Loans, the initial Interest Period for such Loans commencing upon conversion will be __________ months.

          3. Borrower hereby certifies to Agent and the Banks that, on the date of this Notice of Revolving Loan Conversion, and after giving effect to the requested conversion:

               (a)  The representations and warranties set forth in PARAGRAPH
          4.10 of the Credit Agreement are true and correct on such date as if made on such date;

               (b) No Event of Default or Default has occurred and is continuing; and

               (c) Each of the Credit Documents remains in full force and effect.

          IN WITNESS WHEREOF, Borrower has executed this Notice of Revolving Loan Conversion on the date set forth above.



                                        NELLCOR INCORPORATED



                                        By:_______________________________
                                           Name:__________________________
                                           Title:_________________________

                                    EXHIBIT C

               NOTICE OF REVOLVING LOAN INTEREST PERIOD SELECTION

                                     [Date]
ABN AMRO Bank N.V.
San Francisco International Branch
101 California Street
Suite 4550
San Francisco, CA  94111-5812
Attn:  Gina Brusatori

ABN AMRO Bank N.V.
335 Madison Avenue
New York, NY  10017
Attn:  Linda Boardman

     1. Reference is made to that certain Credit Agreement, dated as of November 16, 1994 (as amended from time to time, the "CREDIT AGREEMENT"), among Nellcor Incorporated, a Delaware corporation ("BORROWER"), the financial institutions listed in SCHEDULE I to the Credit Agreement (the "BANKS"), and ABN AMRO Bank N.V., San Francisco International Branch, as agent for the Banks (in such capacity, "AGENT"). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

     2. Pursuant to SUBPARAGRAPH 2.01(e) of the Credit Agreement, Borrower hereby irrevocably selects a new Interest Period for a Revolving Loan Borrowing as follows:

          (a) The Revolving Loan Borrowing for which a new Interest Period is to be selected consists of Revolving LIBOR Loans in the aggregate principal amount of $___________ which were initially advanced to Borrower on
______________,________;

          (b) The last day of the current Interest Period for such Revolving Loans is __________,_____; and

          (c) The next Interest Period for such Revolving Loans commencing upon the last day of the current Interest Period is to be _________ month[s].

     3. Borrower hereby certifies to Agent and the Banks that, on the date of this Notice of Revolving Loan Interest Period Selection, and after giving effect to the requested selection:

          (a) The representations and warranties of Borrower and its Subsidiaries set forth in PARAGRAPH 4.01 of the Credit Agreement and in the other Credit Documents are true and correct on such date as if made on such date; and

          (b) No Default or Event of Default has occurred and is continuing or will result from the requested selection.


     IN WITNESS WHEREOF, Borrower has executed this Notice of Revolving Loan Interest Period Selection on the date set forth above.


                                        NELLCOR INCORPORATED



                                        By:______________________________
                                           Name:_________________________
                                           Title:________________________

                                    EXHIBIT D

                           REVOLVER EXTENSION REQUEST

                                     [Date]




ABN AMRO Bank N.V.
San Francisco International Branch
101 California Street
Suite 4550
San Francisco, CA  94111-5812
Attn:  Gina Brusatori

ABN AMRO Bank N.V.
335 Madison Avenue
New York, NY  10017
Attn:  Linda Boardman

          Pursuant to SUBPARAGRAPH 2.01(h) of the Credit Agreement dated as of November 16, 1994 (the "Credit Agreement") among Nellcor Incorporated, a Delaware corporation ("Borrower"), the financial institutions parties thereto (collectively, the "Banks") and ABN AMRO Bank N.V. San Francisco International Branch, as agent for the Banks (in such capacity, "Agent"), Borrower hereby requests the Banks to extend the Revolving Loan Maturity Date (as defined in the Credit Agreement) for an additional one-year period. If a Bank, in its sole and absolute discretion, consents to such request, such Bank shall evidence such consent by executing and returning to Agent a copy of this letter in the space provided.

          Borrower hereby certifies to Agent and the Banks that, on the date of this Notice of Revolving Loan Interest Period Selection, and after giving effect to the requested selection:

          (a) The representations and warranties of Borrower and its Subsidiaries set forth in PARAGRAPH 4.01 of the Credit Agreement and in the other Credit Documents are true and correct on such date as if made on such date; and

          (b) No Default or Event of Default has occurred and is continuing or will result from the requested selection.

          Upon the execution of a copy of this letter by each Bank, the return thereof to Agent and the written notification thereof by Agent to Borrower, the Revolving Loan Maturity Date, as defined in SCHEDULE II of the Credit Agreement, shall be amended by changing the date "________, 19__" to "________, 19__."

          Except as specifically amended hereby, all terms, covenants and conditions of the Credit Agreement shall remain in full force and effect.

                                        Very truly yours,

                                        NELLCOR INCORPORATED

                                        By:___________________________
                                           Name:______________________
                                           Title:_____________________
CONSENTED TO:

[Name of Bank]

By:__________________________
   Name:_____________________
   Title:____________________

Date:  __________, 19__

                                    EXHIBIT E

                          NOTICE OF TERM LOAN BORROWING

                                     [Date]


ABN AMRO Bank N.V.
San Francisco International Branch
101 California Street
Suite 4550
San Francisco, CA  94111-5812
Attn:  Gina Brusatori

ABN AMRO Bank N.V.
335 Madison Avenue
New York, NY  10017
Attn:  Linda Boardman

          1. Reference is made to that certain Credit Agreement, dated as of November 16, 1994, (the "CREDIT AGREEMENT"), among Nellcor Incorporated, a Delaware corporation ("BORROWER"), the financial institutions listed in
SCHEDULE I to the Credit Agreement (the "BANKS") and ABN AMRO Bank N.V., San Francisco International Branch, as agent for the Banks (in such capacity, "AGENT") Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

          2. Pursuant to SUBPARAGRAPH 2.02(b) of the Credit Agreement, Borrower hereby requests the Term Loan Borrowing upon the following terms:

               (a) The principal amount of the Term Loan Borrowing is to be $__________;

               (b) The portion of the Term Loan Borrowing which is initially to be a Term Base Rate Borrowing Portion is $__________, the portion(s) of the Term Loan Borrowing which is (are) initially to be [a] Term LIBOR Borrowing Portion(s) is (are) $__________; and

               (c) If any Portion of the Term Loan Borrowing is initially to be a Term LIBOR Borrowing Portion the initial Interest Period for each such Portion is as follows:

                         AMOUNT                   INTEREST PERIOD

                         ____________             _______________

                         ____________             _______________

                         ____________             _______________

                         ____________             _______________


          3. Borrower hereby certifies to Agent and the Banks that, on the date of this Notice of Term Loan Borrowing and after giving effect to the requested Borrowing:

               (a) The representations and warranties set forth in PARAGRAPH 4.01 of the Credit Agreement are true and correct as if made on such date;

               (b) No Event of Default or Default has occurred and is continuing; and

               (c) Each of the Credit Documents remains in full force and effect.

          IN WITNESS WHEREOF, Borrower has executed this Notice of Term Loan Borrowing on the date set forth above.


                                        NELLCOR INCORPORATED

                                        By:___________________________
                                           Name:______________________
                                           Title:_____________________

                                    EXHIBIT F

                         NOTICE OF TERM LOAN CONVERSION

                                     [Date]



ABN AMRO Bank N.V.
San Francisco International Branch
101 California Street
Suite 4550
San Francisco, CA  94111-5812
Attn:  Gina Brusatori

ABN AMRO Bank N.V.
335 Madison Avenue
New York, NY  10017
Attn:  Linda Boardman

          1. Reference is made to that certain Credit Agreement, dated as of November 16, 1994, (the "CREDIT AGREEMENT"), among Nellcor Incorporated, a Delaware corporation ("BORROWER"), the financial institutions listed in
SCHEDULE I to the Credit Agreement (the "BANKS") and ABN AMRO Bank N.V., San Francisco International Branch, as agent for the Banks (in such capacity, "AGENT"). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

          2. Pursuant to SUBPARAGRAPH 2.02(d) of the Credit Agreement, Borrower hereby requests to convert a Portion of the Term Loan Borrowing as follows:

               (a) The Portion of the Term Loan Borrowing to be converted is the Term ["Base Rate" or "LIBOR" Rate] Borrowing Portion in the aggregate principal amount of $__________ [which has a current Interest Period of ____ months expiring on __________, 19__];

               (b) The Portion to be converted is to be converted into a Portion(s) of a Type(s), in an amount(s), and, if such Portion(s) is
          (are) to include a Term LIBOR Borrowing Portion(s), the Interest Period(s) therefor is as follows:

                         AMOUNT                   INTEREST PERIOD

                         ____________             _______________

                         ____________             _______________

                         ____________             _______________

                         ____________             _______________


               (c) The date of the requested conversion is to be __________, 19__.

          3. Borrower hereby certifies to Agent and the Banks that, on the date of this Notice of Term Loan Conversion and after giving effect to the requested conversion:

               (a)  The representations and warranties set forth in PARAGRAPH
          4.10 of the Credit Agreement are true and correct on such date as if made on such date;

               (b) No Event of Default or Default has occurred and is continuing; and

               (c) Each of the Credit Documents remains in full force and effect.

          IN WITNESS WHEREOF, Borrower has executed this Notice of Term Loan Conversion on the date set forth above.


                                        NELLCOR INCORPORATED

                                        By:___________________________
                                           Name:______________________
                                           Title:_____________________

                                    EXHIBIT G

                  NOTICE OF TERM LOAN INTEREST PERIOD SELECTION

                                     [Date]


ABN AMRO Bank N.V.
San Francisco International Branch
101 California Street
Suite 4550
San Francisco, CA  94111-5812
Attn:  Gina Brusatori

ABN AMRO Bank N.V.
335 Madison Avenue
New York, NY  10017
Attn:  Linda Boardman

     1. Reference is made to that certain Credit Agreement, dated as of November 16, 1994 (as amended from time to time, the "CREDIT AGREEMENT"), among Nellcor Incorporated, a Delaware corporation ("BORROWER"), the financial institutions listed in SCHEDULE I to the Credit Agreement (the "BANKS"), and ABN AMRO Bank N.V., San Francisco International Branch, as agent for the Banks (jointly in such capacity, "AGENT"). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

     2. Pursuant to SUBPARAGRAPH 2.02(e) of the Credit Agreement, Borrower hereby irrevocably selects a new Interest Period for the Portion of the Term Loan Borrowing as follows:

          (a) The Portion of the Term Loan Borrowing for which a new Interest Period is to be selected consists of Term LIBOR Loans in the aggregate principal amount of $_________ which were initially [advanced to] [converted by] Borrower on _________,_____;

          (b)  The last day of the current Interest Period for such Portion of
     the Term Loan Borrowing is           ,     ; and

          (c) The next Interest Period for such Portion of the Term Loan Borrowing commencing upon the last day of the current Interest Period is to be ___________ month[s].

     3. Borrower hereby certifies to Agent and the Banks that, on the date of this Notice of Term Loan Interest Period Selection, and after giving effect to the requested selection:

          [(a) The representations and warranties of Borrower and its Subsidiaries set forth in PARAGRAPH 4.01 of the Credit

     Agreement and in the other Credit Documents are true and correct on such date as if made on such date;] and

          (b) No Default or Event of Default has occurred and is continuing or will result from the requested selection.

     IN WITNESS WHEREOF, Borrower has executed this Notice of Term Loan Interest Period Selection on the date set forth above.


                                        NELLCOR INCORPORATED




                                        By:____________________________
                                           Name:_______________________
                                           Title:______________________

                                    EXHIBIT H

                               REVOLVING LOAN NOTE


$______________                                        San Francisco, California
                                                          ________________, 1994


          FOR VALUE RECEIVED, Nellcor Incorporated, a Delaware corporation ("BORROWER"), hereby promises to pay to the order of ____________________, a ____________________ ("BANK"), the principal sum of
______________________________ DOLLARS ($__________) or such lesser amount as shall equal the aggregate outstanding principal balance of the Revolving Loans made by Bank to Borrower pursuant to the Credit Agreement referred to below (the "CREDIT AGREEMENT"), on or before the Revolving Loan Maturity Date specified in the Credit Agreement; and to pay interest on said sum, or such lesser amount, at the rates and on the dates provided in the Credit Agreement.

          Borrower shall make all payments hereunder, for the account of Bank's Applicable Lending Office, to Agent as indicated in the Credit Agreement, in lawful money of the United States and in same day or immediately available funds.

          Borrower hereby authorizes Bank to record on the schedule(s) annexed to this note the date and amount of each Revolving Loan and of each payment or prepayment of principal made by Borrower and agrees that all such notations shall constitute prima facie evidence of the matters noted.

          This note is one of the Revolving Loan Notes referred to in the Credit Agreement, dated as of November 16, 1994, among Borrower, Bank and the other financial institutions from time to time parties thereto (collectively, the "BANKS") and ABN AMRO Bank N.V., San Francisco International Branch, as agent for the Banks. This note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity. Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.

          The transfer, sale or assignment of any rights under or interest in this note is subject to certain restrictions contained in the Credit Agreement, including Paragraph 8.05 thereof.

          Borrower shall pay all reasonable fees and expenses, including reasonable attorneys' fees, incurred by Bank in the enforcement or attempt to enforce any of Borrower's obligations hereunder not performed when due. Borrower hereby waives notice of presentment, demand, protest or notice of any other kind.

This note shall be governed by and construed in accordance with the laws of the State of California.


                                        NELLCOR INCORPORATED

                                        By:___________________________
                                           Name:______________________
                                           Title:_____________________

                         LOANS AND PAYMENTS OF PRINCIPAL




                                           Amount of       Unpaid
        Type of   Amount of   Interest    Principal Paid   Principal   Notation
Date     Loan       Loan       Period      or Prepaid       Balance     Made By
- - - - - -------------------------------------------------------------------------------

- - - - - -------------------------------------------------------------------------------

- - - - - -------------------------------------------------------------------------------

- - - - - -------------------------------------------------------------------------------

- - - - - -------------------------------------------------------------------------------

- - - - - -------------------------------------------------------------------------------

- - - - - -------------------------------------------------------------------------------

- - - - - -------------------------------------------------------------------------------

- - - - - -------------------------------------------------------------------------------

- - - - - -------------------------------------------------------------------------------

- - - - - -------------------------------------------------------------------------------

- - - - - -------------------------------------------------------------------------------

- - - - - -------------------------------------------------------------------------------

- - - - - -------------------------------------------------------------------------------

                                    EXHIBIT I

                                 TERM LOAN NOTE


$____________________                                  San Francisco, California
                                                      ____________________, 199_


          FOR VALUE RECEIVED, Nellcor Incorporated, a Delaware corporation ("BORROWER"), hereby promises to pay to the order of ____________________, a ____________________ ("BANK"), the principal sum of
______________________________ DOLLARS ($__________) in _____ (__) installments of $__________ each, payable on the _____ day of each calendar quarter (commencing _______ __, 199_ and ending _______ __, 199_); and to pay interest on the outstanding balance of said sum at the rates and on the dates provided in the Credit Agreement referred to below (the "CREDIT AGREEMENT"); PROVIDED, HOWEVER, that all principal and accrued interest remaining unpaid shall be payable in full on _______ __, 199_.

          Borrower shall make all payments hereunder, for the account of Bank's Applicable Lending Office, to Agent as indicated in the Credit Agreement, in lawful money of the United States and in same day or immediately available funds.

          This note is one of the Term Loan Notes referred to in the Credit Agreement, dated as of November 16, 1994, among Borrower, Bank and the other financial institutions from time to time parties thereto (collectively, the "BANKS") and ABN AMRO Bank N.V., San Francisco International Branch, as agent for the Banks. This note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity. Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.

          The transfer, sale or assignment of any rights under or interest in this note is subject to certain restrictions contained in the Credit Agreement, including Paragraph 8.05 thereof.

          Borrower shall pay all reasonable fees and expenses, including reasonable attorneys' fees, incurred by Bank in the enforcement or attempt to enforce any of Borrower's obligations hereunder not performed when due. Borrower hereby waives notice of presentment, demand, protest or notice of any other kind.

This note shall be governed by and construed in accordance with the laws of the State of California.


                                        NELLCOR INCORPORATED

                                        By:___________________________
                                           Name:______________________
                                           Title:_____________________

                                    EXHIBIT J

                                    GUARANTY


          THIS GUARANTY, dated as of _________, 19__, is executed by __________, a__________ corporation ("GUARANTOR"), in favor of ABN AMRO Bank, N.V., San Francisco International Branch, acting as agent (in such capacity "AGENT") for the financial institutions from time to time parties to the Credit Agreement referred to in RECITAL A below (collectively, the "BANKS").

                                    RECITALS

          A. Pursuant to a Credit Agreement dated as of November 16, 1994 (the "CREDIT AGREEMENT"), between Agent, the Banks and Nellcor Incorporated, a Delaware corporation ("BORROWER") (of which Guarantor is a domestic Subsidiary), the Banks have agreed to extend certain credit facilities to Borrower upon the terms and subject to the conditions set forth therein.

          B. The Banks' obligations to extend the credit facilities to Borrower under the Credit Agreement are subject, among other conditions, to receipt by the Banks of this Guaranty, duly executed by Guarantor.


                                    AGREEMENT

          NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees with Agent and the Banks as follows:

          1. DEFINITIONS AND INTERPRETATION. When used in this Guaranty, the following terms shall have the following respective meanings:

          "ADJUSTED NET WORTH" shall mean, with respect to Guarantor at any time, the remainder of (a) the fair value of the assets of Guarantor as of such date, MINUS (b) the fair value of the liabilities of Guarantor as of such date (excluding, however, any liability of Guarantor hereunder), such assets and liabilities to be determined in accordance with any state or federal fraudulent conveyance or transfer law which is applicable to this Guaranty.

          "MAXIMUM GUARANTY AMOUNT" shall mean, at any time, the greatest of
     (a) ninety-five percent (95%) of the Adjusted Net Worth of Guarantor at such time, (b) ninety-five percent (95%) of the Adjusted Net Worth of Guarantor on the date hereof and (c) the value derived by Guarantor from the Obligations incurred at or prior to such time.

          "OBLIGATIONS" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Borrower to Agent or any Bank of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of the Credit Agreement or any of the other Credit Documents, including without limitation all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to Borrower or payable by Borrower thereunder.

Unless otherwise defined herein, all other capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings given to those terms in the Credit Agreement. The rules of construction set forth in
SECTION I OF THE CREDIT AGREEMENT shall, to the extent not inconsistent with the terms of this Guaranty, apply to this Guaranty and are hereby incorporated by reference. Guarantor acknowledges receipt of copies of the Credit Agreement and the other Credit Documents.

          2. CONTINUING GUARANTY. Guarantor unconditionally guarantees and promises to pay to Agent and the Banks, or order, at Agent's office located at the address set forth in PARAGRAPH 9 hereof, on demand after the occurrence and during the continuance of an Event of Default, in lawful money of the United States, any and all Obligations, and to perform on demand after the occurrence and during the continuance of an Event of Default any and all Obligations; PROVIDED, HOWEVER, that (a) the liability of Guarantor under this Guaranty shall not at any time exceed the Maximum Guaranty Amount; and (b) Agent and the Banks may permit the Obligations to exceed the foregoing limitation without affecting Guarantor's liability hereunder. Guarantor's undertaking to guarantee shall not apply to any Obligations created after actual receipt by Bank of written notice of Guarantor's revocation as to future transactions; PROVIDED, HOWEVER, that
(i) it shall continue to be applicable to any Obligations created thereafter which result because payments of Obligations as to past transactions are rescinded or otherwise required to be surrendered by Agent or the Banks after receipt; and, (ii) it shall continue to be applicable to any Obligations created thereafter which are created pursuant to any binding commitments of Agent or the Banks, including commitments under irrevocable letters of credit made or issued prior to receipt by Bank of such notice. The liability of Guarantor hereunder is independent of the Obligations, and a separate action or actions may be brought and prosecuted against Guarantor irrespective of whether action is brought against Borrower or any other guarantor of the Obligations or whether Borrower or any other guarantor of the Obligations is joined in any such action or actions. This Guaranty is a guaranty of payment and not of collection.

          3. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Agent and the Banks that (a) Guarantor is a corporation duly organized, validly, existing and in good standing under the laws of its state of incorporation and is duly qualified and in good standing in each jurisdiction where the nature of its business or properties requires such qualification, except where the failure to qualify could not have a Material Adverse Effect;
(b) the execution, delivery and performance by Guarantor of this Guaranty are within the power of Guarantor and have been duly authorized by all necessary actions on the part of Guarantor; (c) this Guaranty has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally; (d) the execution, delivery and performance of this Guaranty do not (i) violate any Requirement of Law, (ii) contravene any material Contractual Obligation, or
(iii) result in the creation or imposition of any Lien upon any property, asset or revenue of Guarantor except Permitted Liens; (e) no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution, delivery and performance of this Guaranty, except such consents, approvals, orders, authorizations, registrations, declarations and filings that are so required and which have been obtained and are in full force and effect;
(f) Guarantor has paid all taxes and other charges imposed by any Governmental Authority due and payable by Guarantor other than those which are being challenged in good faith by appropriate proceedings and for which adequate reserves have been established; (g) Guarantor is not in violation of any Requirement of Law or Contractual Obligation other than those the consequences of which could not have a Material Adverse Effect; (h) Guarantor is neither an investment company (as defined in the Investment Company Act of 1940) nor controlled by an investment company; and (i) no litigation, investigation or proceeding of any Governmental Authority is pending or, to the knowledge of Guarantor, threatened against Guarantor which, if adversely determined, could have a Material Adverse Effect.

          4. COVENANTS. Guarantor hereby agrees (a) to deliver to Agent and the Banks (i) notice of any Default or Event of Default or of any other event or condition which could have a Material Adverse Effect, and (ii) such other information regarding business, operations or financial or other condition of Guarantor as Bank may reasonably request; (b) to the extent failure to do so could have a Material Adverse Effect, to comply with all Requirements of Law and Contractual Obligations; and (c) to maintain its corporate existence and all rights, privileges and franchises necessary for the conduct of its business.

          5. AUTHORIZED ACTIONS. Guarantor authorizes each of Agent and each Bank, in its discretion, without notice to Guarantor, irrespective of any change in the financial condition of Borrower, Guarantor or any other guarantor of the Obligations since the date hereof, and without affecting or impairing in any way the liability of Guarantor hereunder, from time to time to (a) create new Obligations, and, either before or after receipt of notice of revocation, renew, compromise, extend, accelerate or otherwise change the time for payment or performance of, or otherwise change the terms of the Obligations or any part thereof, including increase or decrease of the rate of interest thereon;
(b) take and hold security for the payment or performance of the Obligations and exchange, enforce, waive or release any such security; (c) apply such security and direct the order or manner of sale thereof; (d) purchase such security at public or private sale; (e) otherwise exercise any right or remedy it may have against Borrower, Guarantor, any other guarantor of the Obligations or any security, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale; (f) settle, compromise with, release or substitute any one or more makers, endorsers or guarantors of the Obligations; and (g) assign the Obligations, this Guaranty, or the other Credit Documents in whole or in part.

          6. WAIVERS. Guarantor waives (a) any right to require Agent and the Banks to (i) proceed against Borrower or any other guarantor of the Obligations,
(ii) proceed against or exhaust any security received from Borrower or any other guarantor of the Obligations, or (iii) pursue any other remedy in Agent's or any Bank's power whatsoever; (b) any defense arising by reason of the application by Borrower of the proceeds of any borrowing; (c) any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of Guarantor against Borrower, any other guarantor of the Obligations or any security, whether resulting from an election by Agent or any Bank to foreclose upon security by nonjudicial sale, or otherwise; (d) any setoff or counterclaim of Borrower or any defense which results from any disability or other defense of Borrower or the cessation or stay of enforcement from any cause whatsoever of the liability of Borrower (including, without limitation, the lack of validity or enforceability of any Credit Document); (e) any right to exoneration of sureties which would otherwise be applicable; (f) until the Obligations have been fully satisfied, any right of subrogation or reimbursement and, if there are any other guarantors of the Obligations, any right of contribution, and right to enforce any remedy which Agent or any Bank now has or may hereafter have against Borrower, and any benefit of, and any right to participate in, any security now or hereafter received by Agent or any Bank; (g) all presentments, demands for performance, notices of non-performance, notices delivered under the Credit Agreement or any Credit Document, protests, notice of dishonor, and notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Obligations and notices of any public or private foreclosure sale; (h) the benefit of any statute of limitations to the extent permitted by law; (i) any appraisement, valuation, stay, extension, moratorium redemption or similar law or similar rights for marshalling; and (j) any right to be informed by Agent or any Bank of the financial condition of Borrower or any other guarantor of the Obligations or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Obligations. Guarantor has the ability and assumes the responsibility for keeping informed of the financial condition of Borrower and any other guarantors of the Obligations and of other circumstances affecting such nonpayment and nonperformance risks.

          7. SUBORDINATION. Guarantor hereby subordinates any Indebtedness of Borrower to Guarantor to the Obligations. Guarantor agrees that Agent and the Banks shall be entitled to receive payment of all Obligations before Guarantor receives payment of any Indebtedness of Borrower to Guarantor. Any payments on such Indebtedness of Borrower to Guarantor, if Agent or any Bank so requests, shall be collected, enforced and received by Guarantor as trustee for Agent and the Banks and be paid over to Agent on account of the Obligations, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Agent is authorized and empowered (but without any obligation to so do), in its discretion, (a) in the name of Guarantor, to collect and enforce, and to submit claims in respect of, indebtedness of Borrower to Guarantor and to apply any amounts received thereon to the Obligations, and (b) to require Guarantor (i) to collect and enforce,and to submit claims in respect of, indebtedness of Borrower to Guarantor, and (ii) to pay any amounts received on such indebtedness to Agent for application to the Obligations.

          8.   GENERAL PLEDGE; SETOFF.

          (a) PLEDGE. In addition to all liens upon and rights of setoff against the property of Guarantor given to Agent and the Banks by law or separate agreement to secure the liabilities of Guarantor hereunder, to the extent permitted by law, Guarantor hereby grants to each Bank a security interest in all monies, deposit accounts, securities and other property of Guarantor now or hereafter in the possession of or on deposit with such Bank, whether held in a general or special account or deposit, or for safekeeping or otherwise; and Banks shall have all rights and remedies of a secured party with respect to such property.

          (b) SETOFF. In addition to any rights and remedies of Agent and the Banks provided by law, each Bank shall have the right, with the prior consent of Agent but without prior notice to Guarantor, any such notice being expressly waived by Guarantor to the extent permitted by applicable law, upon the occurrence and during the continuance of a Default or an Event of Default, to set-off and apply against the Obligations, whether matured or unmatured, any amount owing from such Bank to Guarantor, including all deposits, accounts and moneys of Guarantor then or thereafter maintained with such Bank, at or at any time after, the happening of any of the above mentioned events.

          (c) NONWAIVER. No security interest or right of setoff shall be deemed to have been waived by any act or conduct on the part of any Bank or by any failure to exercise such right of setoff or to enforce such security interest, or by any delay in so doing; and every right of setoff and security interest shall continue in full force and effect until such right of setoff or security interest is specifically waived or released by an instrument in writing executed by such Bank.

          9.   MISCELLANEOUS.

          (a) NOTICES. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Agent, Guarantor or any Bank under this Guaranty shall be by facsimile or in writing and faxed, mailed or delivered to each party at the facsimile number or its address set forth below and if to any Bank to the address set forth in SCHEDULE I to the Credit Agreement. All such notices and communications: when sent by federal express or other overnight service, shall be effective on the Business Day following the deposit with such service; when mailed, first class postage prepaid and addressed as aforesaid in the mails, shall be effective upon receipt; when delivered by hand, shall be effective upon delivery; and when faxed, shall be effective upon confirmation of receipt.


          AGENT:     ABN AMRO Bank N.V.
                     101 California Street
                     Suite 4550
                     San Francisco, California  94111-5812
                     Attn:  Gina Brusatori
                     Telephone:  (415) 984-3700
                     Facsimile:  (415) 362-3524

                     ABN AMRO Bank N.V.
                     335 Madison Avenue
                     New York, New York  10017
                     Attn:  Linda Boardman
                     Telephone:  (212) 370-8509
                     Facsimile:  (212) 682-0364

          BORROWER:  Nellcor Incorporated
                     4280 Hacienda Drive
                     Pleasanton, California  94588
                     Attn:  Richard Powell
                     Telephone:  (510) 463-4196
                     Facsimile:  (510) 463-4220

          GUARANTOR: ______________________________
                     ______________________________
                     ______________________________
                     Attn:  _______________________
                     Telephone: ___________________
                     Facsimile: ___________________

                (b)  NONWAIVER.  No failure or delay on Agent's or any Bank's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

                (c) AMENDMENTS AND WAIVERS. This Guaranty may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Guarantor, Agent and the Banks required by the Credit Agreement. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

                (d) ASSIGNMENTS. This Guaranty shall be binding upon and inure to the benefit of Agent, the Banks and Guarantor and their respective successors and assigns; PROVIDED, HOWEVER, that Agent and the Banks may sell, assign and delegate their respective rights and obligations hereunder only as permitted by the Credit Agreement; and PROVIDED, FURTHER, that Guarantor may not sell, assign or delegate its rights and obligations without the prior written consent of Agent and the Banks.

                (e) CUMULATIVE RIGHTS, ETC. The rights, powers and remedies of Agent and the Banks under this Guaranty shall be in addition to all rights, powers and remedies given to Agent or any Bank by virtue of any applicable law, rule or regulation of any Governmental Authority, the Credit Agreement, any other Credit Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Agent's or any Bank's rights hereunder.

                (f) PAYMENTS FREE OF TAXES, ETC. All payments made by Guarantor under this Guaranty shall be made by Guarantor free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, Guarantor shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Guaranty. Upon request by Agent or any Bank, Guarantor shall furnish evidence satisfactory to Agent or such Bank that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

                (g) PARTIAL INVALIDITY. If at any time any provision of this Guaranty is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Guaranty nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

                (h) GOVERNING LAW. This Guaranty shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

                (i) JURY TRIAL. EACH OF GUARANTOR, AGENT AND THE BANKS, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY.

                (j) SUBMISSION TO JURISDICTION. Guarantor hereby irrevocably and unconditionally:

                     (i) Submits for itself and its property in any legal action or proceeding relating to this Security Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of the courts of the State of California and the courts of the United States of America for the Northern District of California, and consents and agrees to suit being brought in such courts as Agent may elect;

                    (ii) Waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and

                   (iii) Agrees that nothing herein shall affect Agent's right to effect service of process in any manner permitted by law, and that Agent shall have the right to bring any legal proceedings (including a proceeding for enforcement of a judgment entered by any of the aforementioned courts) against Borrower in such courts or in any other court or jurisdiction in accordance with applicable law.

                IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the day and year first above written.



                                        [SUBSIDIARY]



                                        By:_______________________________
                                           Name:
                                           Title:

                                    EXHIBIT K

                            BORROWER PLEDGE AGREEMENT


     THIS BORROWER PLEDGE AGREEMENT ("PLEDGE AGREEMENT"), dated as of [DATE], 1994 is executed by and between:

          (1)  NELLCOR INCORPORATED, a Delaware corporation ("Borrower"); and

          (2) ABN AMRO Bank, N.V., San Francisco International Bank acting as agent (in such capacity "AGENT,") for the financial institutions which are from time to time parties to the Credit Agreement referred to in RECITAL A below (collectively, the "BANKS").


                                    RECITALS

     A. Pursuant to a Credit Agreement, dated as of November 16, 1994 (as amended from time to time, the "CREDIT AGREEMENT"), among Borrower, the Banks and Agent, the Banks have agreed to extend certain credit facilities to Borrower upon the terms and subject to the conditions set forth therein.

     B. The Banks' obligations to extend the credit facilities to Borrower under the Credit Agreement are subject, among other conditions, to receipt by Agent of this Pledge Agreement, duly executed by Borrower.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower hereby agrees with Agent, for the ratable benefit of the Banks and Agent, as follows:

     1. DEFINITIONS AND INTERPRETATION. When used in this Pledge Agreement, the following terms shall have the following respective meanings:

          "AGENT" shall have the meaning given to that term in the introductory paragraph hereof.

          "BANKS" shall have the meaning given to that term in the introductory paragraph hereof.

          "BORROWER" shall have the meaning given to that term in the introductory paragraph hereof.

          "COLLATERAL" shall have the meaning given to that term in PARAGRAPH 2 hereof.

          "CREDIT AGREEMENT" shall have the meaning given to that term in RECITAL A hereof.

          "EQUITY SECURITIES" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

          "FOREIGN SUBSIDIARY NONVOTING SHARES" shall mean all Subsidiary Shares of Material Foreign Subsidiaries having no voting power, including without limitation as of the date hereof, the Subsidiary Shares listed in PART B OF ATTACHMENT 2 hereto.

          "FOREIGN SUBSIDIARY VOTING SHARES" shall mean all Subsidiary Shares of Material Foreign Subsidiaries having voting power, including without limitation as of the date hereof, the Subsidiary Shares listed in PART B OF ATTACHMENT 2 hereto.

          "MATERIAL FOREIGN SUBSIDIARY" shall mean each foreign Subsidiary of Borrower for which Borrower's aggregate investment therein (whether direct or indirect) at any time exceeds Ten Million Dollars ($10,000,000), as determined in accordance with GAAP, including without limitation as of the date hereof, each of the foreign Subsidiaries listed in PART B OF ATTACHMENT 1 hereto.

          "MAXIMUM PERCENTAGE" shall mean, with respect to the Foreign Subsidiary Voting Shares of any Material Foreign Subsidiary, the maximum percentage of such shares that can be pledged to Agent without increasing the gross income of Borrower pursuant to Sections 951 and 956(c) (or any successor provisions) of the Internal Revenue Code of 1986, as amended, which percentage as of the [Closing Date] shall be sixty-six percent (66%).

          "OBLIGATIONS" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Borrower to Agent or any Bank of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of the Credit Agreement or any of the other Credit Documents, including without limitation all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to Borrower or payable by Borrower thereunder.

          "PLEDGED SHARES" shall mean the Subsidiary Shares described in SUBPARAGRAPHS 2(A) AND 2(B) hereof.

          "SUBSIDIARY" of any Person shall mean (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries,
     (b) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person's other Subsidiaries or (c) any other Person included in the Financial Statements of such Person on a consolidated basis.

          "SUBSIDIARY SHARES" shall mean, with respect to any Material Foreign Subsidiary of Borrower, all Equity Securities issued by such Subsidiary.

          "UCC" shall mean the Uniform Commercial Code as in effect in the State of California from time to time.

Unless otherwise defined herein, all other capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings given to those terms in the Credit Agreement, and all terms defined in the UCC shall have the respective meanings given to those terms in the UCC. The rules of construction set forth in SECTION I OF THE CREDIT AGREEMENT shall, to the extent not inconsistent with the terms of this Pledge Agreement, apply to this Pledge Agreement and are hereby incorporated by reference.

     2. PLEDGE. As security for the Obligations, Borrower hereby pledges and assigns to Agent (for the ratable benefit of the Banks and Agent) and grants to Agent (for the ratable benefit of the Banks and Agent) a security interest in all right, title and interest of Borrower in and to the property described in SUBPARAGRAPHS (A) - (D) below, whether now owned or hereafter acquired (collectively and severally, the "COLLATERAL"):

          (a) All Foreign Subsidiary Voting Shares of each Material Foreign Subsidiary equal to the Maximum Percentage therefor;

          (b)  All Foreign Subsidiary Nonvoting Shares;

          (c) All dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any of the Pledged Shares; and

          (d)  All proceeds of the foregoing.

     3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to the Banks and Agent as follows:

               (a) Borrower is the record legal and beneficial owner of the Collateral (or, in the case of after-acquired Collateral, at the time Borrower acquires rights in the Collateral, will be the record legal and beneficial owner thereof). Except as set forth in ATTACHMENT 3 hereto, no other Person has (or, in the case of after-acquired Collateral, at the time Borrower acquires rights therein, will have) any right, title, claim or interest (by way of Lien, purchase option or otherwise) in, against or to the Pledged Shares or the other Collateral (except, with respect to the Collateral other than the Pledged Shares, Permitted Liens).

               (b) Agent has (or in the case of after-acquired Collateral, at the time Borrower acquires rights therein, will have) a first priority perfected security interest in the Pledged Shares and the other Collateral (except, with respect to the Collateral other than the Pledged Shares, Permitted Liens).

               (c) All Pledged Shares have been (or in the case of after-acquired Pledged Shares, at the time Borrower acquires rights therein, will have been) duly authorized, validly issued and fully paid and are (or in the case of after-acquired Pledged Shares, at the time Borrower acquires rights therein, will be) non-assessable.

               (d) Borrower has delivered to Agent, the originals of all Pledged Shares, other Collateral and all certificates, instruments and other writings evidencing the same, together with all necessary stock powers, endorsements, assignments and other necessary instruments of transfer.

               (e) Set forth in ATTACHMENT 1 hereto is a true, complete and accurate list of all Subsidiary Shares. All information set forth in ATTACHMENT 1 is true, complete and accurate.

     4.   COVENANTS.  Borrower hereby agrees as follows:

               (a) Borrower, at Borrower's expense, shall promptly procure, execute and deliver to Agent all documents, instruments and agreements and perform all acts which are necessary or which Agent may reasonably request, to establish, maintain, preserve, protect and perfect the Collateral, the Lien granted to Agent therein and the first priority of such Lien or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the preceding sentence, Borrower shall (i) procure, execute and deliver to Agent all stock powers, endorsements, assignments, financing statements and other instruments of transfer reasonably requested by Agent, (ii) deliver to Agent promptly upon receipt the originals of all Pledged Shares and all certificates, instruments and other writings evidencing the Collateral and (iii) cause the Lien of Agent to be recorded or registered in the books of any financial intermediary or clearing corporation requested by Agent.

               (b) Borrower shall pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon, relating to or affecting any Collateral.

               (c) Upon demand by Agent after the occurrence and during the continuance of any Event of Default, Borrower shall deposit, or cause to be deposited, all remittances, checks and other funds (in whatever form) received with respect to Collateral with Agent.

               (d) Borrower shall appear in and defend any action or proceeding which may affect its title to or Agent's security interest in the Collateral if an adverse decision is reasonably likely to have a Material Adverse Effect.

               (e) Borrower shall not surrender or lose possession of (other than to Agent), sell, encumber, lease, rent, option, or otherwise dispose of or transfer any Collateral or right or interest therein except as permitted in the Credit Agreement, and Borrower shall keep the Pledged Shares free of all Liens (except, with respect to the Collateral other than the Pledged Shares, Permitted Liens).

     5. VOTING RIGHTS AND DIVIDENDS PRIOR TO DEFAULT. Until Agent shall otherwise notify Borrower after an Event of Default has occurred and is continuing:

               (a) Borrower may exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof; PROVIDED, HOWEVER, that Borrower shall not exercise or refrain from exercising any such rights where the consequence of such action or inaction would be (i) to impair any Collateral, the Lien granted to Agent therein, the first priority of such Lien or Agent's rights and remedies hereunder with respect to any Collateral,
          (ii) to breach or violate any representation, warranty or covenant under the Credit Agreement or any other Credit Document, or
          (iii) otherwise inconsistent with the terms of this Pledge Agreement and the other Credit Documents.

               (b) Borrower may receive and retain all dividends permitted by the Credit Agreement to be paid in cash in respect of the Pledged Shares, except for any such dividends and interest paid in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus. Borrower shall promptly deliver to Agent to hold as Collateral all dividends which Borrower is not entitled to receive and retain pursuant to the preceding sentence, in the same form as so received (with any necessary endorsement), and, until so delivered, shall hold such dividends and interest in trust for the benefit of Agent, segregated from the other property or funds of Borrower.

     6. AUTHORIZED ACTION BY AGENT. Borrower hereby irrevocably appoints Agent as its attorney-in-fact and agrees that Agent may perform (but Agent shall not be obligated to and shall incur no liability to Borrower or any third party for failure so to do) any act which Borrower is obligated by this Pledge Agreement to perform, and to exercise such rights and powers as Borrower might exercise with respect to the Collateral, including, without limitation, the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) insure, process, preserve and enforce the Collateral; (d) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (e) pay any indebtedness of Borrower relating to the Collateral; and (f) execute UCC financing statements and other documents, instruments and agreements required hereunder. Borrower agrees to reimburse Agent upon demand for all reasonable costs and expenses, including attorneys' fees, Agent may incur while acting as Borrower's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations.

Borrower agrees that such care as Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Agent's possession; PROVIDED, HOWEVER, that Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other Person in connection with the Obligations or with respect to the Collateral.

     7.  EVENTS OF DEFAULT.

               (a) EVENT OF DEFAULT. Borrower shall be deemed in default under this Pledge Agreement upon the occurrence and during the continuance of an Event of Default, as that term is defined in the Credit Agreement.

               (b) VOTING RIGHTS AND DIVIDENDS. Upon the occurrence and during the continuance of an Event of Default:

                    (i) All rights of Borrower to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to SUBPARAGRAPH 5(A) hereof and to receive the dividends and other payments which it would otherwise be authorized to receive and retain pursuant to SUBPARAGRAPH 5(B) hereof shall cease upon notice from Agent and all such rights shall thereupon become vested in Agent which shall thereupon have the sole right, but not the obligation, to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends and interest payments.

                   (ii) Upon notice from Agent, Borrower shall promptly deliver to Agent to hold as Collateral all dividends and interest thereafter received by Borrower after the occurrence and during the continuance of any Event of Default, in the same form as so received (with any necessary endorsement), and, until so delivered, shall hold such dividends and interest in trust for the benefit of Agent, segregated from the other property or funds of Borrower.

               (c) OTHER RIGHTS AND REMEDIES. In addition to all other rights and remedies granted to Agent by this Pledge Agreement, the Credit Agreement, the other Credit Documents, the UCC and other applicable Governmental Rules, Agent may, upon the occurrence and during the continuance of any Event of Default, exercise any one or more of the following rights and remedies: (i) collect, receive, appropriate or realize upon the Collateral or otherwise foreclose or enforce Agent's security interests in any or all Collateral in any manner permitted by applicable Governmental Rules or in this Pledge Agreement; (ii) notify any or all issuers of or transfer or paying agents for the Collateral or any applicable clearing corporation, financial intermediary or other Person to register the Collateral in the name of Agent or its nominee and/or to pay all dividends, interest and other amounts payable in respect of the Collateral directly to Agent; (iii) sell or otherwise dispose of any or all Collateral at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Agent may determine; and (iv) require Borrower to assemble all records and information relating to the Collateral and make it available to Agent at a place to be designated by Agent which is reasonably convenient to both parties. In any case where notice of any sale or disposition of any Collateral is required, Borrower hereby agrees that five (5) days notice of such sale or disposition is reasonable.

               (d)  SECURITIES LAWS.

                    (i) Borrower acknowledges and recognizes that Agent may be unable to effect a public sale of all or a part of the Pledged Shares and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Pledged Shares for their own account, for investment and not with a view to the distribution or resale thereof. Borrower acknowledges that any such private sales may be at prices and on terms less favorable to Agent than those of public sales. Borrower agrees that the conduct of such private sales so as to avoid the violation of any applicable law shall not result in such sale being deemed not to have been made in a commercially reasonable manner and that Agent has no obligation to delay sale of any Pledged Shares to permit the issuer thereof to register it for public sale under the Securities Act of 1933, as amended, or under any state securities law.

                   (ii) Upon the occurrence of an Event of Default and at Agent's request, Borrower shall, and shall cause all issuers of Collateral and all officers and directors thereof and all other necessary Persons to, execute and deliver all documents, instruments and agreements and perform all other acts necessary or, in the opinion of

               Agent, advisable to sell the Collateral in any public or private sale, including any acts requested by Agent to (A) register any Collateral under the Securities Act of 1933, (B) qualify any Collateral under any state securities or "Blue Sky" laws or (C) otherwise permit any such sale to be made in full compliance with all applicable Governmental Rules.

     8.   MISCELLANEOUS.

               (a) NOTICES. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon Borrower or Agent under this Pledge Agreement shall be given as provided in PARAGRAPH 8.01 OF THE CREDIT AGREEMENT.

               (b) WAIVERS; AMENDMENTS. Any term, covenant, agreement or condition of this Pledge Agreement may be amended or waived only as provided in the Credit Agreement. No failure or delay by Agent in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

               (c) SUCCESSORS AND ASSIGNS. This Pledge Agreement shall be binding upon and inure to the benefit of Agent, Borrower and the Banks and their respective successors and assigns; PROVIDED, HOWEVER, that Agent, Borrower, and the Banks may sell, assign and delegate their respective rights and obligations hereunder only as permitted by the Credit Agreement. The Banks and the Agent may disclose this Pledge Agreement as provided in the Credit Agreement.

               (d) PARTIAL INVALIDITY. If at any time any provision of this Pledge Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Pledge Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

               (e) CUMULATIVE RIGHTS, ETC. The rights, powers and remedies of Agent and the Banks under this Pledge Agreement shall be in addition to all rights, powers and remedies given to Agent and the Banks by virtue of any applicable Governmental Rule, the Credit Agreement or any other Credit Document, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Agent's rights hereunder. Borrower waives any right to require Agent or any Bank to proceed against any Person or to exhaust any Collateral or to pursue any remedy in Agent's or any Bank's power.

               (f) PAYMENTS FREE OF TAXES, ETC. All payments made by Borrower under this Pledge Agreement shall be made by Borrower free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, Borrower shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Pledge Agreement. Upon request by Agent, Borrower shall furnish evidence satisfactory to Agent that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

               (g) BORROWER'S CONTINUING LIABILITY. Notwithstanding any provision of this Pledge Agreement or any other Credit Document or any exercise by Agent or any Bank of any of its rights hereunder or thereunder (including, without limitation, any right to collect or enforce any Collateral), (i) Borrower shall remain liable to perform its obligations and duties in connection with the Collateral and
          (ii) neither Agent nor any Bank shall assume or be considered to have assumed any liability to perform such obligations and duties or to enforce any of Borrower's rights in connection with the Collateral.

               (h) ATTORNEYS' FEES. In the event of any legal action, including any judicial proceeding, arbitration or other proceeding, to enforce or interpret any provision of this Pledge Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred from the losing party.

               (i) GOVERNING LAW. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent otherwise provided in the UCC).

               (j) COUNTERPARTS. This Pledge Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.


     IN WITNESS WHEREOF, Borrower and Agent have caused this Pledge Agreement to be executed as of the day and year first above written.

                                        NELLCOR INCORPORATED



                                        By: _________________________________
                                            Name:____________________________
                                            Title:___________________________



                                        ABN AMRO BANK N.V., SAN FRANCISCO
                                        INTERNATIONAL BRANCH



                                        By: ________________________________
                                            Name:___________________________
                                            Title: _________________________



                                        By: ________________________________
                                            Name: __________________________
                                            Title: _________________________

                                   EXHIBIT L

                              ASSIGNMENT AGREEMENT


          THIS ASSIGNMENT AGREEMENT, dated as of the date set forth at the top of ATTACHMENT 1 hereto, by and among:

               (1) The bank designated under item A of ATTACHMENT I hereto as the Assignor Bank ("ASSIGNOR BANK"); and

               (2) Each bank designated under item B of ATTACHMENT I hereto as an Assignee Bank (individually, an "ASSIGNEE BANK").


                                    RECITALS

     A. Assignor Bank is one of the banks which is a party to the Credit Agreement dated as of November 16, 1994, by and among Borrower, Assignor Bank and the other financial institutions parties thereto (collectively, the "Banks") and ABN AMRO Bank N.V., San Francisco International Branch, as agent for the banks. (Such credit agreement, as amended, supplemented or otherwise modified in accordance with its terms from time to time to be referred to herein as the "CREDIT AGREEMENT").

     B. Assignor Bank wishes to sell, and Assignee Bank wishes to purchase, a portion of Assignor Bank's rights under the Credit Agreement pursuant to SUBPARAGRAPH 8.05(C) of the Credit Agreement.


                                    AGREEMENT

          Now, therefore, the parties hereto hereby agree as follows:

          1. DEFINITIONS. Except as otherwise defined in this Assignment Agreement, all capitalized terms used herein and defined in the Credit Agreement have the respective meanings given to those terms in the Credit Agreement.

          2. SALE AND ASSIGNMENT. Subject to the terms and conditions of this Assignment Agreement, Assignor Bank hereby agrees to sell, assign and delegate to each Assignee Bank and each Assignee Bank hereby agrees to purchase, accept and assume an undivided interest in and share of Assignor Bank's rights, obligations and duties under the Credit Agreement and the other Credit Documents equal to the Proportionate Share set forth under the caption "Proportionate Share" opposite such Assignee Bank's name on ATTACHMENT I hereto.

          3. ASSIGNMENT EFFECTIVE UPON NOTICE. Upon (a) receipt by Agent of five (5) counterparts of this Assignment Agreement (to each of which is attached a fully completed ATTACHMENT I), each of which has been executed by Assignor Bank and each Assignee Bank (and, if any Assignee Bank is not then a Bank, by Borrower and Agent) and (b) payment to Agent of the registration and processing fee specified in SUBPARAGRAPH 8.05(E) by Assignor Bank, Agent will transmit to Borrower, Assignor Bank and each Assignee Bank an Assignment Effective Notice substantially in the form of ATTACHMENT II hereto (an "ASSIGNMENT EFFECTIVE NOTICE"). Such Assignment Effective Notice shall set forth the date on which the assignment affected by this Assignment Agreement shall become effective (the "ASSIGNMENT EFFECTIVE DATE"), which date shall be the fifth Business Day following the date of such Assignment Effective Notice.

          4. ASSIGNMENT EFFECTIVE DATE. At or before 12:00 noon (local time of Assignor Bank) on the Assignment Effective Date, each Assignee Bank shall pay to Assignor Bank, in immediately available or same day funds, an amount equal to the purchase price, as agreed between Assignor Bank and such Assignee Bank (the "PURCHASE PRICE"), for the Proportionate Share purchased by such Assignee Bank hereunder. Effective upon receipt by Assignor Bank of the Purchase Price payable by each Assignee Bank, the sale, assignment and delegation to such Assignee Bank of such Proportionate Share as described in PARAGRAPH 2 hereof shall become effective.

          5. PAYMENTS AFTER THE ASSIGNMENT EFFECTIVE DATE. Assignor Bank and each Assignee Bank hereby agree that Agent shall, and hereby authorize and direct Agent to, allocate amounts payable under the Credit Agreement and the other Credit Documents as follows:

               (a) All principal payments on outstanding Loans that would otherwise be payable from and after the Assignment Effective Date to or for the account of Assignor Bank pursuant to the Credit Agreement and the other Credit Documents shall, instead, be payable to or for the account of Assignor Bank and the Assignee Bank, as the case may be, in accordance with the respective Proportionate Share of each as reflected in ATTACHMENT I to this Assignment Agreement.

               (b) All interest, fees and other amounts accrued (including amounts accrued prior to the Assignment Effective Date) or payable pursuant to the Credit Agreement and the other Credit Documents with respect to each Proportionate Share assigned to an Assignee Bank pursuant to this Assignment Agreement, shall from and after the Assignment Effective Date be payable to such Assignee Bank.

Assignor Bank and each Assignee Bank have made separate arrangements for (i) the payment by Assignor Bank to such Assignee Bank of any principal, interest, fees or other amounts previously received or otherwise payable to Assignor Bank hereunder if Assignor Bank and such Assignee Bank have otherwise agreed that such Assignee Bank is entitled to receive any such amounts and (ii) the payment by such Assignee Bank to Assignor Bank of any principal, interest, fees or other amounts payable to such Assignee Bank hereunder if Assignor Bank and such Assignee Bank have otherwise agreed that Assignor Bank is entitled to receive any such amounts.

          6. DELIVERY OF NOTES. On or prior to the Assignment Effective Date, Assignor Bank will deliver to Agent the Notes payable to Assignor Bank. On or prior to the Assignment Effective Date, Borrower will deliver to Agent Notes for each Assignee Bank and Assignor Bank, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their respective Commitments (as adjusted pursuant to this Assignment Agreement). As provided in SUBPARAGRAPH 8.05(C) of the Credit Agreement, each such new Revolving Loan Note shall be dated the Closing Date and each such new Term Loan Note shall be dated the Revolving Loan Maturity Date. Promptly after the Assignment Effective Date, Agent will send to each of Assignor Bank and the Assignee Banks its new Notes and will send to Borrower the superseded Notes of Assignor Bank, marked "Cancelled."

          7. DELIVERY OF COPIES OF CREDIT DOCUMENTS. Concurrently with the execution and delivery hereof, Assignor Bank will provide to each Assignee Bank (if it is not already a Bank party to the Credit Agreement) conformed copies of all documents delivered to Assignor Bank on or prior to the Closing Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

          8. FURTHER ASSURANCES. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

          9. FURTHER REPRESENTATIONS, WARRANTIES AND COVENANTS. Assignor Bank and each Assignee Bank further represent and warrant to and covenant with each other, Agent and the Banks as follows:

               (a) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, Assignor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents furnished.

               (b) Assignor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any of its obligations under the Credit Agreement or any other Credit Documents.

               (c) Each Assignee Bank confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement.

               (d) Each Assignee Bank will, independently and without reliance upon Agent, Assignor Bank or any other Bank and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents.

               (e) Each Assignee Bank appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with SECTION VII of the Credit Agreement.

               (f) Each Assignee Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Bank.

               (g) ATTACHMENT I hereto sets forth the revised Proportionate Shares of Assignor Bank and each Assignee Bank as well as administrative information with respect to each Assignee Bank.

          10. EFFECT OF THIS ASSIGNMENT AGREEMENT. On and after the Assignment Effective Date, (a) each Assignee Bank shall be a Bank with a Proportionate Share as set forth on ATTACHMENT I hereto and shall have the rights, duties and obligations of such a Bank under the Credit Agreement and the other Credit Documents and (b) Assignor Bank shall be a Bank with a Proportionate Share as set forth on ATTACHMENT I hereto, or, if the Proportionate Share of Assignor Bank has been reduced to 0%, Assignor Bank shall cease to be a Bank.

          11. MISCELLANEOUS. This Assignment Agreement shall be governed by, and construed in accordance with, the laws of the State of California.
Paragraph headings in this Assignment Agreement are for convenience of reference only and are not part of the substance hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers as of the date set forth in ATTACHMENT I hereto.


                                       ______________________________, as
                                       Assignor Bank


                                       By:___________________________
                                          Name:______________________
                                          Title:_____________________


                                       ______________________________, as an
                                       Assignee Bank



                                       By:___________________________
                                          Name:______________________
                                          Title:_____________________


                                       ______________________________, as an
                                       Assignee Bank



                                       By:___________________________
                                          Name:______________________
                                          Title:_____________________


                                       ______________________________, as an
                                       Assignee Bank



                                       By:___________________________
                                          Name:______________________
                                          Title:_____________________

CONSENTED TO AND ACKNOWLEDGED BY:

______________________________


By:___________________________
   Name:______________________
   Title:_____________________


______________________________,
  As Agent


By:___________________________
   Name:______________________
   Title:_____________________



ACCEPTED FOR RECORDATION
  IN REGISTER:


______________________________,
  As Agent


By:___________________________
   Name:______________________
   Title:_____________________

                                  ATTACHMENT I
                             TO ASSIGNMENT AGREEMENT


                    NAMES, ADDRESSES AND PROPORTIONATE SHARES
              OF ASSIGNOR BANK AND ASSIGNEE BANKS AFTER ASSIGNMENT

                              ______________, 19__


A.        ASSIGNOR BANK                         PROPORTIONATE SHARE*

          ______________________________                    ____%

          Applicable Lending Office:

          ______________________________
          ______________________________
          ______________________________
          ______________________________

          Address for notices:

          ______________________________
          ______________________________
          ______________________________
          ______________________________
          Telephone No:  __________
          Facsimile No: __________

          Wiring Instructions:
          ______________________________
          ______________________________



B.        ASSIGNEE BANKS

          ______________________________                    ____%

          Applicable Lending Office:

          ______________________________
          ______________________________
          ______________________________
          ______________________________

     * To be expressed by a percentage rounded to the seventh-digit to the right of the decimal point.

                                     L(I)-1

B.        ASSIGNEE BANKS (cont'd)                     PROPORTIONATE SHARE

          Address for notices:

          ______________________________
          ______________________________
          ______________________________
          ______________________________
          Telephone No:  __________
          Facsimile No: __________




SF3-49858.7                               L(I)-1
          Wiring Instructions:
          ______________________________
          ______________________________



          ______________________________                      ____%

          Applicable Lending Office:

          ______________________________
          ______________________________
          ______________________________
          ______________________________

          Address for notices:

          ______________________________
          ______________________________
          ______________________________
          ______________________________
          Telephone No:  __________
          Facsimile No: __________

          Wiring Instructions:
          ______________________________
          ______________________________



                                     L(I)-2

                                  ATTACHMENT II
                             TO ASSIGNMENT AGREEMENT

                                     FORM OF
                           ASSIGNMENT EFFECTIVE NOTICE

          The undersigned, as agent for the banks under the Credit Agreement, dated as of November 16, 1994 among Nellcor Incorporated, a Delaware corporation ("BORROWER"), the financial institutions parties thereto (the "BANKS") and ABN AMRO Bank N.V., San Francisco International Branch, as agent for the Banks (in such capacity, "AGENT"), acknowledges receipt of five executed counterparts of a completed Assignment Agreement, a copy of which is attached hereto. [NOTE:
Attach copy of Assignment Agreement.] Terms defined in such Assignment Agreement are used herein as therein defined.

          1. Pursuant to such Assignment Agreement, you are advised that the Assignment Effective Date will be __________ [Insert fifth business day following date of Assignment Effective Notice].

          2. Pursuant to such Assignment Agreement, Assignor Bank is required to deliver to Agent on or before the Assignment Effective Date the Notes payable to Assignor Bank.

          3. Pursuant to such Assignment Agreement, Borrower is required to deliver to Agent on or before the Assignment Effective Date the following Notes, each dated _________________ [Insert appropriate date]:

          [Describe each new Note for Assignor Bank and each Assignee Bank as to principal amount.]

          4. Pursuant to such Assignment Agreement, each Assignee Bank is required to pay its Purchase Price to Assignor Bank at or before 12:00 Noon on the Assignment Effective Date in immediately available funds.

                              Very truly yours,

                              ABN AMRO BANK N.V., SAN FRANCISCO INTERNATIONAL BRANCH, as Agent



                              By:___________________________
                              Name:_________________________
                              Title:________________________




                                     L(II)-1